================================================================================

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JULY 19, 2004

                                     AMONG

                             VENTURI PARTNERS, INC.

                                   VTP, INC.

                        VENTURI TECHNOLOGY PARTNERS, LLC

                  COMSYS INFORMATION TECHNOLOGY SERVICES, INC.

                              COMSYS HOLDING, INC.

                                      AND

                              THE STOCKHOLDERS OF
                     COMSYS HOLDING, INC. SIGNATORY HERETO

================================================================================

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                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
INTRODUCTION ....................................................................................................      1

ARTICLE 1 THE MERGER.............................................................................................      1

         SECTION 1.1.  The Merger................................................................................      1
         SECTION 1.2.  Effects of the Merger.....................................................................      2
         SECTION 1.3.  Closing...................................................................................      2
         SECTION 1.4.  Consummation of the Merger................................................................      2
         SECTION 1.5.  Organizational Documents; Directors and Officers..........................................      2

ARTICLE 2 EFFECT OF THE MERGER ON THE EQUITY OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES...............      2

         SECTION 2.1.  Conversion of Merger Sub Capital Stock....................................................      2
         SECTION 2.2.  Conversion of Holding Capital Stock.......................................................      3
         SECTION 2.3.  Exchange of Certificates..................................................................      4
         SECTION 2.4.  Adjustments to the Exchange Ratios........................................................      5
         SECTION 2.5.  Taking of Necessary Action; Further Action................................................      7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB AND PARTNERS.................................      7

         SECTION 3.1.  Organization..............................................................................      7
         SECTION 3.2.  Capitalization............................................................................      8
         SECTION 3.3.  Authorization; No Conflict................................................................      9
         SECTION 3.4.  Subsidiaries..............................................................................     11
         SECTION 3.5.  SEC Reports and Financial Statements......................................................     11
         SECTION 3.6.  Absence of Material Adverse Changes, etc..................................................     13
         SECTION 3.7.  Litigation................................................................................     13
         SECTION 3.8.  Information Supplied......................................................................     14
         SECTION 3.9.  Broker's or Finder's Fees.................................................................     14
         SECTION 3.10. Employee Plans............................................................................     14
         SECTION 3.11. Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders........     17
         SECTION 3.12. Taxes ....................................................................................     19
         SECTION 3.13. Environmental Matters.....................................................................     22
         SECTION 3.14. Compliance with Laws......................................................................     22
         SECTION 3.15. Employment Matters........................................................................     23
         SECTION 3.16. Foreign National Employees................................................................     24
         SECTION 3.17. Investment Company........................................................................     24
         SECTION 3.18. Property..................................................................................     24
         SECTION 3.19. Intellectual Property.....................................................................     25
         SECTION 3.20. Insurance.................................................................................     25
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                                       i

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
         SECTION 3.21. Certain Contracts and Arrangements........................................................     26
         SECTION 3.22. Company Financing Arrangements............................................................     27
         SECTION 3.23. Company Rights Plan; Takeover Statutes....................................................     27
         SECTION 3.24. Activities of Merger Sub..................................................................     28
         SECTION 3.25. Agreement Regarding Staffing Disposition..................................................     28
         SECTION 3.26. Books and Financial Records...............................................................     28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF HOLDING AND COMSYS...................................................     29

         SECTION 4.1.  Organization..............................................................................     29
         SECTION 4.2.  Capitalization............................................................................     29
         SECTION 4.3.  Authorization; No Conflict................................................................     30
         SECTION 4.4.  Subsidiaries..............................................................................     32
         SECTION 4.5.  Financial Statements......................................................................     33
         SECTION 4.6.  Absence of Material Adverse Changes, etc..................................................     34
         SECTION 4.7.  Litigation................................................................................     34
         SECTION 4.8.  Information Supplied......................................................................     34
         SECTION 4.9.  Broker's or Finder's Fees.................................................................     34
         SECTION 4.10. Employee Plans............................................................................     34
         SECTION 4.11. Taxes.....................................................................................     37
         SECTION 4.12. Environmental Matters.....................................................................     40
         SECTION 4.13. Compliance with Laws......................................................................     40
         SECTION 4.14. Employment Matters........................................................................     40
         SECTION 4.15. Foreign National Employees................................................................     42
         SECTION 4.16. Investment Company........................................................................     42
         SECTION 4.17. Properties................................................................................     42
         SECTION 4.18. Intellectual Property.....................................................................     43
         SECTION 4.19. Insurance.................................................................................     43
         SECTION 4.20. Certain Contracts and Arrangements........................................................     43
         SECTION 4.21. Comsys Financing Arrangements.............................................................     44
         SECTION 4.22. Books and Financial Records...............................................................     44

ARTICLE 4A REPRESENTATIONS AND WARRANTIES OF THE HOLDING STOCKHOLDERS............................................     45

         SECTION 4A1.  Status; Power and Authority...............................................................     45
         SECTION 4A2.  Enforceability............................................................................     45
         SECTION 4A3.  Access to Information.....................................................................     45
         SECTION 4A4.  Knowledgeable and Sophisticated Investor..................................................     45
         SECTION 4A5.  Accredited Investor.......................................................................     45
         SECTION 4A6.  No Other Representations..................................................................     46
         SECTION 4A7.  Investment Intent.........................................................................     46
         SECTION 4A8.  Transfer Restrictions.....................................................................     46
         SECTION 4A9.  No General Solicitation...................................................................     46
         SECTION 4A10. No Brokers................................................................................     46
         SECTION 4A11. Legend....................................................................................     46
         SECTION 4A12. No Recommendation.........................................................................     47
         SECTION 4A13. Other Activities..........................................................................     47
         SECTION 4A14. Reliance..................................................................................     47
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                                       ii
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
ARTICLE 5 CONDUCT OF BUSINESS PENDING THE MERGER.................................................................     47

         SECTION 5.1.  Conduct of Business by the Company Pending the Merger.....................................     47
         SECTION 5.2.  Conduct of Business by Holding and Comsys Pending the Merger..............................     51

ARTICLE 6 ADDITIONAL AGREEMENTS..................................................................................     54

         SECTION 6.1.  Preparation of Proxy Statement............................................................     54
         SECTION 6.2.  Blue Sky Laws.............................................................................     56
         SECTION 6.3.  Consents and Approvals....................................................................     56
         SECTION 6.4.  Public Statements.........................................................................     57
         SECTION 6.5.  Registration Rights.......................................................................     58
         SECTION 6.6.  Further Assurances........................................................................     58
         SECTION 6.7.  Tax Treatment.............................................................................     58
         SECTION 6.8.  Notification of Certain Matters...........................................................     59
         SECTION 6.9.  Access to Information; Confidentiality....................................................     59
         SECTION 6.10. No Solicitation...........................................................................     60
         SECTION 6.11. Company Charter; Bylaws...................................................................     62
         SECTION 6.12. Allocation of Financing Fees..............................................................     62
         SECTION 6.13. Staffing Disposition......................................................................     63
         SECTION 6.14. Indemnification and Insurance.............................................................     64
         SECTION 6.15. Company Board of Directors; Officers......................................................     66
         SECTION 6.16. Wachovia Option Grant.....................................................................     67
         SECTION 6.17. Section 16 Matters........................................................................     67
         SECTION 6.18. NASDAQ Listing............................................................................     67
         SECTION 6.19. Redemption of Holding Preferred Stock.....................................................     68
         SECTION 6.20. Cancellation of Warrants..................................................................     68
         SECTION 6.21. Employee Benefit Matters..................................................................     68
         SECTION 6.22. Subscription Agreements...................................................................     68

ARTICLE 7 CONDITIONS.............................................................................................     69

         SECTION 7.1.  Conditions to Each Party's Obligation To Effect the Merger................................     69
         SECTION 7.2.  Conditions to Obligations of Holding and Comsys...........................................     70
         SECTION 7.3.  Conditions to Obligation of the Company and Merger Sub....................................     71

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER......................................................................     72

         SECTION 8.1.  Termination...............................................................................     72
         SECTION 8.2.  Effect of Termination.....................................................................     74
         SECTION 8.3.  Fees and Expenses.........................................................................     75
         SECTION 8.4.  Amendment.................................................................................     76
         SECTION 8.5.  Waiver....................................................................................     76

ARTICLE 9 GENERAL PROVISIONS.....................................................................................     76

         SECTION 9.1.  Notices...................................................................................     76
         SECTION 9.2.  Non-Survival of Representations and Warranties............................................     77
         SECTION 9.3.  Knowledge Qualifiers......................................................................     78
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                                      iii
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
         SECTION 9.4.  Construction..............................................................................     78
         SECTION 9.5.  Governing Law; Jurisdiction...............................................................     78
         SECTION 9.6.  Counterparts; Facsimile Transmission of Signatures........................................     79
         SECTION 9.7.  Assignment; Binding Effect; Third Party Beneficiaries.....................................     79
         SECTION 9.8.  Severability..............................................................................     80
         SECTION 9.9.  Entire Agreement..........................................................................     80
         SECTION 9.10. Specific Performance; Remedies............................................................     80
         SECTION 9.11. Incorporation of Exhibits and Disclosure Letters..........................................     80

EXHIBITS                                                                                                           SECTION
--------                                                                                                           --------
Exhibit A     Form of Amended and Restated Certificate of Incorporation of Holding ..............................      1.5
Exhibit B     Form of Amended and Restated Bylaws of Holding.....................................................      1.5
Exhibit C     Holding Stockholders' Escrowed Shares .............................................................      2.4
Exhibit D     Form of Escrow Agreement ..........................................................................      2.4
Exhibit E     Form of Accredited Investor Questionnaire .........................................................     4A.5
Exhibit F     Form of Registration Rights Agreement..............................................................    6.5(a)
Exhibit G     Form of Amended and Restated Registration Rights Agreement.........................................    6.5(a)
Exhibit H     Holding Tax Certificate............................................................................      6.7
Exhibit I     Company Tax Certificate............................................................................      6.7
Exhibit J     Joint Press Release................................................................................   6.10(a)
Exhibit K     Form of Amended and Restated Certificate of Incorporation of the Company...........................     6.11
Exhibit L     Form of Amended and Restated Bylaws of the Company.................................................     6.11
Exhibit M     Resigning Officers of the Company..................................................................     6.15
Exhibit N     New Officers of the Company........................................................................     6.15
Exhibit O     Voting Agreement...................................................................................    7.1(i)
Exhibit P     Certain Employees..................................................................................    7.2(d)
Exhibit Q     Form of Separation and Release Agreement...........................................................    7.2(d)
Exhibit R     Form of Severance and Retention Agreement..........................................................    7.2(e)

                                  DEFINED TERMS

TERM                                                                                           LOCATION
----                                                                                           --------
2003 10-K..................................................................       Section 3.1
401(K) Matter..............................................................       Section 3.25
Agreement..................................................................       Preamble
Amended and Restated Registration Rights Agreement.........................       Section 6.5(a)
Amended Charter............................................................       Section 6.11
Buyer......................................................................       Section 3.25
Buyer Agreement............................................................       Section 3.25
Certificate of Merger......................................................       Section 1.4
Certificates...............................................................       Section 2.3(a)
Class A-3 Exchange Ratio...................................................       Section 2.2(b)
Class A-3 Merger Consideration.............................................       Section 2.2(b)
Class B Exchange Ratio.....................................................       Section 2.2(c)
Class B Merger Consideration...............................................       Section 2.2(c)
Class C Exchange Ratio.....................................................       Section 2.2(d)
Class C Merger Consideration...............................................       Section 2.2(d)
Class D Exchange Ratio.....................................................       Section 2.2(e)
Class D Merger Consideration...............................................       Section 2.2(e)
Closing....................................................................       Section 1.3
Closing Date...............................................................       Section 1.3
COBRA......................................................................       Section 3.10(e)
Code.......................................................................       Introduction
Commitment Letter..........................................................       Section 4.21
Common Stock Exchange Ratio................................................       Section 2.2(a)
Common Stock Merger Consideration..........................................       Section 2.2(a)
Company....................................................................       Preamble
Company Board Approval.....................................................       Section 3.11(a)
Company Bylaws.............................................................       Section 3.1
Company Charter............................................................       Section 3.1
Company Common Stock.......................................................       Section 2.2(a)
Company Contracts..........................................................       Section 3.21(a)
Company Disclosure Letter..................................................       Article 3 (Introductory Paragraph)
Company Employee...........................................................       Section 3.15(a)
Company Employee Benefit Plan..............................................       Section 3.10(a)
Company Employee Pension Benefit Plan......................................       Section 3.10(a)
Company Employee Welfare Benefit Plan......................................       Section 3.10(a)
Company ERISA Affiliates...................................................       Section 3.10(a)
Company Financial Advisor..................................................       Section 3.9
Company Financial Statements...............................................       Section 3.5(b)
Company Foreign National Employees.........................................       Section 3.16
Company Independent Contractors............................................       Section 3.15(a)
Company Insurance Policies.................................................       Section 3.20
Company Intellectual Property..............................................       Section 3.19
Company Knowledgeable Officers.............................................       Section 9.3
Company Material Adverse Effect............................................       Section 3.3(b)
Company Preferred Stock....................................................       Section 3.2(a)
Company Rights.............................................................       Section 3.2(a)
Company Rights Plan........................................................       Section 3.2(a)
Company SEC Reports........................................................       Section 3.5(a)
Company Stockholder Vote...................................................       Section 3.11(d)
Company Stockholders Meeting...............................................       Section 6.1(d)
Company Subsidiaries.......................................................       Section 3.1
Comsys.....................................................................       Preamble

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
TERM                                                                                        LOCATION
----                                                                                        --------
Comsys Common Stock........................................................       Section 4.2(a)
Comsys Contracts...........................................................       Section 4.20(a)
Comsys Disclosure Letter...................................................       Article 4 (Introductory Paragraph)
Comsys Employee............................................................       Section 4.14(a)
Comsys Employee Benefit Plan...............................................       Section 4.10(a)
Comsys Employee Pension Benefit Plan.......................................       Section 4.10(a)
Comsys Employee Welfare Benefit Plan.......................................       Section 4.10(a)
Comsys ERISA Affiliates....................................................       Section 4.10(a)
Comsys Foreign National Employees..........................................       Section 4.15
Comsys Independent Contractors.............................................       Section 4.14(a)
Comsys Insurance Policies..................................................       Section 4.19
Comsys Intellectual Property...............................................       Section 4.18
Comsys Knowledgeable Officers..............................................       Section 9.3
Confidentiality Agreement..................................................       Section 6.9(c)
Constituent Entities.......................................................       Section 1.1
Credit Facility............................................................       Section 5.2(b)
DGCL.......................................................................       Introduction
D&O Insurance..............................................................       Section 6.14(c)
Effective Date.............................................................       Section 1.4
Effective Time.............................................................       Section 1.4
Environmental Laws.........................................................       Section 3.13
ERISA......................................................................       Section 3.10(o)
Escrow Agreement...........................................................       Section 2.4(f)
Escrowed Shares............................................................       Section 2.4(f)
Exchange Act...............................................................       Section 3.3(c)
Exchange Ratios............................................................       Section 2.2(e)
Expense Cap................................................................       Section 8.3
Expenses...................................................................       Section 8.3
Financing..................................................................       Section 4.21
Form S-8...................................................................       Section 6.5(b)
GAAP.......................................................................       Section 3.5(b)
Group A Designees..........................................................       Section 6.15(a)
Group B Designees..........................................................       Section 6.15(a)
Holding....................................................................       Preamble
Holding Class A-1 Preferred Stock..........................................       Section 4.2(b)
Holding Class A-2 Preferred Stock..........................................       Section 4.2(b)
Holding Class A-3 Preferred Stock..........................................       Introduction
Holding Class B Preferred Stock............................................       Introduction
Holding Class C Preferred Stock............................................       Introduction
Holding Class D Preferred Stock............................................       Introduction
Holding Class E Preferred Stock............................................       Section 4.2(b)
Holding Common Stock.......................................................       Introduction
Holding Financial Statements...............................................       Section 4.5(a)
Holding Material Adverse Effect............................................       Section 4.3(d)
Holding Shares.............................................................       Section 2.3(a)
Holding Stockholder Consent................................................       Section 4.3(c)
Holding Stockholders.......................................................       Preamble
Holding Subsidiaries.......................................................       Section 4.1
HSR Act....................................................................       Section 3.3(c)
Indemnified Party..........................................................       Section 6.14(a)
Indemnifying Parties.......................................................       Section 6.14(b)
Inland.....................................................................       Section 3.22
Investors..................................................................       Section 3.22
Letter Agreement...........................................................       Section 3.22

TERM                                                                                 LOCATION
----                                                                                 --------
Letter Agreement Transactions..............................................       Section 3.11(a)
Lien.......................................................................       Section 3.4(b)
Links......................................................................       Section 3.22
Maximum Amount.............................................................       Section 6.14(c)
Merger.....................................................................       Introduction
Merger Consideration.......................................................       Section 2.2(e)
Merger Sub.................................................................       Preamble
Merger Sub Common Stock....................................................       Section 2.1
Merger Sub Stockholder Consent.............................................       Section 3.3(a)
MGOP.......................................................................       Section 3.22
MGOPB......................................................................       Section 3.22
NASDAQ.....................................................................       Section 2.3(c)
Net Cash Proceeds..........................................................       Section 3.25
NYSE.......................................................................       Section 3.5(d)
Nonqualified Plan..........................................................       Section 6.21(b)
OTC Bulletin Board.........................................................       Section 3.3(c)
Partners...................................................................       Preamble
Person.....................................................................       Section 3.9
PFI........................................................................       Section 3.3(a)
PFI Consent................................................................       Section 3.11(c)
Pre-Closing Period.........................................................       Section 2.4(f)
Proxy Statement............................................................       Section 3.3(c)
Qualified Company Employee Benefit Plan....................................       Section 3.10(c)
Qualified Comsys Employee Benefit Plan.....................................       Section 4.10(c)
Replacement Agreement......................................................       Section 3.25
Replacement Facility.......................................................       Section 5.2(b)
Sarbanes-Oxley Act.........................................................       Section 3.5(d)
Securities Act.............................................................       Section 3.5(a)
Series A Junior Participating Preferred Stock..............................       Section 3.2(a)
Series B Convertible Participating Preferred Stock.........................       Section 3.2(a)
Staffing...................................................................       Section 3.25
Staffing Disposition.......................................................       Section 6.13(a)
Subscription Agreement.....................................................       Section 3.22
Subsidiary.................................................................       Section 3.4(a)
Superior Proposal..........................................................       Section 6.10(c)
Surviving Entity...........................................................       Section 1.1
Surviving Entity Common Stock..............................................       Section 2.1
Takeover Proposal..........................................................       Section 6.10(c)
Tax or Taxes...............................................................       Section 3.12(p)
Tax Liabilities............................................................       Section 2.4(f)
Tax Return.................................................................       Section 3.12(p)
Termination Date...........................................................       Section 8.1(b)
Termination Fee............................................................       Section 8.3
Unclaimed Property Taxes...................................................       Section 2.4(f)
Unemployment Taxes.........................................................       Section 2.4(f)
Voting Agreement...........................................................       Section 7.1(i)
VPI 401(k) Plan............................................................       Section 6.21(b)
Wachovia...................................................................       Section 6.16
Wachovia Director..........................................................       Section 6.15(a)
WARN Act...................................................................       Section 3.15(e)

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of July 19, 2004, is made by and among COMSYS Holding, Inc., a Delaware corporation ("HOLDING"), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly-owned subsidiary of Holding ("COMSYS"), Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), Venturi Technology Partners, LLC, a North Carolina limited liability company and indirect, wholly-owned subsidiary of the Company ("PARTNERS"), VTP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB") and each of the stockholders of Holding party hereto (the "HOLDING STOCKHOLDERS").

                                  INTRODUCTION

      The respective Boards of Directors of each of Holding, Comsys, the Company and Merger Sub have unanimously (i) declared advisable and approved the merger of Merger Sub with and into Holding (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement and (ii) declared advisable, approved and adopted this Agreement.

      As a result of the Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), each issued and outstanding share of (i) the common stock of Holding, par value $.01 per share (the "HOLDING COMMON STOCK"),
(ii) Class A-3 preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS A-3 PREFERRED STOCK"), (iii) Class B preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS B PREFERRED STOCK"), (iv) Class C preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS C PREFERRED STOCK") and (v) Class D preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS D PREFERRED STOCK"), will be converted into the right to receive the applicable portion of the Merger Consideration (as defined in Section 2.2(e)).

      The parties to this Agreement intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), for Federal income tax purposes, and that this Agreement constitutes a plan of reorganization.

      In consideration of the foregoing and of the mutual covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holding, Comsys, the Company, Partners, Merger Sub and the Holding Stockholders hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

            SECTION 1.1. The Merger. At the Effective Time, in accordance with this Agreement and the DGCL, Merger Sub will be merged with and into Holding, the separate existence of Merger Sub will cease, and Holding will continue as the surviving entity. For purposes of this Agreement, (i) the entity surviving the Merger after the Effective Time may be referred to as the "SURVIVING ENTITY" and (ii) Holding and Merger Sub may together be referred to as the "CONSTITUENT ENTITIES."

            SECTION 1.2. Effects of the Merger. The Merger will have the effects set forth in the DGCL.

            SECTION 1.3. Closing. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m. (Houston time) on a date to be specified by the parties, which will be no later than the second business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article 7 (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived on the Closing Date), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 unless another time, date or place is agreed to in writing by the parties hereto (such date upon which the Closing occurs, the "CLOSING DATE").

            SECTION 1.4. Consummation of the Merger. On the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Holding and the Company will agree and specify in the Certificate of Merger (the time and date the Merger becomes effective being the "EFFECTIVE TIME" and "EFFECTIVE DATE," respectively).

            SECTION 1.5. Organizational Documents; Directors and Officers. The certificate of incorporation of Holding, as in effect immediately prior to the Effective Time, shall be amended in its entirety at the Effective Time to read as set forth in Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Entity until thereafter amended as provided therein and under the DGCL. The bylaws of Holding, as in effect immediately prior to the Effective Time, shall be amended in their entirety at the Effective Time to read as set forth in Exhibit B hereto and, as so amended, shall be the bylaws of the Surviving Entity until thereafter amended as provided therein and under the DGCL. The directors of Holding immediately prior to the Effective Time will be the initial directors of the Surviving Entity and will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's certificate of incorporation and bylaws and the DGCL. The officers of Holding immediately prior to the Effective Time will be the initial officers of the Surviving Entity and will serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's certificate of incorporation and bylaws and the DGCL.

                                    ARTICLE 2
   EFFECT OF THE MERGER ON THE EQUITY OF THE CONSTITUENT ENTITIES; EXCHANGE OF
                                  CERTIFICATES

            SECTION 2.1. Conversion of Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Comsys, Partners, the Company, Merger Sub or any Holding Stockholder, each share of common stock, par value

$.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $.01 per share, of the Surviving Entity ("SURVIVING ENTITY COMMON STOCK"). Each certificate which immediately prior to the Effective Time represents a number of outstanding shares of Merger Sub Common Stock will, from and after the Effective Time, for all purposes represent the same number of shares of Surviving Entity Common Stock.

            SECTION 2.2. Conversion of Holding Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Holding, Comsys, Partners, the Company, Merger Sub or any Holding Stockholder:

            (a) Each share of Holding Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive .0001 (the "COMMON STOCK EXCHANGE RATIO") of a fully paid and nonassessable share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") (the "COMMON STOCK MERGER CONSIDERATION"), subject to adjustments contemplated by Section 2.2(f) and
Section 2.4. As of the Effective Time, all such shares of Holding Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Common Stock will cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefore upon surrender of such certificate in accordance with
Section 2.3, without interest.

            (b) Each share of Holding Class A-3 Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive 10.4397 (the "CLASS A-3 EXCHANGE RATIO") fully paid and nonassessable shares of Company Common Stock (the "CLASS A-3 MERGER CONSIDERATION"), subject to the adjustments contemplated by Section 2.2(f) and Section 2.4. As of the Effective Time, all such shares of Holding Class A-3 Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class A-3 Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class A-3 Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

            (c) The conversion of Holding Class B Preferred Stock will be based on its liquidation value. The aggregate liquidation value of Holding Class B Preferred Stock immediately prior to the Effective Time is agreed to be $53,726,164 notwithstanding anything to the contrary in Holding's certificate of incorporation and each such dollar of liquidation value of Holding Class B Preferred Stock will be canceled and will be converted automatically into the right to receive .01165118 (the "CLASS B EXCHANGE RATIO") fully paid and nonassessable shares of Company Common Stock (the "CLASS B MERGER CONSIDERATION"), subject to the adjustments contemplated by Section 2.2(f) and
Section 2.4. As of the Effective Time, all shares of Holding Class B Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class B Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class B Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

            (d) Each share of Holding Class C Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive 117.41923 (the "CLASS C EXCHANGE RATIO") fully paid and nonassessable shares of Company Common Stock (the "CLASS C MERGER CONSIDERATION"), subject to the adjustments contemplated by
Section 2.2(f) and Section 2.4. As of the Effective Time, all such shares of Holding Class C Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class C Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class C Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

            (e) Each share of Holding Class D Preferred Stock issued and outstanding immediately prior to the Effective Time will be canceled and will be converted automatically into the right to receive 1,411.423 (the "CLASS D EXCHANGE RATIO", and together with the Common Stock Exchange Ratio, the Class A-3 Exchange Ratio, the Class B Exchange Ratio and the Class C Exchange Ratio, the "EXCHANGE RATIOS") fully paid and nonassessable shares of Company Common Stock (the "CLASS D MERGER CONSIDERATION," and together with the Common Stock Merger Consideration, Class A-3 Merger Consideration, Class B Merger Consideration and the Class C Merger Consideration, the "MERGER CONSIDERATION"), subject to the adjustments contemplated by Section 2.2(f) and Section 2.4. As of the Effective Time, all such shares of Holding Class D Preferred Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of Holding Class D Preferred Stock will cease to have any rights with respect thereto, except the right to receive the Class D Merger Consideration and any cash in lieu of fractional shares of Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 2.3, without interest.

            (f) Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock, Holding Common Stock, Holding Class A-3 Preferred Stock, Holding Class B Preferred Stock, Holding Class C Preferred Stock or Holding Class D Preferred Stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon is declared with a record date within such period, the Exchange Ratios will be appropriately adjusted to provide the Holding Stockholders the same economic effect as contemplated by this Agreement prior to such event.

            SECTION 2.3. Exchange of Certificates.

            (a)   Exchange Procedures. Immediately following the Effective Time,
(i) each of the Holding Stockholders will deliver to the Company for cancellation and in exchange for the applicable portion of the Merger Consideration, certificates (collectively, the "CERTIFICATES") that, immediately prior to the Effective Time, represented all issued and outstanding shares of Holding Common Stock, Holding Series A-3 Preferred Stock, Holding Series B Preferred Stock, Holding Series C Preferred Stock or Holding Series D Preferred Stock (collectively, the "HOLDING SHARES") owned by such Holding Stockholder and (ii) the Company will deliver to each of the Holding Stockholders one or more certificates representing the applicable portion of the Merger Consideration and, if applicable, cash in lieu of any fractional share as contemplated by Section 2.3(c). The Certificates shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender in accordance with this Section 2.3 the applicable portion of the Merger Consideration into which the Holding Shares have been converted pursuant to
Section 2.2 and, if applicable, cash in lieu of any fractional share as contemplated by Section 2.3(c).

            (b) No Further Ownership Rights in Holding Shares. The Merger Consideration issued or paid upon the surrender for exchange of the Certificates in accordance with the terms of this Article 2 will be deemed to have been issued in full satisfaction of all rights pertaining to the Holding Shares theretofore represented by the Certificates, and from and after the Effective Time there will be no further registration of transfers on the stock transfer books of Holding of the Holding Shares that were outstanding immediately prior to the Effective Time.

            (c) No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock will be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Company will relate to such fractional share interest and such fractional share interest will not entitle the owner thereof to vote or to any rights of a stockholder of the Company. In lieu of such fractional share interest, the Company will pay to the former holder of a Certificate after aggregating all Certificates held by such holder an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such former holder (after taking into account all Holding Shares held at the Effective Time by such holder) would otherwise be entitled by (y) the average of the last reported sale prices for a share of Company Common Stock on the NASDAQ National Market ("NASDAQ"), or such other national exchange on which the Company Common Stock is listed and traded (in each case as reported in The Wall Street Journal, or, if not so reported, any other authoritative source) for the five most recent trading days on which trades in the Company Common Stock were made prior to the Closing Date.

            SECTION 2.4. Adjustments to the Exchange Ratios.

            (a) Adjustments Based on Net Cash Proceeds. In the event the Net Cash Proceeds (as defined in Section 3.25) received by the Company as consideration for the Staffing Disposition (as defined in Section 6.13) exceed $25 million, the aggregate Merger Consideration will be adjusted in accordance with the following table so that, immediately after the Effective Time and subject to Section 2.4(d), the Holding Stockholders will collectively own the percentage of the outstanding Company Common Stock (on a fully diluted basis, including the exercise or conversion of all warrants, options, preferred stock or similar interests, as applicable) specified in the table (or proportionately adjusted to the nearest whole share of Company Common Stock for incremental amounts between those amounts shown in the table); provided, however, that in no event will the aggregate Merger Consideration be adjusted pursuant to this

Section 2.4(a) so as to result in the Holding Stockholders collectively owning less than 50.2% of the outstanding Company Common Stock (on a fully diluted basis as described above) immediately after the Effective Time.

Net Cash Proceeds In Excess of $25 Million                  Holding Stockholders Collective Ownership
               ($ millions)                                                    (%)
------------------------------------------                  -----------------------------------------
                     0                                                          55.5
                     5                                                          54.5
                    10                                                          53.5
                    15                                                          52.6
                    20                                                          51.8
                    25                                                          51.0
                30 or more                                                      50.2

            (b) Adjustments Based on Fully Diluted Company Common Stock Outstanding. In the event that the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (on a fully diluted basis, including shares issuable upon the exercise or conversion of all warrants, options, preferred stock or similar interests, as applicable) plus the number of shares issuable upon the exercise or conversion of all warrants issued in connection with the preferred stock subscription agreement attached as an exhibit to the Letter Agreement is more or less than 7,544,541, then the aggregate Merger Consideration will be adjusted so that such Merger Consideration at the Effective Time represents the same percentage interest in the Company as it did on the date of this Agreement.

            (c)   Reserved.

            (d) If the aggregate Merger Consideration is adjusted as set forth in Sections 2.4(a) and (b) above, then (i) the respective number of shares of Company Common Stock constituting each of the aggregate Common Stock Merger Consideration, aggregate Class A-3 Merger Consideration, aggregate Class B Merger Consideration, aggregate Class C Merger Consideration and aggregate Class D Merger Consideration shall be adjusted to equal the number of shares of Company Common Stock obtained by multiplying (x) the aggregate number of shares constituting the aggregate Merger Consideration as adjusted above, by (y) a fraction, the numerator of which is the number of shares of Company Common Stock constituting the aggregate Merger Consideration to be received by the applicable class of Holding capital stock prior to the adjustment, and the denominator of which is the number of shares of Company Common Stock constituting the aggregate Merger Consideration prior to such adjustment, and (ii) appropriate adjustments shall be made to the Merger Consideration to be received in respect to each share of the applicable class of Holding capital stock and the Exchange Ratio for such class of Holding capital stock to reflect the adjustment to the number of shares constituting the aggregate Merger Consideration to be received by the applicable class of Holding capital stock.

            (e) Excess Net Cash Proceeds. In the event Net Cash Proceeds exceed $55 million, the Company will, notwithstanding anything to the contrary contained herein, distribute such excess to its stockholders prior to Closing without modifying any other calculation set forth in this Section 2.4.

            (f) Adjustments Based on Tax Liabilities. At the Closing, the Company will place in escrow 186,705 of the shares of Company Common Stock constituting Merger Consideration (the "ESCROWED SHARES") in connection with potential obligations with respect to: (a) the Taxes of Staffing or any of its Subsidiaries due, or at any time determined to be due, and payable to the State of California, or any subdivision or agency thereof, for unemployment taxes (the "UNEMPLOYMENT TAXES") for any period beginning on or before and ending after the Closing Date which is allocable to the portion of the period occurring on or before the Closing Date (the "PRE-CLOSING PERIOD"); and (b) the Taxes of Staffing or any of its Subsidiaries due, or at any time determined to be due, and payable to the State of Delaware, or any subdivision or agency thereof, in respect of escheated property for any Pre-Closing Period (the "UNCLAIMED PROPERTY TAXES" and, together with the Unemployment Taxes, the "TAX LIABILITIES"). The number of Escrowed Shares attributable to each Holding Stockholder is set forth on Exhibit C attached hereto. The Company shall act as escrow agent and hold the Escrowed Shares on terms and conditions customary for such an escrow arrangement. The Escrowed Shares shall be held and released in accordance with an escrow agreement in the form attached as Exhibit D (the "ESCROW AGREEMENT"), which Escrow Agreement shall be entered into among the Company, Holding and the Holding Stockholders, and shall provide for the release of the Escrowed Shares to the Holding Stockholders as and when obligations for the Tax Liabilities are paid by the Company or any of its Subsidiaries and confirmed by the Company's audit committee.

            SECTION 2.5. Taking of Necessary Action; Further Action. Each of Holding, Partners, Comsys, the Company, Merger Sub and each Holding Stockholder will use its commercially reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL as promptly as commercially practicable. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Entities, the officers and directors of the Surviving Entity are fully authorized in the name of each Constituent Entity or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE 3
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB AND PARTNERS

      Except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) previously delivered by the Company to Holding and Comsys (the "COMPANY DISCLOSURE LETTER"), the Company, Merger Sub and Partners hereby jointly and severally represent and warrant to Holding, Comsys and the Holding Stockholders as follows, provided, however, that no representation or warranty or covenant in this Article 3 other than Section 3.10 and Section 3.25 shall be deemed to include Staffing:

            SECTION 3.1. Organization. The Company and each of the Subsidiaries of the Company (the "COMPANY SUBSIDIARIES") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company and each of the Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, would not be material to the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise. The copies of the Company's restated certificate of incorporation delivered to Holding prior to the date hereof (the "COMPANY CHARTER") and amended and restated bylaws (the "COMPANY BYLAWS") which are incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 28, 2003 (the "2003 10-K") are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. The copies of the certificate of incorporation and bylaws or similar organizational documents of the Company Subsidiaries that were delivered to Holding and Comsys prior to the date of this Agreement are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

            SECTION 3.2. Capitalization.

            (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 95,000,000 shares of Company Common Stock, 6,089,938 of which are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, $.01 par value (the "COMPANY PREFERRED STOCK"), of which (A) 500,000 shares have been designated as "SERIES A JUNIOR PARTICIPATING PREFERRED STOCK," no shares of which are issued and outstanding and (B) 1,047,290 shares have been designated as "SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK," no shares of which are issued and outstanding. As of the date of this Agreement, no shares of Company Common Stock were held in the treasury of the Company and 500,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "COMPANY RIGHTS") distributed to the holders of Company Common Stock pursuant to the Amended and Restated Rights Agreement dated as of April 14, 2003, by and between the Company and Wachovia Bank, N.A., as amended on August 18, 2003 and the date hereof (the "COMPANY RIGHTS PLAN"). The issued and outstanding shares of Company Common Stock have been, and all shares which may be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and free of preemptive rights. The Company has not, subsequent to December 28, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, nor has the Company heretofore agreed to take any such action. There are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote on any matters on which stockholders of the Company may vote. All of the outstanding capital stock of Merger Sub is owned by the Company.

            (b) Section 3.2(b) of the Company Disclosure Letter lists all outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any Company Subsidiary any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company (and the exercise, conversion, purchase, exchange or other similar price thereof) and all outstanding restricted stock awards. There are no stock appreciation rights attached to the options, warrants or rights listed in Section 3.2(b) of the Company Disclosure Letter. Except as set forth above in this Section 3.2 and Section 3.2(b) of the Company Disclosure Letter, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. The Company's execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not cause any adjustments to the terms of any of the Company's outstanding warrants.

            SECTION 3.3. Authorization; No Conflict.

            (a) Each of the Company and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and Merger Sub, the performance by the Company and Merger Sub of their respective obligations hereunder and the consummation by the Company and Merger Sub of the transactions contemplated hereby (including the Staffing Disposition) have been duly authorized by the respective Boards of Directors of the Company and Merger Sub. Partners has the requisite limited liability company power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Partners, the performance by Partners of its obligations hereunder and the consummation by Partners of the transactions contemplated hereby have been duly authorized by PFI Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("PFI"), as the sole member of Partners. No other corporate proceedings on the part of the Company or any of the Company Subsidiaries (including Merger Sub and Partners) are necessary to authorize the execution and delivery of this Agreement, the performance by the Company, Partners and Merger Sub of their respective obligations hereunder and the consummation by the Company, Partners and Merger Sub of the transactions contemplated hereby (including the Staffing Disposition), except for the approval of this Agreement by the Company Stockholder Vote (as defined in Section 3.11(d)) and by the holder or holders of a majority of the common stock of Merger Sub (the "MERGER SUB STOCKHOLDER CONSENT"). This Agreement has been duly executed and delivered by the Company, Partners and Merger Sub and constitutes a valid and binding obligation of each of the Company, Partners and Merger Sub, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            (b) Neither the execution and delivery of this Agreement by the Company, Partners or Merger Sub, nor the consummation by the Company, Partners or Merger Sub of the transactions contemplated hereby (including the Staffing Disposition) nor compliance by the Company, Partners or Merger Sub with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate of incorporation or bylaws of the Company or similar organizational documents of any of the Company Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (as defined in Section 3.4(b)) upon any of the properties or assets owned or operated by the Company or any Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, or otherwise result in a detriment to the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets may be bound or
(iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph
(c) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Company Material Adverse Effect. A "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of either (x) Partners and its Subsidiaries, considered as a single enterprise or (y) the Company and the Company Subsidiaries, considered as a single enterprise or (ii) the ability of any of the Company, Merger Sub and Partners to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence, development or state of circumstances which (A) adversely affects the securities markets in general or the information technology staffing industry generally, including legal, accounting or regulatory changes, (B) arises out of general economic or industry conditions (and in each case does not disproportionately affect the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise) or (C) (other than with respect to a breach of either this Section
3.3 or Section 3.21 that is not timely cured if susceptible to cure) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Company Material Adverse Effect has occurred. For purposes hereof, changes in the trading price of Company Common Stock as reported by the NASDAQ or a delisting from NASDAQ will not alone constitute a Company Material Adverse Effect.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is necessary to be obtained or made by the Company or any Company Subsidiary in connection with the Company's execution, delivery and performance of this Agreement or the consummation by the Company or Merger Sub of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust

Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT") and applicable foreign competition and/or antitrust laws, if any, (iii) the filing with the SEC of (A) a proxy statement with respect to the Merger and other matters to be submitted to the Company stockholders for their consideration as provided in clauses (i) through (iii) of the first sentence of Section 6.1(d) (such proxy statement, as amended or supplemented from time to time, the "PROXY STATEMENT") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) and Rule 14f-1 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) compliance with the rules of the Over the Counter Bulletin Board (the "OTC BULLETIN BOARD"), NASDAQ or other exchange on which Shares of the Company Common Stock are traded, as applicable and (v) compliance with the "BLUE SKY" laws of various states.

            SECTION 3.4. Subsidiaries.

            (a) The Company Subsidiaries and their respective jurisdictions of organization are identified in Section 3.4(a) of the Company Disclosure Letter. As used in this Agreement, "SUBSIDIARY" means, with respect to any party, any corporation or other organization whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

            (b) All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiaries. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary. As used in this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

            SECTION 3.5. SEC Reports and Financial Statements.

            (a) Since January 1, 2001, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto, the "COMPANY SEC REPORTS") required to be filed by the Company with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

            (b) The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and comprehensive income (loss) and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) (collectively, the "COMPANY FINANCIAL STATEMENTS") of the Company contained in the Company SEC Reports have been prepared from the books and records of the Company and the Company Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Company Financial Statements, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities or obligations that (i) were not required by GAAP to be disclosed or provided for in the Company Financial Statements or
(ii) were incurred since December 31, 2003, and which, in each case, (A) were incurred in the ordinary course of business consistent with past practice and
(B) individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (c) Since January 1, 2001, the Company has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity. Since January 1, 2001, the Company's independent public accounting firm has not informed the Company that it has any material questions, challenges or disagreements regarding or pertaining to the Company's accounting policies or practices. Since January 1, 2001, to the knowledge of the Company, no officer or director of the Company has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with the Company or any Company Subsidiary. Set forth in Section 3.5(c) of the Company Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of the Company and the Company Subsidiaries.

            (d) With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports filed since August 29, 2002, the chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY

ACT") and any related rules and regulations promulgated by the SEC and the New York Stock Exchange (the "NYSE"), the OTC Bulletin Board, NASDAQ or other exchange on which the Company Common Stock has been or is traded from time to time, as applicable, and the statements contained in any such certifications are complete and correct in all material respects.

            (e) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be disclosed in the Company's Exchange Act Reports, including its consolidated Company Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

            (f) The Company is, or will timely be, in compliance in all material respects with all current and proposed listing and corporate governance requirements of the NYSE, the OTC Bulletin Board, NASDAQ or other exchange on which the Company Common Stock has been or is traded from time to time, as applicable, and is in compliance in all material respects, and will continue to remain in compliance from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

            SECTION 3.6. Absence of Material Adverse Changes, etc. Since March 28, 2004, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred:

            (a) any event, condition, change, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

            (b) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Company and the Company Subsidiaries; or

            (c) any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1(b).

            SECTION 3.7. Litigation. There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened, to which the Company or any of the Company Subsidiaries is a party. There are no judgments, decrees, injunctions, rules, awards or orders of any governmental or regulatory entity or arbitrator outstanding against the Company or any of the Company Subsidiaries.

            SECTION 3.8. Information Supplied. The information provided by the Company for inclusion in the Proxy Statement (including any information required to be filed with the SEC and delivered to the Company stockholders pursuant to Rule 14f-1 under the Exchange Act) and each amendment or supplement thereto, at the time of filing thereof with the SEC and at the time of its dissemination to the Company's stockholders will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act (and include any information required to be included therein pursuant to Rule 14f-1 under the Exchange Act). Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about Holding or Comsys or any of their respective affiliates supplied by or through Holding or Comsys in writing specifically for inclusion in the Proxy Statement or any amendment or supplement thereto.

            SECTION 3.9. Broker's or Finder's Fees. Except for SunTrust Capital Markets, Inc. (the "COMPANY FINANCIAL ADVISOR"), no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company's or any Company Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby. The Company has furnished to Holding and Comsys a true and complete copy of the Company's agreement with the Company Financial Advisor, pursuant to which the Company Financial Advisor is entitled to a fee in connection with the transactions contemplated hereby. The term "PERSON" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

            SECTION 3.10. Employee Plans.

            (a) There are no current Company Employee Benefit Plans established, maintained, adopted, participated in, sponsored, contributed or required to be contributed to, provided, promised to be provided, terminated by, or resulting in any material liability to the Company or any entity with which the Company is considered a single employer under Section 414(b), (c) or (m) of the Code ("COMPANY ERISA AFFILIATES"). As used in this Agreement, "COMPANY EMPLOYEE BENEFIT PLAN" means any Company or Company Subsidiary plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of
Section 3(1) of ERISA ("COMPANY EMPLOYEE WELFARE BENEFIT PLAN"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("COMPANY EMPLOYEE PENSION BENEFIT PLAN") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

            (b) With respect to each Company Employee Benefit Plan, the Company has made available to Holding and Comsys a true, correct and complete copy of:
(i) each writing constituting a part of such Company Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts and insurance contracts) and all amendments thereto; (ii) the two most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments; and (v) all notices given within the last three years relating to such Company Employee Benefit Plan, any fiduciary thereof, the Company, or any ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency relating to such Company Employee Benefit Plan.

            (c) Each Company Employee Benefit Plan that is intended to be "QUALIFIED" within the meaning of Section 401(a), 401(f) or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("QUALIFIED COMPANY EMPLOYEE BENEFIT PLAN"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked (or is within the remedial amendment period for obtaining such letter), and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan. For the avoidance of doubt, the term "favorable determination letter" as used in this Section 3.10(c) does not include an opinion letter or advisory letter issued with respect to a master and prototype or volume submitter plan. Any favorable determination letters referenced in this Section 3.10(c) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Company Employee Benefit Plan has timely made "GOOD FAITH" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42.

            (d) The Company has (i) filed or caused to be filed all material returns and reports on the Company Employee Benefit Plans that it and/or any fiduciary of any such plan is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports.

            (e) The funding, if any, under each Company Employee Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. The Company is not subject to taxation on the income of any Company Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Company Employee Welfare Benefit Plans required to comply with the health care continuation coverage ("COBRA") provisions of ERISA and the Code (and similar state law) have complied with such requirements in all material respects.

            (f) Each Company Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions.

            (g) The Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Employee Benefit Plans.

            (h) Neither the Company nor any ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Company Employee Benefit Plan that is a "MULTIEMPLOYER PLAN," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA. Neither the Company nor any Company ERISA Affiliate has any liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation), and no such liability has been or is expected to be incurred by the Company or any of the Company Subsidiaries.

            (i) Neither the Company nor any Company Subsidiary is obligated to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or any similar provisions of state law.

            (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the Staffing Disposition) will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of the Company or the Company Subsidiaries to severance pay, any change in control payment, or any other material payment (including unemployment compensation, bonus or otherwise), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, (iii) materially increase any benefits otherwise payable under any Company Employee Benefit Plan, agreement or otherwise, or (iv) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither the Company nor any Company Subsidiary has taken any action that would result in its incurring any obligation for any payments or benefits described in clauses (i),
(ii), (iii) or (iv) of this Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

            (k) There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any Company Employee Benefit Plan related to any Company Employee Benefit Plan (other than claims for benefits or appeals of denied claims in the ordinary course of business). No Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

            (l) The Company has the right to amend or terminate each Company Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Company Employee Pension Benefit Plan.

            (m) Without limiting the generality of any other representation contained herein, there exists no Lien against the Company, any Company Subsidiary, any ERISA Affiliate, or any of their assets arising under sections 302(f) or 4068(A) of ERISA or section 412(n) of the Code.

            (n) Neither the Company nor any Company ERISA Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Company Employee Benefit Plan or modify, change or terminate any existing Company Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. No events have occurred or are expected to occur with respect to any Company Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan other than an economic downturn, an increase in the cost of healthcare, or similar event beyond the control of the Company and Company Subsidiaries.

            (o) As used in this Agreement, "ERISA" means the Employee Retirement Income Securities Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.11. Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders.

            (a) The Board of Directors of the Company has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on July 17, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby (including the proposed amendment and restatement of the Company Charter and the Company Bylaws, approval of the transactions contemplated by the Letter Agreement (as defined in Section 3.22) (the "LETTER AGREEMENT TRANSACTIONS") and the Staffing Disposition (as defined in Section 6.13(a))) are advisable and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, including the Letter Agreement Transactions, the Staffing Disposition and the amendment and restatement of the Company Charter and Company Bylaws, (iii) directed that this Agreement, the amended and restated Company Charter and the Staffing Disposition be submitted for consideration by the stockholders of the Company and (iv) recommended that the stockholders of the Company approve this Agreement, the amendment and restatement of the Company Charter and the Staffing Disposition (collectively, the "COMPANY BOARD APPROVAL"). Notwithstanding the foregoing, any change in or modification or revocation of the recommendation to the Company's stockholders of this Agreement, the amendment and restatement of the Company Charter or the Staffing Disposition by the Board of Directors of the Company in accordance with either Section 6.1(d) or Section 6.10(a) shall not constitute a breach of the representation in clause (iv). The Board of Directors of the Company has received from the Company Financial Advisor a written opinion, a true and correct copy of which has been provided to Holding and Comsys by the Company, to the effect that, as of the date of the opinion, from a financial point of view, the consideration to be received by the shareholders of the Company pursuant to the Merger transaction is fair to the Company's stockholders. The Company has been authorized by the Company Financial Advisor to include such opinion in its entirety in the Proxy Statement so long as such inclusion is in form and substance reasonably satisfactory to the Company Financial Advisor and its counsel.

            (b) The Board of Directors of Merger Sub has, by written consent of all of the directors, which consent has not been subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of Merger Sub, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the sole stockholder of Merger Sub and (iv) recommended that the sole stockholder of Merger Sub approve this Agreement (including the Merger Consideration and the transactions contemplated by the Subscription Agreement and the Letter Agreement) and execute the Merger Sub Stockholder Consent. The Company is the sole stockholder of Merger Sub, and the Merger Sub Stockholder Consent is the only approval of the holder or holders of any class or series of Merger Sub's capital stock necessary to approve this Agreement and the transactions contemplated hereby and to consummate the Merger.

            (c) The sole member of Partners has, by resolutions duly adopted by such sole member, as of July 19, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of Partners, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the sole holder of all outstanding equity interests in Partners and (iv) recommended that the sole holder of all outstanding equity interests in Partners approve this Agreement. PFI is the sole holder of all outstanding equity interests in Partners, and the written consent of PFI approving this Agreement and the transactions contemplated hereby (the "PFI CONSENT") is the only approval of the holder or holders of any class or series of Partners' equity interests necessary to approve this Agreement and the transactions contemplated hereby. PFI, as the sole holder of all outstanding equity interests in Partners, has executed and delivered the PFI Consent.

            (d) The only vote of the holders of any class or series of the Company's capital stock that is or will be necessary to:

                  (i) approve this Agreement and adopt the plan of merger contained herein is the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock;

                  (ii) amend and restate the Company Charter is either (A) the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock, or (B) if the Company Board Approval is rescinded and in any subsequent resolution relating to such amendment and restatement, no Significant Holder Designee is included among those members of the Board of Directors of the Company voting in favor of such resolution, the affirmative vote of the holders of 75% of the issued and outstanding shares of Company Common Stock; and

                  (iii) approve the Staffing Disposition is the adoption of a resolution authorizing the Staffing Disposition by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon, provided, however, that so long as the Staffing Disposition constitutes a Related Party Transaction as defined in and pursuant to the Company Charter,
(A) each Five Percent Holder (as such term is defined in the Company Charter) has approved such action and (B) such action also has been approved by the affirmative vote of 80% of the entire Board of Directors of the Company, which approval has been satisfied as of the date hereof by the Company Board Approval and remains in full force and effect (such adoptions and approvals, collectively, the "COMPANY STOCKHOLDER VOTE").

No vote of the holders of any class or series of the Company's capital stock is or will be necessary to amend and restate the Company Bylaws, provided that the Board of Directors of the Company, including at least one Significant Holder Designee, has approved such action, which approval has been satisfied by the Company Board Approval and the amendment and restatement of the Company Bylaws contemplated by this Agreement will become effective without any further corporate action by the Company at the Effective Time.

         SECTION 3.12. Taxes.

            (a) Each of the Company and each Company Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the 2003 10-K are adequate to cover all Taxes accruing through such date. The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or a Company Subsidiary is contesting in good faith through appropriate proceedings.

            (b) As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against the Company or any Company Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Company Financial Statements. Each material deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date. Neither the Company nor any Company Subsidiary has granted any power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income, franchise or similar Tax Returns.

            (c) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary. The Company and each Company Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

            (d) Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

            (e) To the knowledge of the Company, neither the Company nor any Company Subsidiary is a party to any agreement, contract, or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G of the Code or would be subject to the excise tax under Section 4999 of the Code, or, to the knowledge of the Company, that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

            (f) Neither the Company nor any affiliate of the Company has made with respect to the Company, any Company Subsidiary, or any assets held by the Company or any Company Subsidiary any consent under Section 341 of the Code.

            (g) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (h) The statutes of limitations for the federal income Tax Returns of the Company and the Company Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before January 3, 1999.

            (i) Neither the Company nor any Company Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by the Company or a Company Subsidiary is "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code. Neither the Company nor any Company Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

            (j) There have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any Company Subsidiary, (ii) transfers or disposition of property by the Company or any Company Subsidiary for which the Company or the Company Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business, excluding any redemptions, transfers or dispositions between or among the Company and any Company Subsidiary.

            (k) Section 3.12(k) of the Company Disclosure Letter accurately reflects the tax basis of the assets listed therein.

            (l) The Company's net operating loss and capital loss carryforwards are no less than the amounts reflected in Section 3.12(l) of the Company Disclosure Letter.

            (m) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). To the knowledge of the Company, neither the Company nor any Company Subsidiary has been notified in writing that it will be required to incur any liability for Taxes of any Person (other than the Company or a Company Subsidiary) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Tax authority with respect to such other Person.

            (n) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign law).

            (o) Neither the Company nor any of the Company Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (p) As used in this Agreement, "TAX" or "TAXES" means, except as any such item relates to a Company Employee Benefit Plan, (i) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax applicable or related thereto; (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being a member of an affiliated, consolidated, combined or unitary group; and
(iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or clause (ii). As used in this Agreement, "TAX RETURN" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other governmental authority in connection with Taxes, except as any such item relates to a Company Employee Benefit Plan.

            SECTION 3.13. Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and Company Subsidiaries are in compliance with all applicable federal, state and local laws, regulations, and requirements relating to pollution, protection of the environment, and human health and safety ("ENVIRONMENTAL LAWS"); (ii) the Company and Company Subsidiaries are not subject to any existing, pending or, to the Company's knowledge, threatened proceedings regarding alleged violation of or liability under any Environmental Law; (iii) there have been no unauthorized releases of pollutants, contaminants, or other substance regulated under any Environmental Law (including petroleum products) at any property owned, operated or occupied by the Company and Company Subsidiaries; and (iv) the Company and Company Subsidiaries have obtained all permits and other authorizations required under Environmental Laws, such permits and other authorizations are currently in full force and effect, and the Company and Company Subsidiaries are in compliance with such permits and other authorizations. To the knowledge of the Company, there has been no material environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of the Company (or any of its predecessors) in relation to the current or prior business of the Company (or any of its predecessors) or any Company Subsidiary or any property or facility now or previously owned or leased by the Company or any Company Subsidiary.

            SECTION 3.14. Compliance with Laws. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by the Company and the Company Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or, to the Company's knowledge, has been filed, commenced or threatened against the Company or any Company Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except as would not be material to the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise.

            SECTION 3.15. Employment Matters.

            (a) The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours, and any other law applicable to any current or former employee or director of the Company or any Company Subsidiary (each a "COMPANY EMPLOYEE"), or the independent contractors and consultants of the Company and the Company Subsidiaries (collectively, the "COMPANY INDEPENDENT CONTRACTORS"), or other Persons providing services to the Company or any Company Subsidiary, including, without limitation, all laws concerning the classification of employees and independent contractors. Each of the Company and the Company Subsidiaries has withheld all material amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to employees, and none of the Company and the Company Subsidiaries is liable for any material arrears of wages or any material penalty for failure to timely pay wages.

            (b) To the Company's knowledge, no Company Employee, Company Independent Contractor or any other Person providing services to the Company or any Company Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant applicable to a former employer relating (i) to the right of any such Person to be employed or retained by the Company or any Company Subsidiary, or (ii) to the use by or for the benefit of any of the Company or a Company Subsidiary of the trade secrets, intellectual property, or confidential or proprietary information of others in each case, in any material respect. To the knowledge of the Company, no Company Employee, Company Independent Contractor or any other Person providing services to the Company or any Company Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or restrictive covenant relating to the business of the Company or any Company Subsidiary, which violation or violations would, individually or in the aggregate, have a Company Material Adverse Effect.

            (c) The Company and the Company Subsidiaries have provided Holding and Comsys with true, complete and correct copies of all current written employment, management, change of control or severance agreements or arrangements which have been entered into between the Company and any Company Subsidiary, on the one hand, and any Company Employee, Company Independent Contractor or any other Person providing services to the Company or any Company Subsidiary, on the other hand, including any amendments thereto, in each case, providing for annual compensation, change of control or severance benefits that are in excess of $100,000 in the aggregate, and a list of any current officer of the Company or a Company Subsidiary or any other employee of the Company or a Company Subsidiary with a level of annual compensation (including base pay and any bonus or other incentive payments) that is in excess of $100,000 per year for the year ended December 31, 2003. Other than as expressly set forth in such agreements or amendments or in this Agreement, there have been no material changes, and there are no material proposed amendments or changes, to the remuneration or benefits of any kind payable or due to any of such Company Employees.

            (d) Neither the Company nor any Company Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of Company or any of the Company Subsidiaries to authorize representation by any labor organization; (ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries.

            (e) In the 90-day period preceding the date of this Agreement, neither the Company nor any of the Company Subsidiaries has effectuated (i) a "PLANT CLOSING" (as defined in the Workers Adjustment and Retraining Notification Act of 1989, as amended (the "WARN ACT")), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Company Subsidiaries, or
(ii) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Company Subsidiaries; nor has the Company or any of the Company Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. Section 3.15(e) of the Company Disclosure Letter lists the number of the Company's or the Company Subsidiaries' employees (other than billable consultants) who have suffered an "EMPLOYMENT LOSS" (as defined in the WARN Act) in the 90 days prior to the date of this Agreement or had a reduction in hours of at least 50% in the 180 days prior to the date of this Agreement. To the knowledge of the Company, the Company and the Company Subsidiaries have at all times properly classified each of their respective employees as employees, each of their respective "LEASED EMPLOYEES" (within the meaning of Section 414(n) of the Code) as leased employees, and each of their independent contractors as independent contractors, as applicable.

            SECTION 3.16. Foreign National Employees. Section 3.16 of the Company Disclosure Letter sets forth a complete list of all employees of the Company who, to the Company's knowledge, are working pursuant to visas sponsored by the Company (collectively, the "COMPANY FOREIGN NATIONAL EMPLOYEES"). To the knowledge of the Company, each Company Foreign National Employee holds a valid visa and is permitted to work in his or her current capacity as a Company Employee pursuant to such visa.

            SECTION 3.17. Investment Company. Neither the Company nor any of the Company Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

            SECTION 3.18. Property. Neither the Company nor any of the Company Subsidiaries owns or has owned any real property. Except as set forth in the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, free and clear of all Liens except Liens for Taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect; and all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such Company Subsidiary has not taken adequate steps to prevent such a default from occurring). All major items of operating equipment owned or leased by the Company or any of the Company Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of the Company and the Company Subsidiaries, to comply in all material respects with the requirements of all applicable contracts of the Company.

            SECTION 3.19. Intellectual Property. Except as provided for in the Buyer Agreement, the Company and the Company Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights and proprietary information used or held for use in connection with their respective businesses (the "COMPANY INTELLECTUAL PROPERTY"), free and clear of all Liens, and there are no assertions or claims challenging the validity of any of the foregoing. Except as provided for in the Buyer Agreement, neither the Company nor any Company Subsidiary has granted to any other Person any license to use any of the foregoing. To the Company's knowledge, the conduct of the Company's and the Company Subsidiaries' respective businesses does not conflict with any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copy rights and proprietary information of others in any way. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of the Company Intellectual Property, to the extent such measures are appropriate. Neither the Company nor any Company Subsidiary is required to pay any royalty or other amount to anyone with respect to any of the Company Intellectual Property. Following consummation of the Staffing Disposition in compliance with the terms of Section 6.13, the Company will continue to own, free from any royalty, maintenance, renewal or other fees or charges, all Company Intellectual Property that had been used by Staffing prior to the consummation of the Staffing Disposition except as provided for in the Buyer Agreement. The execution, delivery and performance of this Agreement by the Company of the transactions contemplated by this Agreement will not alter, impair, diminish or result in the loss of any rights or interests of the Company or any Company Subsidiary (other than Staffing) of any Company Intellectual Property.

            SECTION 3.20. Insurance. The Company and each Company Subsidiary is covered by valid, outstanding enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "COMPANY INSURANCE POLICIES"). Section 3.20 of the Company Disclosure Letter sets forth a complete and accurate list of the Company Insurance

Policies. The Company Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. The Company and each of the Company Subsidiaries has complied in all material respects with the provisions of the Company Insurance Policies applicable to it, and provided to Holding and Comsys copies of all of the Company Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Company Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Company or any of the Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries has failed to give, in a timely manner, any notice required under any of the Company Insurance Policies to preserve its rights thereunder.

            SECTION 3.21. Certain Contracts and Arrangements.

            (a) Except with respect to any Company Employee Benefit Plan,
Section 3.21(a) of the Company Disclosure Letter sets forth a true and complete list of (i) all material agreements to which the Company or any Company Subsidiary is a party (which for customers shall be limited to the top fifty Partners customers in terms of first quarter 2004 revenue); (ii) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which indebtedness of the Company or any Company Subsidiary is outstanding or may be incurred; (iii) all agreements requiring expenditures in excess of $50,000 individually or $200,000 in the aggregate; and
(iv) all contracts that cannot be terminated on 30 days' notice or less without material cost or penalties (the agreements, contracts and obligations specified above, collectively the "COMPANY CONTRACTS"). Each Company Contract is in full force and effect, and is a legal, valid and binding obligation of the Company or one of the Company Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a violation, default or breach by the Company or any Company Subsidiary or, to the knowledge of the Company, any other party thereto under any Company Contract or result in a right of termination of any Company Contract. Other than as contemplated by Section 3.3(c), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby (including the Staffing Disposition) to provide for the continuation in full force and effect of all of the Company Contracts after the Closing.

            (b) Neither the Company nor any of the Company Subsidiaries is a party to or bound by (i) any non-competition or other agreement or other arrangement that purports to limit or otherwise materially restrict the Company or any Company Subsidiary or any successor thereto, or that would, after the Effective Time, to the knowledge of the Company, materially limit or restrict the Company, the Surviving Entity or any of their subsidiaries or any successor thereto, from engaging or competing in the information technology staffing business or (ii) any agreement or other arrangement that contains a "MOST FAVORED NATION" provision purporting to require the Company or any of the Company Subsidiaries to provide services to a customer on terms at least as favorable as those on which the Company or any Company Subsidiary provides services to a third party unaffiliated with such customer.

            SECTION 3.22. Company Financing Arrangements. The Company has on or prior to the date hereof entered into a subscription agreement with Wachovia (the "SUBSCRIPTION AGREEMENT"), a true and complete copy of which has been furnished by the Company to Holding and Comsys, pursuant to which Wachovia has agreed, subject to the terms and conditions contained in the Subscription Agreement, to convert, at the Effective Time, specified amounts of outstanding debt of Comsys (subject to adjustment as provided in the Subscription Agreement), into shares of Company Preferred Stock to be issued by the Company at the Effective Time. The Company has on or prior to the date hereof entered into a letter agreement (the "LETTER AGREEMENT") with MatlinPatterson Global Opportunities Partners, L.P. ("MGOP"), MatlinPatterson Global Opportunities Partners (Bermuda), L.P., ("MGOPB"), Links Partners, L.P. ("LINKS") and Inland Partners, L.P. ("INLAND") pursuant to which MGOP, MGOPB, Inland and Links have agreed, severally and not jointly, to purchase at the Effective Time, under certain circumstances, up to $7,000,000 of the Company Preferred Stock in accordance with the terms of the subscription agreement attached to the Letter Agreement as an exhibit. A true and complete copy of the Letter Agreement has been furnished by the Company to Holding and Comsys. The Subscription Agreement and the Letter Agreement are in full force and effect and, since the date thereof, have not been withdrawn, amended or terminated in any manner. The Company has taken all corporate and other actions required to cause the Subscription Agreement and the Letter Agreement to be effective.

            SECTION 3.23. Company Rights Plan; Takeover Statutes.

            (a) The Company has delivered to Holding and Comsys a true and complete copy of the Company Rights Plan. No "Distribution Date" or "Stockholder Acquisition Date" (as each such term is defined in the Company Rights Plan) has occurred prior to the date of this Agreement. The Company has taken all action so that none of (i) this Agreement, (ii) the execution and delivery of this Agreement by any party hereto, (iii) the performance by any party of its obligations under this Agreement or (iv) the consummation of any of the transactions contemplated by this Agreement (including the Merger and the Staffing Disposition) will:

                  (i) cause any Person to become an Acquiring Person, cause a Distribution Date or Stock Acquisition Date (as each such term is defined in the Company Rights Plan) to occur or otherwise cause the rights to be issued pursuant to the Company Rights Plan to become exercisable; or

                  (ii) trigger any "Significant Holder" or "Related Party" provisions set forth in the Company Charter (as each such term is defined therein).

            (b) The Company has taken all actions so that the Company Rights Plan will terminate immediately prior to the Effective Time.

            (c) The approval by the Board of Directors of the Company of this Agreement, the Merger, the amendment of the Company Charter, the amendment of the Company Bylaws and the transactions contemplated hereby and thereby (including the Staffing Disposition) is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated hereby the restrictions contained in Section 203 of the DGCL, and no "fair price," "moratorium," "control share acquisition" or other anti-takeover law of any state is applicable to or triggered by the Merger, this Agreement or the transactions contemplated hereby.

            SECTION 3.24. Activities of Merger Sub. Merger Sub conducts no operations and, other than entering into this Agreement and performing its obligations hereunder, has not entered into any agreement or conducted any business.

            SECTION 3.25. Agreement Regarding Staffing Disposition. The Company is simultaneously entering into a definitive agreement with Compass CS Inc. ("BUYER"), a true and correct copy of which has been provided to Holding, pursuant to which Buyer is required to purchase all of the issued and outstanding capital stock of Venturi Staffing Partners, Inc. ("STAFFING"), for a purchase price providing the Company with Net Cash Proceeds upon the closing of such transaction of not less than $25 million, in a transaction that the parties thereto agree to consummate at or prior to the Closing Date on terms consistent with those set forth in Section 6.13 (the "BUYER AGREEMENT"). The Buyer Agreement permits the Company to terminate the Buyer Agreement under certain circumstances and enter into a definitive agreement with a third party (a "REPLACEMENT AGREEMENT"). The terms of any Replacement Agreement must be on terms that are acceptable to Holding and otherwise consistent with the terms set forth in Section 6.13. Any Replacement Agreement shall require that the sale of Staffing contemplated therein be consummated on or before the Closing Date. The term "NET CASH PROCEEDS" refers to the amount in cash received by the Company as consideration for the sale of Staffing (including funds placed in escrow in connection with the Tax Liabilities), upon the closing of such transaction net of (i) income taxes, (ii) broker, legal and accounting fees and other transaction fees and expenses and any termination fees arising out of or in connection with the sale of Staffing contemplated by this Agreement and (iii) any other liabilities associated with Staffing, including any accrued liabilities of Staffing which are not assumed by the Buyer at the time the sale of Staffing is consummated (including but not limited to liabilities relating to the Nonqualified Plan, the 401(K) Matter (as defined below), the Unemployment Taxes and the Unclaimed Property Taxes) that are not assumed by the purchaser of Staffing. The Company will not amend or waive any rights under the Buyer Agreement without the prior written approval of Holding, or terminate the Buyer Agreement except in accordance with its terms. The Company will comply with all of its obligations in the Buyer Agreement and all representations and warranties of the Company and Staffing in the Buyer Agreement are true and correct. If the Company enters into a Replacement Agreement as permitted hereby, (i) the Company will not amend or waive any rights under such Replacement Agreement without the prior written approval of Holding, or terminate such Replacement Agreement except in accordance with its terms, (ii) the Company will comply with all of its obligations in such Replacement Agreement and (iii) all representations and warranties of the Company and Staffing in the Replacement Agreement will be true and correct. "401(K) MATTER" means liabilities and costs incurred or estimated as of the Effective Time by the Company in good faith to be incurred in connection with the correction of any form, operational or demographic error associated with the VPI 401(K) Plan, provided, however, that liabilities for the 401(K) Matter for purposes of the Net Cash Proceeds shall not exceed $500,000.

            SECTION 3.26. Books and Financial Records. The books of account and other financial records of the Company are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company is subject to that Section), including the maintenance of a system of internal controls that meets the requirements of such section.

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF HOLDING AND COMSYS

           Except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) previously delivered by Holding and Comsys to the Company (the "COMSYS DISCLOSURE LETTER"), Holding and Comsys hereby jointly and severally represent and warrant to the Company as follows:

            SECTION 4.1. Organization. Holding and each of the Subsidiaries of Holding (the "HOLDING SUBSIDIARIES") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. Holding and each of the Holding Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, would not be material to Holding or the Holding Subsidiaries. The copies of the certificate of incorporation and bylaws of Holding and Comsys that were delivered to the Company prior to the date of this Agreement are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

            SECTION 4.2. Capitalization.

            (a) As of the date of this Agreement, the authorized capital stock of Comsys consists of 5,000,000 shares of common stock, par value $.01 per share, of Comsys (the "COMSYS COMMON STOCK"), 2,115,500 shares of which are issued and outstanding. As of the date of this Agreement, no shares of Comsys Common Stock were held by Comsys in its treasury. The issued and outstanding shares of Comsys Common Stock have been duly authorized and validly issued, fully paid and are nonassessable and free of preemptive rights. Comsys has not, subsequent to December 31, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, authorized or effected any split up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, nor has Comsys heretofore agreed to take any such action. There are no outstanding contractual obligations of Comsys of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of Comsys. Other than the Comsys Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of Comsys having the right to vote on any matters on which stockholders of Comsys may vote. Except as set forth above, no shares of capital stock or other voting securities of Comsys are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Comsys or any other Holding Subsidiary is a party or by which any of them is bound obligating Comsys or any other Holding Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Comsys or of any other Holding Subsidiary or obligating Comsys or any other Holding Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

            (b) As of the date of this Agreement, the authorized capital stock of Holding consists of: (i) 35,000,000 shares of Holding Common Stock, 20,844,060 shares of which are issued and outstanding; (ii) 150,000 shares of Class A-1 preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS A-1 PREFERRED STOCK"), 92,553.653 shares of which are issued and outstanding; (iii) 46,352 shares of Class A-2 preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS A-2 PREFERRED STOCK"), 46,351.073 shares of which are issued and outstanding; (iv) 3,000 shares of Holding Class A-3 Preferred Stock, 3,000 shares of which are issued and outstanding; (v) 33,000 shares of Holding Class B Preferred Stock, 33,000 shares of which are issued and outstanding; (vi) 62,500 shares of Holding Class C Preferred Stock, 62,500 shares of which are issued and outstanding; (vii) 1,000 shares of Holding Class D Preferred Stock, 1,000 shares of which are issued and outstanding; and
(viii) 7,177.579 shares of Class E preferred stock of Holding, par value $.01 per share (the "HOLDING CLASS E PREFERRED STOCK"), 7,177.579 shares of which are issued and outstanding. As of the date of this Agreement, no shares of any class of Holding capital stock were held by Holding in its treasury. The issued and outstanding shares of each class of Holding capital stock have been duly authorized and validly issued, fully paid and are nonassessable and free of preemptive rights. Holding has not, subsequent to December 31, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, authorized or effected any split up or any recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, nor has Holding heretofore agreed to take any such action. There are no outstanding contractual obligations of Holding of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of Holding. Other than the respective classes of Holding capital stock there are no outstanding bonds, debentures, notes or other indebtedness or securities of Holding having the right to vote on any matters on which stockholders of Holding may vote. No shares of capital stock or other voting securities of Holding are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Holding is a party or by which Holding is bound obligating Holding to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Holding or obligating Holding to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

            SECTION 4.3. Authorization; No Conflict.

            (a) Each of Holding and Comsys has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Holding and Comsys, the performance by Holding and Comsys of their respective obligations hereunder and the consummation by Holding and Comsys of the transactions contemplated hereby have been duly authorized by the Board of Directors of Holding and Comsys, respectively, and no other corporate proceedings on the part of Holding or any of the Holding Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by Holding and Comsys of their respective obligations hereunder and the consummation by Holding and Comsys of the transactions contemplated hereby, other than obtaining the Holding Stockholder Consent (as defined in Section 4.3(c)). This Agreement has been duly executed and delivered by each of Holding and Comsys and constitutes a valid and binding obligation of Holding and Comsys respectively, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            (b) The Board of Directors of Comsys has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on July 15, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement and the other transactions contemplated hereby to which Comsys is a party are advisable and in the best interests of Comsys and its stockholders, and (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby to which Comsys is a party. No vote of the holders of any class or series of Comsys' capital stock is necessary to consummate the Merger.

            (c) The Board of Directors of Holding has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on July 15, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement and the other transactions contemplated hereby to which Holding is a party are advisable and in the best interests of Holding and its stockholders, and (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby to which Holding is a party. The only vote of the holders of any class or series of Holding's capital stock necessary to consummate the Merger is the adoption of this Agreement by the holders of a majority of the issued and outstanding shares of Holding Common Stock (the "HOLDING STOCKHOLDER CONSENT").

            (d) Neither the execution and delivery of this Agreement by Holding or Comsys, nor the consummation by Holding or Comsys of the transactions contemplated hereby nor compliance by Holding or Comsys with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate of incorporation or bylaws of Holding or Comsys or any similar organizational documents of any Holding Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Holding or any of the Holding Subsidiaries under, or result in being declared void, voidable or without further binding effect, or otherwise result in a detriment to Holding or any Holding Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which

Holding or any of the Holding Subsidiaries is a party or by which Holding or any of the Holding Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (e) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to Holding or any of the Holding Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Holding Material Adverse Effect. A "HOLDING MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Holding and the Holding Subsidiaries considered as a single enterprise or (ii) the ability of Holding or Comsys to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence, development or state of circumstances which (A) adversely affects the securities markets in general or the information technology staffing industry generally, including legal, accounting or regulatory changes, (B) arises out of general economic or industry conditions (and in each case does not disproportionately affect Holding and the Holding Subsidiaries considered as a single enterprise) or (C) (other than with respect to a breach of either this
Section 4.3 or Section 4.20 that is not timely cured if susceptible to cure) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Holding Material Adverse Effect has occurred.

            (e) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is necessary to be obtained or made by Comsys or any other Holding Subsidiary in connection with Holding's or Comsys' respective execution, delivery and performance of this Agreement or the consummation by Holding or Comsys of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the HSR Act and applicable foreign competition and/or antitrust laws, if any, and (iii) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) and Rule 14f-1 of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby.

            SECTION 4.4. Subsidiaries.

            (a) Holding has no Subsidiaries other than Comsys. All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, Comsys are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by Holding free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, Comsys. There are no agreements requiring Holding to make contributions to the capital of, or lend or advance funds to, Comsys.

            (b) The Holding Subsidiaries and their respective jurisdictions of organization are identified in Section 4.4(a) of the Comsys Disclosure Letter. All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Holding Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by Comsys or by another Holding Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Holding Subsidiaries. There are no agreements requiring Comsys or any other Holding Subsidiary to make contributions to the capital of, or lend or advance funds to, any Holding Subsidiary.

            SECTION 4.5. Financial Statements.

            (a) The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and comprehensive income (loss) and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) of Holding for the annual periods ending December 31, 2001, 2002 and 2003 and the quarterly period ending March 31, 2004 (collectively, the "HOLDING FINANCIAL STATEMENTS") delivered by Holding to the Company have been prepared from the books and records of Holding and the Holding Subsidiaries, have been prepared in conformity with GAAP (except, in the case of unaudited statements) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Holding and the Holding Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Holding Financial Statements, neither Holding nor any of the Holding Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities or obligations that (i) were not required by GAAP to be disclosed or provided for in the Holding Financial Statements or
(ii) were incurred since December 31, 2003, and which, in each case, (A) were incurred in the ordinary course of business consistent with past practice and
(B) individually or in the aggregate, have not had and would not reasonably be expected to have a Holding Material Adverse Effect.

            (b) Neither Holding nor Comsys has received written notice from any governmental entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by any governmental entity. Since January 1, 2001, neither Holding's nor Comsys' respective independent public accounting firm has informed Holding or Comsys, respectively, that it has any material questions, challenges or disagreements regarding or pertaining to Holding's or Comsys' respective accounting policies or practices. Since January 1, 2001, to the knowledge of Holding and Comsys, no officer or director of Holding or Comsys has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with Holding or any Holding Subsidiary. Set forth in Section 4.5(b) of the Comsys Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of Holding and the Holding Subsidiaries.

            SECTION 4.6. Absence of Material Adverse Changes, etc. Since March 31, 2004, Holding and the Holding Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice and there has not been or occurred:

            (a) any event, condition, change, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Holding Material Adverse Effect;

            (b) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by Holding or the Holding Subsidiaries; or

            (c) any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2(b).

            SECTION 4.7. Litigation. There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Holding or Comsys, threatened, to which Holding or any of the Holding Subsidiaries is a party. There are no judgments, decrees, injunctions, rules, awards or orders of any governmental or regulatory entity or arbitrator outstanding against Holding or any of the Holding Subsidiaries.

            SECTION 4.8. Information Supplied. The information provided by Holding and Comsys for inclusion in the Proxy Statement (including any information required to be filed with the SEC and delivered to the Company stockholders pursuant to Rule 14f-1 under the Exchange Act) and each amendment or supplement thereto, at the time of filing thereof with the SEC and at the time of its dissemination to the Company's stockholders will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            SECTION 4.9. Broker's or Finder's Fees. No agent, broker, Person or firm acting on behalf of Holding or any Holding Subsidiary or under Holding's or any Holding Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby.

            SECTION 4.10. Employee Plans.

            (a) There are no current Comsys Employee Benefit Plans established, maintained, adopted, participated in, sponsored, contributed or required to be contributed to, provided, promised to be provided, terminated by, or resulting in any material liability to Holding or Comsys or any entity with which Holding or Comsys is considered a single employer under Section 414(b), (c) or (m) of the Code ("COMSYS ERISA AFFILIATES"). As used in this Agreement, "COMSYS EMPLOYEE BENEFIT PLAN" means any Holding or Holding Subsidiary plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of Holding or any of the Holding Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("COMSYS EMPLOYEE WELFARE BENEFIT PLAN"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("COMSYS EMPLOYEE PENSION BENEFIT PLAN") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

            (b) With respect to each Comsys Employee Benefit Plan, Holding and Comsys have made available to the Company a true, correct and complete copy of:
(i) each writing constituting a part of such Comsys Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts and insurance contracts) and all amendments thereto; (ii) the two most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments; and (v) all notices given within the last three years relating to such Comsys Employee Benefit Plan, any fiduciary thereof, Holding, Comsys, or any Comsys ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency relating to such Comsys Employee Benefit Plan.

            (c) Each Comsys Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a), 401(f) or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("QUALIFIED COMSYS EMPLOYEE BENEFIT PLAN"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked (or is within the remedial amendment period for obtaining such letter), and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Comsys Employee Benefit Plan. For the avoidance of doubt, the term "favorable determination letter" as used in this Section 4.10(c) does not include an opinion letter or advisory letter issued with respect to a master and prototype or volume submitter plan. Any favorable determination letters referenced in this Section 4.10(c) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Comsys Employee Benefit Plan has timely made "GOOD FAITH" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42.

            (d) Holding or Comsys, as applicable, has (i) filed or caused to be filed all material returns and reports on the Comsys Employee Benefit Plans that it and/or any fiduciary of any such plan is required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports.

            (e) The funding, if any, under each Comsys Employee Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. Neither Holding nor Comsys is subject to taxation on the income of any Comsys Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Comsys Employee Welfare Benefit Plans required to comply with the COBRA provisions of ERISA and the Code (and similar state law) have complied with such requirements in all material respects.

            (f) Each Comsys Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions.

            (g) Holding and the Holding Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Comsys Employee Benefit Plans.

            (h) None of Holding, Comsys or any Comsys ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Comsys Employee Benefit Plan that is a "MULTIEMPLOYER PLAN," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA. None of Holding, Comsys or any Comsys ERISA Affiliate has any liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation), and no such liability has been or is expected to be incurred by Holding or any of the Holding Subsidiaries.

            (i) Neither Holding nor the Holding Subsidiaries is obligated to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or any similar provisions of state law.

            (j) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of Holding or the Holding Subsidiaries to severance pay, any change in control payment, or any other material payment (including unemployment compensation, bonus or otherwise), except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, (iii) materially increase any benefits otherwise payable under any Comsys Employee Benefit Plan, agreement or otherwise, or (iv) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither Holding nor any Holding Subsidiary has taken any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii), (iii) or (iv) of this Section 4.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

            (k) There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of Holding and Comsys, threatened against Holding any Holding Subsidiary or any Comsys Employee Benefit Plan related to any Comsys Employee Benefit Plan (other than claims for benefits or appeals of denied claims in the ordinary course of business). No Comsys Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

            (l) Holding or Comsys, as applicable, has the right to amend or terminate each Comsys Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Comsys Employee Pension Benefit Plan.

            (m) Without limiting the generality of any other representation contained herein, there exists no Lien against Holding, any Holding Subsidiary, any Comsys ERISA Affiliate, or any of their assets arising under sections 302(f) or 4068(A) of ERISA or section 412(n) of the Code.

            (n) None of Holding, Comsys or any Comsys ERISA Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Comsys Employee Benefit Plan or modify, change or terminate any existing Comsys Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. No events have occurred or are expected to occur with respect to any Comsys Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan other than an economic downturn, an increase in the cost of healthcare, or similar event beyond the control of Holding and Holding Subsidiaries.

            SECTION 4.11. Taxes.

            (a) Each of Holding and each Holding Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and Holding and each Holding Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Holding Financial Statements are adequate to cover all Taxes accruing through such date. Holding and the Holding Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of Holding or any Holding Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that Holding or a Holding Subsidiary is contesting in good faith through appropriate proceedings.

            (b) As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Holding or any Holding Subsidiary, and neither Holding nor any Holding Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against Holding or any Holding Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Holding Financial Statements. Each material deficiency resulting from any audit or examination relating to Taxes of Holding or any Holding Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Holding Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where Holding or any of the Holding Subsidiaries does not file Tax Returns that Holding or any Holding Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither Holding nor any Holding Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on Holding or any Holding Subsidiary with respect to any period following the Closing Date. Neither Holding nor any Holding Subsidiary has granted any power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income, franchise or similar Tax Returns.

            (c) Neither Holding nor any Holding Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against Holding or any Holding Subsidiary. Holding and each Holding Subsidiary have disclosed on their federal income Tax Returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither Holding nor any Holding Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

            (d) Neither Holding nor any Holding Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

            (e) To the knowledge of Holding and Comsys, neither Holding nor any Holding Subsidiary is party to any agreement, contract or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock), that would not be deductible pursuant to the terms of Section 280G of the Code or would be subject to any excise tax under Section 4999 of the Code, or, to the knowledge of Holding, that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 162(n) of the Code.

            (f) None of Holding, Comsys or any affiliate of Holding or Comsys has made with respect to Holding any Holding Subsidiary, or any assets held by Holding or any Holding Subsidiary any consent under Section 341 of the Code.

            (g) Neither Holding nor any Holding Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (h) The statutes of limitations for the federal income Tax Returns of Holding and the Holding Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1998.

            (i) Neither Holding nor any Holding Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by Holding or a Holding Subsidiary is "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code. Neither Holding nor any Holding Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

            (j) There have not been, within two years of the date of this Agreement, any (i) redemptions by Holding or any Holding Subsidiary, (ii) transfers or disposition of property by Holding or any Holding Subsidiary for which Holding or Holding Subsidiary did not receive adequate consideration, or
(iii) distributions to the holders of Holding Common Stock with respect to their stock other than distributions of cash in the ordinary course of business, excluding any redemptions, transfers or dispositions between or among Holding and any Holding Subsidiary.

            (k) Section 4.11(k) of the Comsys Disclosure Letter accurately reflects the tax basis of the assets listed therein.

            (l) Holding's net operating loss and capital loss carryforwards are no less than the amounts reflected in Section 4.11(l) of the Comsys Disclosure Letter.

            (m) Neither Holding nor any Holding Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Holding). To the knowledge of Holding and Comsys, neither Holding nor any Holding Subsidiary has been notified in writing that it will be required to incur any liability for Taxes of any Person (other than Holding or a Holding Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Tax authority with respect to such other Person.

            (n) Neither Holding nor any Holding Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign law).

            (o) Neither Holding nor any of the Holding Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            SECTION 4.12. Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Holding Material Adverse Effect: (i) Holding and Holding Subsidiaries are in compliance with all applicable Environmental Laws; (ii) Holding and Holding Subsidiaries are not subject to any existing, pending or, to Holding and Comsys' knowledge, threatened proceedings regarding alleged violation of or liability under any Environmental Law; (iii) there have been no unauthorized releases of pollutants, contaminants or other substances regulated under any Environmental Law (including petroleum products) at any property owned, operated or occupied by Holding and Holding Subsidiaries; and (iv) Holding and Holding Subsidiaries have obtained all permits and other authorizations required under Environmental Laws, such permits and other authorizations are currently in full force and effect, and Holding and the Holding Subsidiaries are in compliance with such permits and other authorizations. To the knowledge of Holding and Comsys, there has been no material environmental investigation, study, audit, test, review or other analysis conducted by or on behalf of Holding or Comsys (or any of their respective predecessors) in relation to the current or prior business of Holding (or any of its respective predecessors) or any Holding Subsidiary or any property or facility now or previously owned or leased by Holding or any Holding Subsidiary.

            SECTION 4.13. Compliance with Laws. Holding and the Holding Subsidiaries are in compliance in all material respects with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by Holding and the Holding Subsidiaries, and no notice, charge, claim, action or assertion has been received by Holding or any Holding Subsidiary or, to Holding's and Comsys' knowledge, has been filed, commenced or threatened against Holding or any Holding Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except as would not be material to Holding and the Holding Subsidiaries considered together as a single enterprise.

            SECTION 4.14. Employment Matters.

            (a) Holding and the Holding Subsidiaries are in compliance in all material respects with all applicable laws respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours, and any other law applicable to any current or former employee or director of Holding or any Holding Subsidiary (each a "COMSYS EMPLOYEE"), or the independent contractors and consultants of Holding and the Holding Subsidiaries (collectively, the "COMSYS INDEPENDENT CONTRACTORS"), or other Persons providing services to Holding or any Holding Subsidiary, including, without limitation, all laws concerning the classification of employees and independent contractors. Each of Holding and the Holding Subsidiaries has withheld all material amounts required by applicable law or by agreement to be withheld from the wages, salaries and other payments to employees, and neither Holding nor any Holding Subsidiary is liable for any material arrears of wages or any material penalty for failure to timely pay wages.

            (b) To Holding's and Comsys' knowledge, no Comsys Employee, Comsys Independent Contractor or any other Person providing services to Holding or any Holding Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant applicable to a former employer relating (i) to the right of any such Person to be employed or retained by Holding or any Holding Subsidiary, or (ii) to the use by or for the benefit of Holding or any Holding Subsidiary of the trade secrets, intellectual property, or confidential or proprietary information of others, in each case, in any material respect. To the knowledge of Holding and Comsys, no Comsys Employee, Comsys Independent Contractor or any other Person providing services to Holding or any Holding Subsidiary is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or restrictive covenant relating to the business of Holding or any Holding Subsidiary, which violation or violations would, individually or in the aggregate, have a Holding Material Adverse Effect.

            (c) Holding and the Holding Subsidiaries have provided the Company with true, complete and correct copies of all current written employment, management, change of control or severance agreements or arrangements which have been entered into between Holding and any Holding Subsidiary, on the one hand, and any Comsys Employee, Comsys Independent Contractor or any Person providing services to Holding or any Holding Subsidiary, on the other hand, including any amendments thereto, in each case, providing for annual compensation, change of control or severance benefits that are in excess of $100,000 in the aggregate, and a list of any current officer of Holding or a Holding Subsidiary or any other employee of Holding or a Holding Subsidiary with a level of annual compensation (including base pay and any bonus or other incentive payments) that is in excess of $100,000 per year for the year ended December 31, 2003. Other than as expressly set forth in such agreements or amendments or in this Agreement, there have been no material changes, and there are no material proposed amendments or changes, to the remuneration or benefits of any kind payable or due to any of such Comsys Employees.

            (d) Neither Holding nor any Holding Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of Holding and Comsys, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of Holding or any of the Holding Subsidiaries, and, to the knowledge of Holding and Comsys, there are no campaigns being conducted to solicit cards from employees of Holding or any of the Holding Subsidiaries to authorize representation by any labor organization;
(ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Holding and Comsys, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Holding or any of the Holding Subsidiaries.

            (e) In the 90-day period preceding the date of this Agreement, neither Holding nor any of the Holding Subsidiaries has effectuated (i) a "PLANT CLOSING" (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Holding or any of the Holding Subsidiaries, or (ii) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility of Holding or any of the Holding Subsidiaries; nor has Holding or any of the Holding Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. Section 4.14(e) of the Comsys Disclosure Letter lists the number of Holding's or the Holding Subsidiaries' employees (other than billable consultants) who have suffered an "EMPLOYMENT LOSS" (as defined in the WARN Act) in the 90 days prior to the date of this Agreement or had a reduction in hours of at least 50% in the 180 days prior to the date of this Agreement. To the knowledge of Holding and Comsys, Holding and the Holding Subsidiaries have at all times properly classified each of their respective employees as employees, each of their respective "leased employees" (within the meaning of Section 414(n) of the Code) as leased employees, and each of its independent contractors as independent contractors, as applicable.

            SECTION 4.15. Foreign National Employees. Section 4.15 of the Comsys Disclosure Letter sets forth a complete list of all employees of Holding or Comsys who, to Holding's and Comsys' knowledge, are working pursuant to visas sponsored by Holding or Comsys (collectively, the "COMSYS FOREIGN NATIONAL EMPLOYEES"). To the knowledge of Holding and Comsys, each Comsys Foreign National Employee holds a valid visa and is permitted to work in his or her current capacity as a Comsys Employee pursuant to such visa.

            SECTION 4.16. Investment Company. Neither Holding nor any of the Holding Subsidiaries is an "investment company" or a company "controlled" by an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

            SECTION 4.17. Properties. Neither Holding nor any of the Holding Subsidiaries owns or has owned any real property. Except as set forth in the Comsys Disclosure Schedule, Holding and each of the Holding Subsidiaries has good and marketable title to all of their respective properties and assets, free and clear of all Liens except Liens for Taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not be reasonably likely to have a Holding Material Adverse Effect; and all leases pursuant to which Holding or any of the Holding Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Holding or such Holding Subsidiary has not taken adequate steps to prevent such a default from occurring). All major items of operating equipment owned or leased by Holding or any of the Holding Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of Holding and the Holding Subsidiaries, to comply in all material respects with the requirements of all applicable contracts of Holding and Comsys.

            SECTION 4.18. Intellectual Property. Holding and the Holding Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights and proprietary information used or held for use in connection with their respective businesses (the "COMSYS INTELLECTUAL PROPERTY"), free and clear of all Liens, and there are no assertions or claims challenging the validity of any of the foregoing. Neither Holding nor any Holding Subsidiary has granted to any other Person any license to use any of the foregoing. To Holding's and Comsys' knowledge, the conduct of Holding's and the Holding Subsidiaries' respective businesses does not conflict with any patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copy rights and proprietary information of others in any way. Holding and Comsys have taken reasonable security measures to protect the secrecy, confidentiality and value of the Comsys Intellectual Property, to the extent such measures are appropriate. Neither Holding nor any Holding Subsidiary is required to pay any royalty or other amount to anyone with respect to any of the Comsys Intellectual Property. The execution, delivery and performance of this Agreement by Holding or Comsys of the transactions contemplated by this Agreement will not alter, impair, diminish or result in the loss of any rights or interests of Holding or any Holding Subsidiary of any Comsys Intellectual Property.

            SECTION 4.19. Insurance. Holding and each Holding Subsidiary is covered by valid, outstanding enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by similar entities in the same or similar lines of business in coverage amounts typically and reasonably carried by such entities (the "COMSYS INSURANCE POLICIES"). Section 4.19 of the Comsys Disclosure Letter sets forth a complete and accurate list of the Comsys Insurance Policies. The Comsys Insurance Policies are in full force and effect, and all premiums due thereon have been paid through the date of this Agreement and will be paid through the Closing Date. Holding and each of the Holding Subsidiaries has complied in all material respects with the provisions of the Comsys Insurance Policies applicable to it, and provided to the Company copies of all of the Comsys Insurance Policies and all amendments and riders thereto. There are no pending claims under any of the Comsys Insurance Policies, including any claim for loss or damage to the properties, assets or business of Holding or any of the Holding Subsidiaries. Neither Holding nor any of the Holding Subsidiaries has failed to give, in a timely manner, any notice required under any of the Comsys Insurance Policies to preserve its rights thereunder.

            SECTION 4.20. Certain Contracts and Arrangements.

            (a) Except with respect to any Comsys Employee Benefit Plan, Section 4.20(a) of the Comsys Disclosure Letter sets forth a true and complete list of
(i) all material agreements to which Holding or any Holding Subsidiary is a party (which for customers shall be limited to the top fifty Comsys customers in terms of first quarter 2004 revenue); (ii) all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which indebtedness of Holding or any Holding Subsidiary is outstanding or may be incurred; (iii) all agreements requiring capital expenditures in excess of $50,000 individually or

$200,000 in the aggregate; and (iv) all contracts that cannot be terminated on 30 days' notice or less without material cost or penalties (the agreements, contracts and obligations specified above, collectively the "COMSYS CONTRACTS"). Each Comsys Contract is in full force and effect, and is a legal, valid and binding obligation of Holding or one of the Holding Subsidiaries and, to the knowledge of Holding and Comsys, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a violation, default or breach by Holding or any Holding Subsidiary or, to the knowledge of Holding and Comsys, any other party thereto under any Comsys Contract or result in a right of termination of any Comsys Contract. Other than as contemplated by
Section 4.3(e), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Comsys Contracts after the Closing.

            (b) Neither Holding nor any of the Holding Subsidiaries is a party to or bound by (i) any non-competition or other agreement or other arrangement that purports to limit or otherwise materially restrict Holding or any Holding Subsidiary or any successor thereto, or that would, after the Effective Time, to the knowledge of Holding and Comsys, materially limit or restrict the Company, the Surviving Entity or any of their subsidiaries or any successor thereto, from engaging or competing in the information technology staffing business or (ii) any agreement or other arrangement that contains a "most favored nation" provision purporting to require Holding or any of the Holding Subsidiaries to provide services to a customer on terms at least as favorable as those on which Holding or any Holding Subsidiary provides services to a third party unaffiliated with such customer.

            SECTION 4.21. Comsys Financing Arrangements. Comsys has obtained a commitment letter from a third party lender (the "COMMITMENT LETTER"), a true and complete copy of which has been furnished by Comsys to the Company, pursuant to which the lender has agreed, subject to the terms and on the conditions set forth in the Commitment Letter, to make available to the Company at the Effective Time aggregate financing in the amount of $183 million (the "FINANCING"). The Commitment Letter is in full force and effect and, since the date thereof, has not been withdrawn, amended or terminated in any manner.

            SECTION 4.22. Books and Financial Records. The respective books of account and other financial records of Holding and Comsys are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not Holding or Comsys are subject to that Section), including the maintenance of a system of internal controls that would meet the requirements of such section if applicable. As of the Effective Time, neither Holding nor any other Holding Subsidiary will have any loans or extensions of credit outstanding with any of its respective officers or directors that would cause the Company not to be in compliance with
Section 402 of the Sarbanes-Oxley Act if applicable.

                                   ARTICLE 4A

           REPRESENTATIONS AND WARRANTIES OF THE HOLDING STOCKHOLDERS

      Each Holding Stockholder, severally and not jointly, hereby represents and warrants as to itself only and not as to any other Holding Stockholder to the Company as follows:

            SECTION 4A1. Status; Power and Authority. If the Holding Stockholder is not a natural person, the Holding Stockholder is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or partnership power and authority to execute and deliver this Agreement and the Holding Stockholder Consent, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all necessary corporate, limited liability company or partnership action, as applicable, to authorize the execution and delivery of this Agreement. If the Holding Stockholder is a natural person, the Holding Stockholder has the requisite competence, power and authority to execute and deliver this Agreement and the Holding Stockholder Consent, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.

            SECTION 4A2. Enforceability. This Agreement has been duly executed and delivered by the Holding Stockholder and is enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 4A3. Access to Information. The Holding Stockholder has had an opportunity to review all documents and information provided by the Company that such Holding Stockholder has requested and considers material to its decision to enter into this Agreement and to ask questions of the Company or persons acting on the Company's behalf, concerning the Company and the terms and conditions of the Merger, and all such questions, if any, have been answered to the full satisfaction of the Holding Stockholder.

            SECTION 4A4. Knowledgeable and Sophisticated Investor. The Holding Stockholder is a sophisticated investor with such knowledge and experience in financial and business matters and investments in restricted securities that the Holding Stockholder is capable of evaluating the merits and risks of acquiring the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger. The Holding Stockholder is aware that acquiring shares of the Company Common Stock is a speculative investment and that there is no guarantee that the Holding Stockholder will realize any gain from its investment. The Holding Stockholder is (i) able to bear the economic risk of this investment and (ii) able to hold the shares of Company Common Stock indefinitely. The Holding Stockholder has consulted with its own attorney, accountant or investment adviser with respect to the suitability of such investment.

            SECTION 4A5. Accredited Investor. The Holding Stockholder (x) is an "accredited investor" as defined in Regulation D under the Securities Act, and has executed and delivered to the Company, or will execute and deliver to the Company within two days of the date of this Agreement, an accredited investor questionnaire in the form attached hereto as Exhibit E or (y) has retained or consulted with a "purchaser representative" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) in connection with the transactions contemplated by this Agreement. The Holding Stockholder understands that the Company has relied on the information contained therein in determining to issue shares of Company Common Stock to the Holding Stockholder.

            SECTION 4A6. No Other Representations. The Holding Stockholder acknowledges that, except as expressly stated in Article 3 of this Agreement, neither the Company (including any Company Subsidiary) nor any officer, director, employee, agent or representative of the Company or any Company Subsidiary has made any representations or warranties of any kind to the Holding Stockholder with respect to its investment in the Company Common Stock.

            SECTION 4A7. Investment Intent. The Holding Stockholder understands that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger, when issued and delivered to the Holding Stockholder, will not have not been registered under the Securities Act, or any other applicable state or federal securities statutes. The Holding Stockholder has no present intention of reselling, directly or indirectly participating in any distribution of, or otherwise disposing of such shares of Company Common Stock in violation of applicable securities laws. The Holding Stockholder understands that it may bear the economic risk of holding such shares for an indefinite period of time.

            SECTION 4A8. Transfer Restrictions. The Holding Stockholder understands that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger may not be offered for sale, sold or transferred except pursuant to (i) an effective registration under the Securities Act or in a transaction which is otherwise in compliance with the Securities Act, (ii) an effective registration under any applicable state securities statute or in a transaction otherwise in compliance with any applicable state securities statute and (iii) compliance with the applicable securities laws of other jurisdictions.

            SECTION 4A9. No General Solicitation. The Holding Stockholder acknowledges that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger were not offered to the Holding Stockholder by means of any general solicitation, publicly disseminated advertisement or sales literature.

            SECTION 4A10. No Brokers. The Holding Stockholder has not authorized any broker, dealer, agent or finder to act on its behalf, nor does the Holding Stockholder have any knowledge of any broker, dealer, agent or finder purporting to act on its behalf with respect to the Merger.

            SECTION 4A11. Legend. The Holding Stockholder acknowledges that a legend substantially as follows will be placed on the certificates representing the shares of Company Common Stock issued to the Holding Stockholder in connection with the Merger, along with any additional legend required by federal or state law or required pursuant to any shareholder or similar agreement:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

            SECTION 4A12. No Recommendation. The Holding Stockholder acknowledges that no federal or state agency has made any finding or determination relating to the fairness for investment of the Company Common Stock and no federal or state agency has recommended or endorsed the Company Common Stock.

            SECTION 4A13. Other Activities. The Holding Stockholder was not organized for the specific purpose of acquiring the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger and has other investments or business activities or will make other investments or engage in other business activities, unless the Holding Stockholder has indicated to the contrary to the Company and specified the number of beneficial owners thereof and the Company has consented in writing thereto.

            SECTION 4A14. Reliance. The Holding Stockholder understands that the shares of Company Common Stock to be issued to the Holding Stockholder in connection with the Merger are being transferred to it in reliance upon specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holding Stockholder set forth herein in order to determine the applicability of such provisions. The Holding Stockholder shall indemnify and hold the Company harmless from damage, claim or loss (including attorneys' fees) resulting from breach by such Holding Stockholder of any representation set forth in this Article 4A with respect to such Holding Stockholder.

                                   ARTICLE 5

                     CONDUCT OF BUSINESS PENDING THE MERGER

            SECTION 5.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, prior to the Effective Time, unless Holding shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit (including the Staffing Disposition in conformity with the terms of this Agreement):

            (a) The businesses of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and the Company and the Company Subsidiaries shall use their commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

            (b) Without limiting the generality of the foregoing Section 5.1(a), except as set forth in Section 5.1 of the Company Disclosure Letter or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit, the Company shall not directly or indirectly, and shall not permit any of the Company Subsidiaries to, do any of the following:

                  (i) acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise, or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice;

                  (ii) acquire by merging or consolidating with or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

                  (iii) amend or propose to amend its certificate of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

                  (iv) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock other than intra-company transfers from any Company Subsidiary to its parent entity;

                  (v) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests;

                  (vi) split, combine or reclassify any outstanding shares of its capital stock;

                  (vii) except for Company Common Stock issuable upon exercise of options, warrants or convertible debt outstanding on the date hereof, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of the Company Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

                  (viii) modify the terms of any existing indebtedness for borrowed money or security issued by the Company or any Company Subsidiary;

                  (ix) incur any indebtedness for borrowed money, except for borrowings made in the ordinary course of business under the Second Amended and Restated

Credit Facility dated as of April 14, 2003, as amended, among the Company, its subsidiary guarantors and CIT Group as a successor to Bank of America, N.A., as Agent;

                  (x) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except to or for the benefit of Partners;

                  (xi) create or assume any material Lien on any material asset;

                  (xii) authorize, recommend or propose any change in its capitalization;

                  (xiii) (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, except as may be required by any existing severance plan or other agreement, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of the Company or any Company Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary other than billable consultants and, in the case of non-executive officer employees, increases provided for in the Company's 2004 budget as previously delivered to Holding and Comsys (provided, however, that the Company is operating within the limits of such budget at the time of any such increase), (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, other than for clauses (A), (B) and (D) above, in the case of employees who are not directors and executive officers, in the ordinary course of business, (G) hire any person (other than billable consultants) at a level of annual compensation (including base pay and any guaranteed or signing bonus or other incentive payments not in accordance with the Company's standard plans) greater than or equal to $150,000, or (H) take any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii), (iii) or (iv) of Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement or by applicable law;

                  (xiv) other than in the ordinary course of business consistent with past practice, execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

                  (xv) make any changes in its method of reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any Tax election; make any change to its method of reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

                  (xvi) settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $100,000 in any one case by the Company or any of the Company Subsidiaries;

                  (xvii) other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $100,000 individually or $200,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

                  (xviii) write off any accounts or notes receivable in excess of $250,000 in the aggregate;

                  (xix) make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2004 capital expenditure plan previously provided to Comsys;

                  (xx) enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, limit or restrict Comsys or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise;

                  (xxi) other than in the ordinary course of business consistent with past practice, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party;

                  (xxii) except as permitted by Section 6.10, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 7.2(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Holding, Comsys, Merger Sub, the Holding Stockholders or the holders of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

                  (xxiii) knowingly take any action that would or could reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code;

                  (xxiv) make any payments to any Person that beneficially holds ten percent (10%) or more of any class of issued and outstanding capital stock of the Company or is a senior officer of the Company, or any affiliate of any such Person, whether in respect of such capital stock, as a management or consulting fee or otherwise, provided, however, that the Company may pay to any such Person (A) interest that is then due and owing on existing indebtedness that is otherwise permissible hereunder or (B) compensation and benefits payable to any such Person that is otherwise permissible hereunder; or

                  (xxv) take or agree in writing or otherwise to take any of the actions precluded by Sections 5.1(a) or (b).

            SECTION 5.2. Conduct of Business by Holding and Comsys Pending the Merger. Holding and Comsys covenant and agree that, prior to the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit:

            (a) The businesses of Holding and the Holding Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and Holding and the Holding Subsidiaries shall use their commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

            (b) Without limiting the generality of the foregoing Section 5.2(a), except as set forth in Section 5.2 of the Comsys Disclosure Letter or except as expressly permitted or required pursuant to this Agreement or any agreement the form of which is attached hereto as an exhibit, Holding and Comsys shall not directly or indirectly, and shall not permit any of the Holding Subsidiaries to, do any of the following:

                  (i) acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to Holding and the Holding Subsidiaries or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice;

                  (ii) acquire by merging or consolidating with or by purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

                  (iii) amend or propose to amend Holding's certificates of incorporation or bylaws or, in the case of the Holding Subsidiaries, their respective constituent documents;

                  (iv) declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock other than intra-company transfers from any Holding Subsidiary to its parent entity;

                  (v) except for the redemption of the Holding Class A-1 Preferred Stock, Holding Class A-2 Preferred Stock and Holding Class E Preferred Stock, purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests;

                  (vi) split, combine or reclassify any outstanding shares of its capital stock;

                  (vii) except for Comsys Common Stock issuable upon exercise of options, warrants or convertible debt outstanding on the date hereof, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by Holding or any of the Holding Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, their respective capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of their respective capital stock outstanding on the date hereof;

                  (viii) modify the terms of any existing indebtedness for borrowed money or security issued by Holding or any Holding Subsidiary (except as provided in Section 5.2(b)(i));

                  (ix) incur any indebtedness for borrowed money, except for borrowings made in the ordinary course of business under the Second Amended and Restated Credit Agreement dated as of June 30, 2000, as amended (the "CREDIT FACILITY"), among Comsys, Holding, various guarantors named therein and Wachovia Bank, N.A. (successor to First Union National Bank), as Administrative Agent;

                  (x) assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except to or for the benefit of the Holding Subsidiaries;

                  (xi) create or assume any material Lien on any material asset except for Liens created in connection with the Replacement Facility (as defined below);

                  (xii) authorize, recommend or propose any change in its capitalization;

                  (xiii) (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of Holding or any Holding Subsidiary, except as may be required by any existing severance plan or other agreement, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of Holding or any Holding Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of Holding or any Holding Subsidiary other than billable consultants and, in the case of non-executive officer employees of Comsys, increases provided for in Comsys' 2004 budget as previously delivered to the Company (provided, however, that Comsys is operating within the limits of such budget at the time of any such increase), (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, other than for clauses (A), (B) and (D) above, in the case of employees who are not directors and executive officers, in the ordinary course of business, (G) hire any person (other than billable consultants) at a level of annual compensation (including base pay and any guaranteed or signing bonus or other incentive payments not in accordance with the Company's standard plans) greater than or equal to $150,000, or (H) take any action that would result in its incurring any obligation for any payments or benefits described in clauses (i), (ii), (iii) or (iv) of Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement or by applicable law;

                  (xiv) other than in the ordinary course of business consistent with past practice, execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

                  (xv) make any changes in its method of reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any Tax election; make any change to its method of reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

                  (xvi) settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $100,000 in any one case by the Company or any of the Company Subsidiaries;

                  (xvii) other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $100,000 individually or $200,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

                  (xviii) write off any accounts or notes receivable in excess of $250,000 in the aggregate;

                  (xix) make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2004 capital expenditure plan previously provided to Comsys;

                  (xx) enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, limit or restrict Comsys or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of the Company and the Company Subsidiaries or Partners, in each case considered as a single enterprise;

                  (xxi) other than in the ordinary course of business consistent with past practice, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party;

                  (xxii) knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 7.3(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Holding, Comsys, Merger Sub, the Holding Stockholders or the holders of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

                  (xxiii) knowingly take any action that would or could reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code;

                  (xxiv) make any payments to any Holding Stockholder or any affiliate of such Person, whether in respect of Holding Shares, as a management or consulting fee or otherwise, provided, however, that Holding or Comsys may pay to any such Person interest that is then due and owing on existing indebtedness that is otherwise permissible hereunder or (B) compensation and benefits payable to any such Person that is otherwise permissible hereunder; or

                  (xxv) take or agree in writing or otherwise to take any of the actions precluded by Sections 5.2(a) or (b).

Notwithstanding any other provision of this Section 5.2, Holding and Comsys are expressly permitted to enter into a new credit facility with Merrill Lynch Capital and other lenders party thereto to replace the Credit Facility (the "REPLACEMENT FACILITY").

                                   ARTICLE 6

                              ADDITIONAL AGREEMENTS

            SECTION 6.1. Preparation of Proxy Statement.

            (a) The Company shall prepare and file the Proxy Statement with the SEC pursuant to the Exchange Act no later than August 2, 2004; provided that Holding and its counsel shall be given reasonable opportunity prior to such filing to review and comment on the Proxy Statement prior to the filing thereof with the SEC. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Regulation 14C and Rule 14f-1 of the Exchange Act, and will provide notice to Holding, promptly after receiving notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company agrees to use its commercially reasonable efforts, after consultation with Holding, to respond promptly to any comments or requests made by the SEC with respect to the Proxy Statement. No filing of, or amendment or supplement (including by incorporation by reference) to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by the Company without the approval of Holding, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by the Company which are incorporated by reference in the Proxy Statement, this right of approval shall apply only with respect to information relating to Holding, Comsys or their respective businesses, financial condition or results of operations, or this Agreement or the transactions contemplated hereby.

            (b) Holding and Comsys agree to use their commercially reasonable efforts to cooperate and to provide the Company with such information as it may reasonably request in connection with the preparation of the Proxy Statement. Each party agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement if and to the extent that it is or shall have become incomplete, false or misleading.

            (c) The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the date that the SEC completes its review of the Proxy Statement or, if the SEC chooses not to review the Proxy Statement, within five days after the date that the SEC notifies the Company that it will not review the Proxy Statement.

            (d) The Company shall, as soon as practicable after the date hereof, and in accordance with the Company Charter, Company Bylaws and applicable law, establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") solely for the purpose of considering and taking action upon (i) this Agreement, (ii) the amendment and restatement of the Company Charter and (iii) the Staffing Disposition, provided, however, that the Company may elect to include for consideration at the Company Stockholders Meeting (and include in the Proxy Statement) (x) its annual election of directors and (y) the ratification of its auditors for fiscal 2004. Notwithstanding anything herein to the contrary, and subject to applicable law and applicable NASD rules, the Company may, provided it has fully complied with Sections 6.1(a), (b) and (c), hold its Company Stockholders Meeting at a time of its choosing, provided, however, that such Company Stockholders Meeting shall be held not later than 30 days following the mailing by the Company of its Proxy Statement to the Company Stockholders or such shorter period as necessary to ensure that the Company Stockholders Meeting is held no later than five business days before the expiration date of the Commitment Letter as set forth in the Commitment Letter. Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Holding, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that the Company may so postpone or adjourn the Company Stockholders Meeting without the consent of Holding under the following circumstances: (A) for the absence of a quorum, or
(B) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting, or (C) in the event the Board of Directors of the Company withdraws, modifies or changes in accordance with the terms of this Agreement its recommendation that this Agreement and the Merger are in the best interests of the Company and its stockholders; provided, further, that in the event that the Company Stockholders Meeting is delayed to a date after the Termination Date (as defined in Section 8.1(b)) as a result of either (A) or (B) above, then the Termination Date shall be extended to the fifth business day after such date). Each of the proposals set forth in clauses
(i) through (iii) shall be conditioned upon approval of all of the other proposals set forth in clauses (i) through (iii), and no such proposal shall be implemented unless all four proposals are implemented, and the Company shall include statements to that effect in the Proxy Statement. The Board of Directors of the Company shall declare that this Agreement and the Merger and each of the matters set forth in clauses (ii) and (iii) above are advisable and in the best interests of the Company and its stockholders and recommend that this Agreement and each of the matters set forth in clauses (ii) and (iii) above be approved by the stockholders of the Company and include in the Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of the Company may withdraw, modify or change its recommendation with respect to this Agreement, the Merger and/or any of the other matters set forth in clauses (ii) or (iii) above if, but only if it has determined in good faith, after consultation with outside counsel, that withdrawal, modification or change of any such recommendation is, in the good faith judgment of the Board of Directors of the Company, required by the Board of Directors to comply with its fiduciary duties imposed by applicable law. Unless the Board of Directors of the Company has withdrawn or modified its recommendation of this Agreement and any of the matters contained in clauses (ii) or (iii) above in compliance with this Section 6.1(d), the Company shall use its commercially reasonable best efforts to solicit from stockholders of the Company proxies in favor of (i) the adoption of this Agreement, (ii) the amendment and restatement of the Company Charter and
(iii) the approval of the Staffing Disposition, and shall take all other commercially reasonable action necessary or advisable to secure the vote or consent of stockholders required by applicable law to effect the Merger and other transactions contemplated by this Agreement.

            (e) As soon as practicable (and in any event not later than one business day) following the execution of this Agreement:

                  (i) Holding will obtain from the Holding Stockholders the Holding Stockholder Consent and promptly deliver to the Company a true and correct copy thereof; and

                  (ii) The Company will execute the Merger Sub Stockholder Consent and promptly deliver to Comsys a true and correct copy thereof.

            SECTION 6.2. Blue Sky Laws. The Company shall take all actions as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Company Common Stock in connection with the Merger, and Holding and Comsys shall use their commercially reasonable best efforts to assist the Company as may be necessary to comply with such laws.

            SECTION 6.3. Consents and Approvals.

            (a) The Company, Holding, Comsys, Merger Sub and the Holding Stockholders shall each, as promptly as practicable, and in any event not later than August 2,

2004, file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby. The parties shall use reasonable best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

            (b) The Company, Holding, Comsys, Merger Sub and the Holding Stockholders shall consult and cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies, (iv) provide all necessary information to effect the Financing and (v) use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii), (iv) and (v), necessary to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Holding, Merger Sub, Comsys or any of their respective Subsidiaries is a party or by which any of them is bound; provided, however, that no note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase in any material respect the amount payable thereunder or to be otherwise more burdensome, or less favorable, in each case in any material respect, to the Company and the Company Subsidiaries or Partners, on the one hand, or Holding and the Holding Subsidiaries, on the other hand, in each case considered as a single enterprise, in order to obtain any permit, consent, approval or authorization without first obtaining the written consent of Holding, on the one hand, or the Company, on the other hand, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, that other than with respect to the Staffing Disposition neither the Company and the Company Subsidiaries or Partners, on the one hand, or Holding and the Holding Subsidiaries, on the other hand, in each case considered as a single enterprise, shall be required hereby to divest itself of any material part of its assets or business in order to obtain any such permit, consent, approval or authorization. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company or Merger Sub; Holding shall have the right to review and approve in advance all characterizations of the information relating to Holding or Comsys; and each of the Company and Holding shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement, in each case which appear in any material filing (including the Proxy Statement) made in connection with the transactions contemplated hereby. The Company, Holding, Comsys and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and governmental bodies. Notwithstanding the foregoing, nothing in this Section 6.3(b) shall restrict or prohibit Holding or Comsys from entering into the Replacement Facility or granting any Lien in favor of the lenders in connection therewith.

            SECTION 6.4. Public Statements. The Company, Holding, Comsys and Merger Sub shall consult with each other prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby (including the Staffing Disposition) and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with any securities exchange or trading market applicable to any such party.

            SECTION 6.5. Registration Rights.

            (a) At or prior to the Closing, the Company and the Holding Stockholders will enter into a Registration Rights Agreement with respect to the shares of Company Common Stock issued to the Holding Stockholders in connection with the Merger and substantially in the form attached as Exhibit F hereto. At or prior to the Closing, the Company shall, and shall use commercially reasonable efforts to cause, the Company stockholders who are a party thereto, to enter into an Amended and Restated Registration Rights Agreement amending certain provisions of the Registration Rights Agreement dated as of April 14, 2003, by and among the Company and the investors signatory thereto which amended and restated agreement (the "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT") shall be substantially in the form attached hereto as Exhibit G.

            (b) The Company agrees to use all commercially reasonable efforts to file a Registration Statement on Form S-8 ("FORM S-8") with the SEC within 60 days after the Closing for the registration of shares issuable pursuant to the Company's existing 2003 Equity Incentive Plan.

            SECTION 6.6. Further Assurances. Subject to the terms and conditions provided herein (including Section 6.10), each of the Company, Holding, Comsys and Merger Sub agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining all consents, approvals and authorizations required for or in connection with the consummation by the parties hereto of the transactions contemplated by this Agreement, and, only if Holding and the Company mutually agree, contesting and resisting of any action, including any legislative, administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event any litigation is commenced by any Person involving the Company or its directors and relating to the transactions contemplated by this Agreement, including any other Takeover Proposal (as defined in Section 6.10(c)), Holding shall have the right, at its own expense, to participate therein; provided, however, that the Company shall be entitled to control its own defense in any such litigation.

            SECTION 6.7. Tax Treatment. Each of Holding and the Company shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c). Each of Holding and the Company shall execute the officers' certificates substantially in the form attached as Exhibits H and I hereto, as of the date the Proxy Statement is mailed to the Company's stockholders and as of the Closing Date; provided, however, that the failure of Holding or the Company to certify as to any matter in such officer certificate because of an event, or change in facts or law, in any such case outside of such party's control, shall not constitute a breach of this covenant.

            SECTION 6.8. Notification of Certain Matters. Each of the Company and Merger Sub agrees to give prompt notice to Holding and Comsys, and to use all reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or (ii) the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 7.2(a) or (b); provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. The Company and Merger Sub will provide to Holding and Comsys, not more than five nor less than three business days prior to the Closing Date, a revised and updated copy of the Company Disclosure Letter accurate and complete as of that date; provided, however, that such revised and updated Company Disclosure Letter will be provided for informational purposes only and will not amend or supplement the Company Disclosure Letter or otherwise limit or affect the remedies available to Holding or Comsys under this Agreement. Holding and Comsys agree to give prompt notice to the Company, and to use all reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or (ii) the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 7.3(a) or (b); provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Holding and Comsys will provide to the Company and Merger Sub, not more than five nor less than three business days prior to the Closing Date, a revised and updated copy of the Comsys Disclosure Letter accurate and complete as of that date; provided, however, that such revised and updated Comsys Disclosure Letter will be provided for informational purposes only and will not amend or supplement the Comsys Disclosure Letter or otherwise limit or affect the remedies available to the Company and Merger Sub under this Agreement.

            SECTION 6.9. Access to Information; Confidentiality.

            (a) The Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and the Company Subsidiaries to, afford the officers, employees and agents of Holding and Comsys, at their sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Date to their respective officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Holding and Comsys all financial, operating and other data and information as Holding or Comsys through their respective officers, employees or agents may reasonably request. Holding and Comsys, at their sole cost and risk, shall have the right to make such due diligence investigations as they shall deem necessary or reasonable, upon reasonable notice to the Company and without disruption or damage to the Company's operations or properties. No additional investigations or disclosures shall affect the Company's and Merger Sub's representations and warranties contained herein, or limit or otherwise affect the remedies available to Holding or Comsys pursuant to this Agreement.

            (b) Holding shall, and shall cause the Holding Subsidiaries and the officers, directors, employees and agents of Holding and the Holding Subsidiaries to, afford the officers, employees and agents of the Company, at its sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Date to their respective officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish the Company all financial, operating and other data and information as the Company through its officers, employees or agents may reasonably request. The Company, at its sole cost and risk, shall have the right to make such due diligence investigations as it shall deem necessary or reasonable, upon reasonable notice to Holding and Comsys and without disruption or damage to Holding's or Comsys' respective operations or properties. No additional investigations or disclosures shall affect Holding's or Comsys' representations and warranties contained herein, or limit or otherwise affect the remedies available to the Company pursuant to this Agreement.

            (c) The provisions of the Confidentiality Agreement, dated July 16, 2003, as amended, between Comsys and the Company (as so amended, the "CONFIDENTIALITY AGREEMENT") shall remain in full force and effect in accordance with its terms.

            SECTION 6.10. No Solicitation.

            (a) From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to:

                  (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined);

                  (ii) approve or recommend any Takeover Proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing); or

                  (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal;

provided, however, that:

                  (w) the Company and Holding shall issue a joint press release announcing the entering into of the Agreement, among other matters, which press release has been attached hereto as Exhibit J, and the Company shall promptly file a current report on Form 8-K that will include as an attachment, among other things, a copy of this Agreement;

                  (x) nothing contained in clauses (i) or (ii) above or the Confidentiality Agreement shall prohibit the Company or its Board of Directors from disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the

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

Board of Directors of the Company determines in good faith (after receiving the advice of a financial adviser of nationally recognized reputation, which shall include the Company Financial Advisor) that such Takeover Proposal is a Superior Proposal (as hereinafter defined);

                  (y) if (under circumstances in which the Company has complied with all of its obligations under this Section 6.10(a)), prior to receipt of the Company Stockholder Vote, the Company receives an unsolicited written Takeover Proposal from a third party that the Board of Directors of the Company determines in good faith (after receiving the advice of a financial adviser of nationally recognized reputation, which shall include the Company Financial Advisor) is or is reasonably likely to lead to a Superior Proposal, the Company and its representatives may conduct such additional discussions and negotiations or provide such information as the Board of Directors of the Company shall determine, but only if, prior to such provision of information or conduct of such additional discussions or negotiations (A) such third party shall have entered into a confidentiality agreement in customary form that is no less favorable to the Company than is the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 6.10) and (B) the Board of Directors of the Company determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law; and

                  (z) it shall not be a breach by the Company of the provisions of this Section 6.10 if its efforts to effect the Staffing Disposition in accordance with the terms of this Agreement and in compliance with the Buyer Agreement (or Replacement Agreement, as applicable) result in an unsolicited Superior Proposal.

            (b) The Company shall immediately cease and cause to be terminated, and shall cause its affiliates and the Company Subsidiaries and its or their respective officers, directors, employees, representatives or agents to terminate, all existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, a Takeover Proposal (other than with respect to Staffing as contemplated by Section 6.13 hereof and in compliance with the Buyer Agreement (or the Replacement Agreement, as applicable)) and will cause any such parties (and their agents or advisors) in possession of confidential information regarding the Company or any of the Company Subsidiaries to return or destroy such information. The Company shall ensure that its officers, directors and key employees and its investment bankers, attorneys and other representatives are aware of the provisions of this Section.

            (c) For purposes of this Agreement, (i) "TAKEOVER PROPOSAL" shall mean any inquiry, proposal or offer from any Person (other than Holding, Comsys or any of their respective affiliates) relating to any merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction involving the Company or any Company Subsidiary or the issuance or acquisition of shares of capital stock or other equity securities of the Company or any Company Subsidiary representing 15% or more (by

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

voting power) of the outstanding capital stock of the Company or such Company Subsidiary or any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, beneficially owning shares of capital stock or other equity securities of the Company or any Company Subsidiary representing 15% or more (by voting power) of the outstanding capital stock of the Company or such Company Subsidiary, or the acquisition, license, purchase or other disposition of a substantial portion of the technology, business or assets of the Company or any Company Subsidiary outside the ordinary course of business or inconsistent with past practice; and (ii) the term "SUPERIOR PROPOSAL" means any bona fide written Takeover Proposal to effect a merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which the Company's stockholders cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or a sale of all or substantially all of the assets of the businesses conducted by both (x) Staffing and its Subsidiaries and (y) Partners and its Subsidiaries, which in any such case is on terms that the Board of Directors of the Company determines in its good faith judgment (after receipt of the advice of a financial advisor of nationally recognized reputation (it being acknowledged that the Company Financial Advisor meets such qualification) and outside counsel), taking into account all relevant factors, including any conditions to such Takeover Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the Person making the Takeover Proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including the terms of any proposal by Comsys to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be completed (including as to any financing) without undue delay.

            (d) In addition to the other obligations of the Company set forth in this Section 6.10, the Company shall promptly, and in any event within 48 hours, advise Comsys orally and in writing of any request for information with respect to any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes could result in a Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making the same. The Company shall inform Comsys on a prompt and current basis (and in any event within 48 hours) of the status and content of any discussions regarding any Takeover Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding the Takeover Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 6.10(a) or Section 8.1(f)(i).

            SECTION 6.11. Company Charter; Bylaws. Immediately prior to the Effective Time, the Company shall (i) cause to be filed with the office of the Secretary of State of the State of Delaware an amendment and restatement of the Company Charter in the form attached as Exhibit K hereto (the "AMENDED CHARTER"); and (ii) amend and restate the Company Bylaws in the form attached as Exhibit L hereto.

            SECTION 6.12. Allocation of Financing Fees. Not later than two business days following the date of this Agreement with respect to amounts paid to date and thereafter not later than two business days following presentation by Comsys of invoices therefor, the Company will deliver to Comsys a payment equal to one-half of the amount (if any) of any origination, commitment and/or other fees and expenses specified in the Commitment Letter and paid by Comsys to its third party lender pursuant thereto. The Company will deliver such payment by

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

wire transfer of immediately available funds to an account specified by Comsys. Notwithstanding anything to the contrary in Section 8.1: (i) such payment shall be refundable to the Company in the event of a termination of this Agreement pursuant to Section 8.1(f)(ii) without regard to whether Comsys receives a refund of such fees and (ii) in the event this Agreement is terminated pursuant to Section 8.1(e), the Company will deliver to Comsys an additional payment equal to the other one-half of the amount (if any) of any origination, commitment and/or other fees specified in the Commitment Letter and paid by Comsys to its third party lender pursuant thereto. If (x) this Agreement is terminated pursuant to any provision of Section 8.1 (other than Section 8.1(f)(ii)), (y) Holding is not entitled to receive reimbursement of any Expenses pursuant to Section 8.3, and (z) Comsys receives a refund of any portion of such financing fees, then Comsys shall refund to the Company its pro rata share of such refund.

            SECTION 6.13. Staffing Disposition.

            (a) The Company will use its commercially reasonable efforts to cause to be sold, at or prior to the Effective Time, all of the business and liabilities of Staffing in a stock-for-cash transaction in which the parties to such transaction each elect, under Section 338(h)(10) of the Code, to treat the transaction as a sale of the assets of Staffing for federal income tax purposes (the "STAFFING DISPOSITION").

            (b) A sale of the stock of Staffing shall qualify as a Staffing Disposition only if the following is true:

                  (i) the Net Cash Proceeds received by the Company as consideration for the disposition are at least $25 million, which shall be paid to the Company in full in immediately available funds at the closing of such transaction;

                  (ii) the cash proceeds received by the Company as consideration for the disposition are at least $30.3 million (including funds placed in escrow in connection with the Tax Liabilities), which shall be paid to the Company in full in immediately available funds at the closing of such transaction;

                  (iii) the Company will not be required to provide any letters of credit associated with workers compensation insurance claims of the Staffing business unless the Company receives from the prospective buyer of Staffing letters of credit that may be drawn on to satisfy the Staffing workers compensation insurance claims;

                  (iv) with the exception of any working capital adjustment required to be made with respect to the Staffing Disposition, the Company will cause the Staffing Disposition to be effected on terms providing (i) that the purchaser of Staffing will bear any and all costs associated with the post-closing transition of ownership of Staffing (including any administrative, accounting, technical, back-office or similar support services provided by the Company or any Company Subsidiary) and (ii) upon consummation of the disposition
(A) all of the representations and warranties of the Company or any Company Subsidiary made in the definitive agreement pursuant to which the Staffing Disposition is effected terminate, (B) neither the Company nor any Company Subsidiary will have any liabilities or obligations, whether known or unknown, absolute or contingent, accrued or unaccrued, relating to or arising

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

out of the ownership or operation of Staffing, and (C) except as provided for in the Buyer Agreement, the Company will continue to own (free from any royalty, maintenance, renewal or other fees or charges) all Company Intellectual Property that had been used by Staffing prior to consummation of the Staffing Disposition;

                  (v) the definitive agreement pursuant to which the Staffing Disposition is effected requires that Staffing and the purchaser of Staffing will provide the Company with the right to use the name "Venturi Partners, Inc." for a transition period of not less than 180 days after Closing; and

                  (vi) the Company reserves all of the Net Cash Proceeds from the Staffing Disposition for, and at the Effective Time applies such amount toward, the repayment of the Company's senior debt, as more particularly described in Section 6.13 of the Company Disclosure Letter.

            (c) The Buyer Agreement, in the form presented to Holding on the date hereof, qualifies as a Staffing Disposition so long as the conditions specified in Section 6.13(b) (other than those set forth in Section 6.13(b)(iii) and Sections 6.13(b)(iv)(ii)(A) and (B)) are satisfied as of the Closing Date.

            SECTION 6.14. Indemnification and Insurance.

            (a) The Company and Merger Sub agree that, to the full extent permitted by applicable law, all rights to indemnification by Holding or Comsys now existing with respect to any matter existing or occurring, or any acts or omissions occurring at or prior to the Effective Time in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of Holding or any Holding Subsidiary or an employee of Holding or any Holding Subsidiary or any individual who has been specifically designated by the board of directors of Holdings as a "Covered Person" within the meaning of Article Nine of its Fifth Amended and Restated Certificate of Incorporation or who acts as a fiduciary under any of the Comsys Employee Benefit Plans (each an "INDEMNIFIED PARTY") as provided in Holding's or Comsys' respective certificate of incorporation or bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to the Company, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the Merger and shall remain in full force and effect. From and after the Effective Time, the Company and the Surviving Entity shall be jointly and severally liable to pay and perform in a timely manner such indemnification obligations.

            (b) For six years after the Effective Time, to the full extent permitted under applicable law, the Company and the Surviving Entity (the "INDEMNIFYING PARTIES") shall, jointly and severally indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred; provided,

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

however, that nothing herein shall impair any rights to indemnification of any Indemnified Party referred to in clause (a) above. Promptly after receipt by an Indemnified Party under this Section 6.14(b) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 6.14(b), notify the Indemnifying Party of the commencement thereof; but the omission so to notify an Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party except to the extent that the Indemnifying Party is actually and materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed), be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof (and so long as the Indemnifying Party satisfies such obligations), the Indemnifying Party will not be liable to such Indemnified Party under this Section 6.14(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or would reasonably be expected to be have been a party and indemnity could properly have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. Notwithstanding anything to the contrary set forth herein, no Indemnifying Party shall be obligated pursuant to this Section 6.14(b) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action in any one jurisdiction except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

            (c) (i) The Company shall cause the Surviving Entity to maintain Holding's and Comsys' respective officers' and directors' liability insurance policies, in effect on the date of this Agreement (the "D&O INSURANCE"), for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, however, that (A) the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers and (B) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall the Company or the Surviving Entity be required to expend more than an amount per year equal to 300% of current annual premiums paid by Holding and Comsys in the aggregate for such insurance (the "MAXIMUM AMOUNT") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Company and the Surviving Entity shall procure and maintain for such six-year period as much coverage as reasonably practicable for the Maximum Amount. The Company shall have the right to cause coverage to be extended under the D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less

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

advantageous than the existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 6.14(c)(i).

                  (ii) The Company shall maintain for a period of not less than six years after the Effective Time such directors' and officers' liability insurance policies as it has in effect on the date of this Agreement with respect to actions or omissions occurring with respect to the Company and the Company Subsidiaries prior to the Effective Time, including with respect to both current and former officers and directors; provided, however, that (A) the Company may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to those insured thereunder, and
(B) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall the Company be required to expend more than 300% of the premiums currently being paid for such insurance to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds such premium amount, the Company shall procure and maintain for such six-year period as much coverage as reasonably practicable for such amount. The Company shall have the right to cause coverage to be extended under such insurance by maintaining or obtaining a six-year "tail" policy on terms and conditions no less advantageous that the existing such insurance, and such "tail" policy shall satisfy the conditions of this Section 6.14(c)(ii).

            (d) The obligations of the Company and the Surviving Entity under this Section 6.14 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.14 applies without the consent of such affected Indemnified Party.

            (e) If the Company or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Entity, as the case may, be shall assume the obligations set forth in this Section 6.14.

            (f) Any Indemnified Party shall, as a condition of the indemnification provided herein, reasonably cooperate with the Indemnifying Parties in the defense or investigation of any matter giving rise to an indemnity obligation hereunder.

            SECTION 6.15. Company Board of Directors; Officers.

            (a) The Company shall take all commercially reasonable actions as are necessary and within its powers (including seeking the resignation of one or more existing members of or expanding the size of the Company's Board of Directors and recommending to its stockholders the Amended Charter) to cause:
(i) five individuals identified by Holding (each a "GROUP B DESIGNEE") to be elected or appointed to the Board of Directors of the Company effective immediately after the Effective Time, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Company, (ii) the Board of Directors of the

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

Company effective immediately after Effective Time to be expanded to a total of nine directors, five of whom shall be Group B Designees (who shall be elected or appointed as provided in subclause (i) above) and four of whom shall be designated by the Company from its existing directors (the "GROUP A DESIGNEES"), all as set forth in the Amended Charter, (iii) Group B Designees to constitute a majority of each committee of the Company's Board of Directors (other than the audit committee) effective immediately after the Effective Time and (iv) designees of Holding to hold all director and officer positions at each of the Company Subsidiaries effective immediately after the Effective Time. If at any time prior to the Effective Time, any Group B Designee shall be unable or unwilling to serve as a director of the Company effective immediately after the Effective Time, the Board of Directors of Holding shall, by written notice to the Company, designate another individual to serve in his or her place as provided above, and the Company shall take all commercially reasonable actions as are necessary and within its powers to cause such replacement designee to be elected or appointed to the Board of Directors of the Company in accordance with the foregoing. Holding will specify which Group B Designees will be the "WACHOVIA DIRECTORS" for purposes of the Voting Agreement.

            (b) The Company shall take all such actions as are necessary to cause the officers of the Company listed on Exhibit M to tender, effective as of the Effective Time, written resignation letters pursuant to which each such individual will resign from their respective position(s) listed on Exhibit M, effective as of the Effective Time. Any such individual who fails to tender a resignation letter shall be removed from his or her respective positions set forth on Exhibit M by the Board of Directors of the Company, effective as of the Effective Time. The Board of Directors of the Company shall appoint the individuals listed on Exhibit N to serve in the positions set forth opposite their respective names on Exhibit N, in each case effective as of the Effective Time.

            SECTION 6.16. Wachovia Option Grant. Prior to the Effective Time, the Company shall take all actions that are required to permit under the Company's Insider Trading Policy Statement the grants of call options by Wachovia Investors, Inc. or any affiliate successor thereto (collectively, "WACHOVIA"), pursuant to the Option Agreements dated as of the date hereof between Wachovia and certain Holding Stockholders.

            SECTION 6.17. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Article 2 and any other acquisitions of equity securities of the Company (including derivative securities) in connection with this Agreement by each Person (including any Person who is deemed to be a "director by deputization" under applicable securities laws) who is or will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

            SECTION 6.18. NASDAQ Listing. From the date of this Agreement through the Effective Time, the Company, Holding and Comsys will cooperate and use commercially reasonable efforts to provide information, complete requisite documentation and will otherwise take such actions as are reasonably necessary to complete the NASDAQ listing application process for the continued listing of the Company Common Stock on NASDAQ following the Effective Time.

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

            SECTION 6.19. Redemption of Holding Preferred Stock. Prior to the Effective Time, each issued and outstanding share of the Holding Class A-1 Preferred Stock and Holding Class A-2 Preferred Stock will be repurchased by Holding and each issued and outstanding share of Holding Class E Preferred Stock, will be redeemed by Holding in accordance with the terms thereof.

            SECTION 6.20. Cancellation of Warrants. Prior to the Effective Time, each issued and outstanding warrant to purchase Holding Common Stock will be cancelled by Holding and each holder of any issued and outstanding warrants

            SECTION 6.21.     Employee Benefit Matters.

            (a) Company Employee Benefit Plans. Effective as of the Effective Date, Company shall, or shall cause a Subsidiary to, (i) terminate or merge with the corresponding Comsys Employee Benefit Plan, as specified by Comsys, each of the Company Employee Benefit Plans designated by Comsys, (ii) cause Surviving Entity and its Subsidiaries to become participating employers in each Company Employee Benefit Plan designated by Comsys that is not so terminated or merged,
(iii) cause each Company Employee Benefit Plan that is not so terminated or merged and in which Surviving Entity and/or its Subsidiaries have become participating employers to exclude coverage of each Employee who is covered under a corresponding Comsys Employee Benefit Plan, with such exclusion to be effective for the duration of such coverage under such Comsys Employee Benefit Plan, and (iv) correct any operational error or form defect associated with any Company Employee Benefit Plan that has been identified by Comsys.

            (b) Company Employee Benefit Plans Covering Staffing Employees. Effective as of or prior to the Effective Date, Company shall (i) cause the Personnel Group of America, Inc. Non-qualified Profit Sharing Plan (the "NONQUALIFIED PLAN") to be terminated and all benefit obligations under such plan to participants to be satisfied, (ii) cause the participation (including all associated liabilities and obligations) attributable to the employees and former employees (and their dependents) of Staffing and each Staffing Subsidiary in each Company Employee Benefit Plan (other than the Venturi Partners, Inc. 401(k) Plan (formerly known as the Personnel Group of America, Inc. 401(k) Plan) ("VPI 401(k) PLAN") and the Nonqualified Plan) to be spun off from such Company Employee Benefit Plan and transferred to Staffing (and cause Staffing to accept such spun-off plans), and (iii) cause Staffing and each Staffing Subsidiary to cease to be a participating employer in each Company Employee Benefit Plan (other than the VPI 401(k) Plan and the Nonqualified Plan).

            (c) Transfer of Employment of Certain Staffing Employees. Effective as of the Effective Date, Company shall cause the employees of Staffing and Staffing Subsidiaries who have been identified by Comsys and are listed on Section 6.21(c) of the Company Disclosure Letter to be transferred to employment with Partners.

            SECTION 6.22. Subscription Agreements. The Company shall cause (a) the transactions contemplated by the Subscription Agreement to be completed and
(b) MGOP, MGOPB, Links and Inland or other investors to purchase up to $7,000,000 of the Company

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

Preferred Stock in accordance with the subscription agreement attached as an exhibit to the Letter Agreement, in each case at or prior to the Effective Time.

                                    ARTICLE 7

                                   CONDITIONS

            SECTION 7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

            (a) Company Stockholder Vote. The Company shall have received the Company Stockholder Vote.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

            (c) Proxy Statement. The Proxy Statement (including any information required pursuant to Rule 14f-1 under the Exchange Act) shall have been mailed to the Company's stockholders and all required waiting periods related thereto under applicable law shall have expired.

            (d) No Injunctions or Restraints. No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof.

            (e) Financing. The Company and Comsys shall have received or have available the proceeds of the Financing, provided, however, that this condition precedent shall be considered satisfied if, on the Effective Date, the only remaining condition precedent to such financing is the delivery to the issuer thereof of a certified and/or date-stamped copy of the Certificate of Merger.

            (f) Subscription Agreement. Each of the Subscription Agreement and Letter Agreement shall be in full force and effect and shall not have been withdrawn, amended or terminated in any manner, and none of the investors party thereto shall have breached or otherwise failed to perform their respective obligations set forth in the applicable agreement and the transactions contemplated thereby shall have been performed in full.

            (g) Holding Stockholder Consent. The Holding Stockholder Consent shall have been obtained.

            (h) Merger Sub Stockholder Consent. The Merger Sub Stockholder Consent shall have been obtained.

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

            (i) Voting Agreement. Each of the Company and each "Significant Holder" (as such term is defined in the Company Charter) of the Company as of the Effective Date shall have executed and delivered a counterpart copy of an agreement substantially in the form of Exhibit O attached hereto with respect to voting for nominees for the Board of Directors of the Company for a specified period of time following the Effective Time, all as more fully set forth in such agreement (the "VOTING AGREEMENT").

            (j) Holding shall have repurchased the Holding Class A-1 Preferred Stock and the Holding Class A-2 Preferred Stock and redeemed the Holding Class E Preferred Stock.

            SECTION 7.2. Conditions to Obligations of Holding and Comsys. The obligations of Holding and Comsys to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company and Merger Sub set forth in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Company Material Adverse Effect or any other materiality qualifications shall be true and correct and (ii) to the extent not so qualified shall be true and correct in all material respects (other than the representations and warranties set forth in Section 3.2, which shall be true and correct in all respects), in each case as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such date), and Holding and Comsys shall each have received a certificate signed on behalf of each of the Company and Merger Sub by an executive officer of such entity to such effect.

            (b) Performance of Obligations of the Company and Merger Sub. Each of the Company and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (other than the obligations set forth in Section 6.15, 6.16 and 6.17, which shall have been performed in all respects), and Holding and Comsys shall each have received a certificate signed on behalf of each of the Company and Merger Sub by an executive officer of such entity to such effect; provided that this condition shall not be waived by Comsys or Holding with respect to performance by the Company of its obligations under Section 6.16 or 6.17 without the prior written consent of Wachovia.

            (c) Tax Opinion. Holding and Comsys shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel to Holding and Comsys, on the date on which the Proxy Statement is mailed to the Company's stockholders and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of officer's letters from each of Holding and the Company, in each case, substantially in the form attached as Exhibits H and I hereto).

            (d) Separation and Release Agreement. Each employee of the Company listed on Exhibit P shall have executed and delivered a Separation and Release Agreement in favor of the Company substantially in the form of Exhibit Q attached hereto.

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

            (e) Severance and Retention Agreement. Employees of the Company identified by Comsys or Holding prior to the Closing shall have executed and delivered a Severance and Retention Agreement with the Company substantially in the form of Exhibit R attached hereto.

            (f) Staffing Disposition. The Staffing Disposition shall have occurred on terms and subject to conditions as contemplated by Section 6.13 and otherwise reasonably acceptable to Holding.

            (g) Notification of Staffing Disposition. The Company shall have delivered to each of Holding and Comsys a certificate notifying Holding and Comsys of (i) the completion of the Staffing Disposition and (ii) the amount of the Net Cash Proceeds (which must equal or exceed $25 million).

            (h) Registration Rights Agreement and Amended and Restated Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement and the Company and the Company stockholders party thereto shall each have executed and delivered the Amended and Restated Registration Rights Agreement.

            (i) Guarantees of Staffing Leases. Buyer shall have agreed to indemnify the Company and its Subsidiaries on terms reasonably acceptable to Holding from and against any and all costs, damages, liabilities and expenses, including attorneys' fees, arising after the Effective Time under or in connection with any guarantees by the Company or its Subsidiaries of leases for properties leased by Staffing or any of its Subsidiaries.

            SECTION 7.3. Conditions to Obligation of the Company and Merger Sub. The obligations of the Company and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Holding and Comsys set forth in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Holding Material Adverse Effect or any other materiality qualifications shall be true and correct and (ii) to the extent not so qualified shall be true and correct in all material respects (other than the representations and warranties set forth in Section 4.2, which shall be true and correct in all respects), in each case as of the date hereof and as of the Closing Date (except to the extent expressly made as of a specified date, in which case as of such date), and the Company and Merger Sub shall have received a certificate signed on behalf of Holding and Comsys by their respective chief executive officers and the chief financial officers to such effect.

            (b) Performance of Obligations of Holding and Comsys. Holding and Comsys shall each have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company and Merger Sub shall have received a certificate signed on behalf of Holding and Comsys by their respective chief executive officers and the chief financial officers to such effect.

            (c) Tax Opinion. The Company and Merger Sub shall have received from PricewaterhouseCoopers LLP, tax counsel to the Company, on the date on which the Proxy Statement is mailed to the Company's stockholders and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of officer's letters from each of Holding and the Company, in each case, substantially in the form attached as Exhibits H and I hereto).

            (d) Registration Rights Agreement. The Holding Stockholders shall each have executed and delivered the Registration Rights Agreement.

            (e) Staffing Disposition. The Staffing Disposition shall have occurred.

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after this Agreement has been adopted by the Company Stockholder Vote:

            (a) by mutual written consent of Holding, Comsys, Merger Sub and the Company, each consent to have been approved by such Person's respective board of directors;

            (b) by the Company, Holding or Comsys, if the Merger has not been consummated by December 31, 2004, or such other date as the Company, Holding and Comsys shall mutually agree upon or as is provided in Section 6.1(d) (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by the Company, Holding or Comsys, if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition having the effects set forth in Section 7.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that such terminating party did not initiate such action;

            (d) by the Company, Holding or Comsys, if a Company Stockholder Vote in favor of each of the matters described in clauses (i) through (iii) of
Section 3.11(d) shall not have been obtained at the Company Stockholders
Meeting;

            (e)   by Holding or Comsys, if:

                  (i) the Board of Directors of the Company (or any committee thereof) shall have withdrawn or modified or amended in any respect adverse to Comsys its adoption of or recommendation in favor of this Agreement or any of the other matters described in clauses (i) through (iii) of Section 3.11(d) or shall have failed to make such favorable recommendation;

                  (ii) the Board of Directors of the Company (or any committee thereof) shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved or publicly announced an intention to do so;

                  (iii) the Company shall have breached Section 6.10 in any material respect, and Holding or Comsys shall have been adversely affected thereby;

                  (iv) the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2(a) or
(b), and (B) is incapable of being cured or has not been cured by the Company within five business days after written notice has been given by Holding or Comsys to the Company of such breach or failure to perform;

                  (v) the Company and/or its stockholders or directors shall not have taken all actions necessary to cause (A) each Group B Designee (or replacement designee thereof as contemplated by Section 6.15(a)) to be elected or appointed to the Board of Directors of the Company effective immediately after the Effective Time, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Company; (B) the Board of Directors effective immediately after the Effective Time to consist of a total of nine directors, five of whom shall be Group B Designees; (C) Group B Designees to constitute a majority of each committee (other than the Company's audit committee) of the Company's Board of Directors effective immediately after the Effective Time; and (D) designees of Holding to be elected or appointed to hold all director and officer positions of each of the Company Subsidiaries effective immediately after the Effective Time; or

                  (vi) the Staffing Disposition is not consummated in accordance with Section 7.2(f);

            (f)   by the Company, if:

                  (i) prior to the Company Stockholders Meeting, (A) the Company shall not have breached Section 6.10 in any material respect, (B) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 6.10 and this Section 8.1(f)(i), to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Holding and Comsys in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (C) Comsys does not make, within five business days of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after receipt of the advice of its financial advisor), is at least as favorable to the Company's stockholders from a financial point of view as the Superior Proposal and (D) the Company simultaneously with such termination pays to Comsys in immediately available funds any fees and expenses required to be paid or reimbursed pursuant to
Section 8.3; or

                  (ii) Holding, Comsys or any Holding Stockholder shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3(a), (b), (c) or (d) and (B) is incapable of being cured or has not been cured by Holding, Comsys or such Holding Stockholders, as applicable, within five business days after written notice has been given by the Company to Holding, Comsys or such Holding Stockholder, as applicable, of such breach or failure to perform.

                  (iii) the Staffing Disposition is not consummated; provided, however, that the right to terminate this Agreement under this Section 8.1(f)(iii) shall not be available to the Company if the Staffing Disposition is not consummated because of the Company's breach of any representation, warranty, covenant or agreement in the Buyer Agreement, or, if applicable, the Replacement Agreement, or any breach of any representation, warranty, covenant or agreement in this Agreement pertaining to Staffing.

The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

            SECTION 8.2. Effect of Termination. Upon the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void except as set forth in Section 8.3 and for the provisions of Article 9, which shall survive such termination; provided, however, that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination. In addition, the Confidentiality Agreement shall not be affected by the termination of this Agreement.

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

            SECTION 8.3. Fees and Expenses. If (x) this Agreement is terminated pursuant to Sections 8.1(e)(i), 8.1(e)(ii), 8.1(e)(iii), 8.1(e)(v) (except for a failure of the Company stockholders to cause the conditions in Section 8.1(e)(v) to occur) or 8.1(f)(i) or (y) (A) a Takeover Proposal in respect of the Company (other than a Takeover Proposal relating solely to Staffing) is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to this Agreement having been approved by the Company Stockholder Vote, (B) this Agreement is terminated by any party, as applicable, pursuant to Section 8.1(b) or by Holding or Comsys, pursuant to Section 8.1(e)(iv) due to the Company's having intentionally breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, any agreement with respect to a Takeover Proposal, or (z) this Agreement is terminated by any party pursuant to Section 8.1(b) or by Holding or Comsys pursuant to Section 8.1(e)(vi) and the Company prior to such termination shall have breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in the Buyer Agreement or, if applicable, the Replacement Agreement or any of its representations, warranties, covenants or agreements set forth in this Agreement pertaining to the Staffing Disposition, which breach shall have materially contributed to the failure of the Effective Time to occur prior to the termination of this Agreement, the Company shall promptly, but in no event later than one business day after termination of this Agreement (or on the date of such consummation or, if earlier, entry into such agreement in the case of (y) above), pay Holding a fee in immediately available funds of $4 million (the "TERMINATION FEE"). If this Agreement is terminated pursuant to Section 8.1(d), the Company shall promptly, but in no event later than one business day after termination of this Agreement, pay Holding a fee in immediately available funds of $1.5 million. For purposes of this Section 8.3, the references in the definition of Takeover Proposal to 15% shall be changed to 40%.

Except as set forth in this Section 8.3 and Section 6.12, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Holding and the Company will share equally any filing fees in connection with their respective filings required under the HSR Act and provided, further, that (x) if this Agreement is terminated and the Termination Fee is payable as a result thereof, in addition to the payment of the Termination Fee, the Company shall assume and pay, or reimburse Holding for, all Expenses, but not more than $2.5 million in the aggregate (the "EXPENSE CAP") for all such Expenses; (y) if this Agreement is terminated pursuant to Section 8.1(d), the Company shall assume and pay, or reimburse Holding for, all of its Expenses up to the Expense Cap; and (z) (I) if this Agreement is terminated by any party pursuant to Section 8.1(b) or by the Company pursuant to Section 8.1(f)(iii) or by Holding or Comsys pursuant to
Section 8.1(e)(vi) and (II) the Company prior to such termination shall not have breached (or if breached, failed to cure) any of its representations, warranties, covenants or agreements set forth in the Buyer Agreement or, if applicable, the Replacement Agreement or any of its representations, warranties, covenants or agreements set forth in this Agreement pertaining to the Staffing Disposition, then (A) the Company shall assume and pay, or reimburse Holding for, all of its Expenses up to the Expense Cap, and (B) in the event the Company recovers from any third party damages for breach of the Buyer Agreement and/or Replacement Agreement, the Company shall pay Holding one half of the amount of such recovery (net of litigation and collection costs) up to a maximum of $1.5

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

million. Any such assumption, payment or reimbursement shall be made promptly, and in any event not more than five business days following request by Holding. As used herein, "EXPENSES" means all expenses incurred or committed to by or on behalf of Holding in connection with the investigation and evaluation of the Company, Partners, Staffing and their respective Subsidiaries and operations, and with the preparation, execution and performance of this Agreement, each other agreement or document contemplated by this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants and all commitment and other fees and costs to secure and preserve the availability of financing necessary to consummate such transactions.

            SECTION 8.4. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties. Such amendment or amendments may be made at any time before or after the effectiveness of the Company Stockholder Vote; provided, however, that after the effectiveness of such Company Stockholder Vote, no amendment shall be made without the further approval of such stockholders if such amendment would (a) in any way materially adversely affect the rights of the Company stockholders (other than a termination of this Agreement in accordance with the provisions hereof) or (b) require a shareholder vote under applicable law, the Company's listing agreement with NASDAQ or rules promulgated by the National Association of Securities Dealers applicable to Persons listed on NASDAQ.

            SECTION 8.5. Waiver. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

                                    ARTICLE 9
                               GENERAL PROVISIONS

            SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail transmission, so long as a receipt of such electronic mail transmission is requested and received) and shall be given,

            (a)   if to Holding or Comsys:

                  COMSYS Holding, Inc.
                  4400 Post Oak Parkway

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

                  Suite 1800
                  Houston, TX 77027
                  Attention:  Margaret G. Reed
                  Fax:  713-386-1504

                  with a copy to (which shall not constitute notice):

                  Akin Gump Strauss Hauer & Feld LLP
                  1700 Pacific Avenue
                  Suite 4100
                  Dallas, TX 75201
                  Attention:  Seth R. Molay, P.C.
                  Fax:  214-969-4343

            (b)   if to the Company, Partners or Merger Sub

                  Venturi Partners, Inc.
                  2709 Water Ridge Parkway
                  Second Floor
                  Charlotte, NC 28217
                  Attention:  General Counsel
                  Fax:  704-442-5138

                  with a copy to (which shall not constitute notice):

                  Williams & Connolly LLP
                  725 12th Street, NW
                  Washington, DC 20005
                  Attention:  Jerry L. Shulman
                  Fax:  202-434-5029

            (c)   if to the Holding Stockholders:

                  c/o COMSYS Holding, Inc.
                  4400 Post Oak Parkway
                  Suite 1800
                  Houston, TX 77027
                  Attention:  Margaret G. Reed
                  Fax:  713-386-1504

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests or other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

            SECTION 9.2. Non-Survival of Representations and Warranties. All representations and warranties set forth in this Agreement and/or in any instrument delivered

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

pursuant to this Agreement shall not survive the Effective Time, but shall terminate at the Effective Time.

            SECTION 9.3. Knowledge Qualifiers. "To the knowledge of the Company" and similar phrases mean (a) the actual knowledge of the individuals described in Section 9.3 of the Company Disclosure Letter (the "COMPANY KNOWLEDGEABLE OFFICERS") and (b) the constructive knowledge of the Company Knowledgeable Officers to the extent such knowledge would have been obtained by their due inquiry of the employees charged with responsibility for the particular matter that is the subject of such representation or warranty. "To the knowledge of Holding and Comsys" and similar phrases mean (a) the actual knowledge of the individuals described in Section 9.3 of the Comsys Disclosure Letter (the "COMSYS KNOWLEDGEABLE OFFICERS") and (b) the constructive knowledge of the Comsys Knowledgeable Officers to the extent such knowledge would have been obtained by their due inquiry of the employees charged with responsibility for the particular matter that is the subject of such representation or warranty

            SECTION 9.4. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.5. Governing Law; Jurisdiction.

            (a) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles or conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural laws of any other jurisdiction and, as applicable the federal laws of the United States.

            (b) Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in the Court of Chancery in and for New Castle

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

County, Delaware, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party. Partners hereby appoints the Company as its agent and each Holding Stockholder hereby appoints Holding as its agent to receive on its behalf service of copies of the summons and complaint and any other process that might be served in an action, suit or proceeding as contemplated by this Section 9.5.

            SECTION 9.6. Counterparts; Facsimile Transmission of Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile transmission. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

            SECTION 9.7. Assignment; Binding Effect; Third Party Beneficiaries.

            (a) No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that a Holding Stockholder may assign this Agreement and its rights, interests and obligations hereunder in connection with its sale of Holding Shares so long as the transferee, if it is not already a party hereto, executes and delivers a signature page to become a party to this Agreement and executes and delivers an accredited investor questionnaire in the form attached hereto as Exhibit E indicating that such transferee is an accredited investor. Any purported assignment in breach of this provision shall be null and void. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

            (b) Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof; except that (i) each Holding Stockholder is and is intended to be a third party beneficiary of Section 2.3(a) and Section 6.1(e) and may specifically enforce the terms of such provision,
(ii) each Indemnified Party is and is intended to be a third party beneficiary of Section 6.14 and may specifically enforce the terms of such provision and
(iii) each Holding Stockholder and each Group B Designee is and is intended to be a third party beneficiary under Section 6.15, and may specifically enforce the terms of such provision.

            SECTION 9.8. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

            SECTION 9.9. Entire Agreement. This Agreement, together with the Confidentiality Agreement and the Exhibits and Disclosure Letters hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

            SECTION 9.10. Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

            SECTION 9.11. Incorporation of Exhibits and Disclosure Letters. The Exhibits and Disclosure Letters identified in this Agreement are incorporated herein by reference and made a part hereof.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Holding, Comsys, Merger Sub, Partners, the Company and the Holding Stockholders have caused this Agreement to be executed as of the date first written above.

                             VENTURI PARTNERS, INC.

                             By:    /s/ Larry L. Enterline
                                    --------------------------------------------
                             Name:  Larry L. Enterline
                             Title: Chairman and Chief Executive Officer

                             VENTURI TECHNOLOGY PARTNERS, LLC

                             By:    /s/ Larry L. Enterline
                                    --------------------------------------------
                             Name:  Larry L. Enterline
                             Title: Senior Vice President

                             VTP, INC.

                             By:    /s/ Larry L. Enterline
                                    --------------------------------------------
                             Name:  Larry L. Enterline
                             Title: Chief Executive Officer and President

                [Signature Page to Agreement and Plan of Merger]

                             COMSYS HOLDING, INC.

                             By:    /s/ David L. Kerr
                                    --------------------------------------------
                             Name:  David L. Kerr
                             Title: Senior Vice President

                             COMSYS INFORMATION TECHNOLOGY SERVICES, INC.

                             By:    /s/ David L. Kerr
                                    --------------------------------------------
                             Name:  David L. Kerr
                             Title: Senior Vice President

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             OLD TRAFFORD INVESTMENT PTE LTD.

                             By:    /s/ Lim-Hock Tay
                                    --------------------------------------------
                             Name:  Lim-Hock Tay
                             Title: Director

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             GTCR FUND VI, L.P.

                             By:    /s/ Bruce V. Rauner
                                    --------------------------------------------
                             Name:  Bruce V. Rauner
                             Title: Chairman


                             GTCR VI EXECUTIVE FUND, L.P.

                             By:    /s/ Bruce V. Rauner
                                    --------------------------------------------
                             Name:  Bruce V. Rauner
                             Title: Chairman


                             GTCR ASSOCIATES VI

                             By:    /s/ Bruce V. Rauner
                                    --------------------------------------------
                             Name:  Bruce V. Rauner
                             Title: Chairman

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             J. P. MORGAN DIRECT CORPORATE FINANCE INSTITUTIONAL
                                      INVESTORS LLC

                             By:    /s/ Robert Cousin
                                    --------------------------------------------
                             Name:  Robert Cousin
                             Title: Managing Director


                             J. P. MORGAN DIRECT CORPORATE FINANCE PRIVATE
                                      INVESTORS LLC

                             By:    /s/ Robert Cousin
                                    --------------------------------------------
                             Name:  Robert Cousin
                             Title: Managing Director


                             522 FIFTH AVENUE FUND, L.P.

                             By:    /s/ Robert Cousin
                                    --------------------------------------------
                             Name:  Robert Cousin
                             Title: Managing Director

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                             WACHOVIA INVESTORS, INC.

                             By:    /s/ Arthur C. Roselle
                                    --------------------------------------------
                             Name:  Arthur C. Roselle
                             Title: Director

                [Signature Page to Agreement and Plan of Merger]

                             HOLDING STOCKHOLDERS:

                                            /s/ Michael T. Willis
                             ---------------------------------------------------
                                       Michael T. Willis, individually

                                              /s/ David L. Kerr
                             ---------------------------------------------------
                                        David L. Kerr, individually

                                            /s/ Margaret G. Reed
                             ---------------------------------------------------
                                       Margaret G. Reed, individually

                                           /s/ Joseph C. Tusa, Jr.
                             ---------------------------------------------------
                                      Joseph C. Tusa, Jr. , individually

                                           /s/ Albert S. Wright IV
                             ---------------------------------------------------
                                      Albert S. Wright IV, individually

                                             /s/ Mark R. Bierman
                             ---------------------------------------------------
                                       Mark R. Bierman, individually

                                            /s/ Jeffrey J. Weiner
                             ---------------------------------------------------
                                       Jeffrey J. Weiner, individually

                                           /s/ Bernice L. Arceneaux
                             ---------------------------------------------------
                                      Bernice L. Arceneaux, individually

                [Signature Page to Agreement and Plan of Merger]

                                    EXHIBIT A

          Form of Amended and Restated Certificate of Incorporation of
                              COMSYS Holding, Inc.

                                   [ATTACHED]

                           SIXTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              COMSYS HOLDING, INC.

      COMSYS Holding, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

      1. The name of the Corporation is COMSYS Holding, Inc. and the Corporation was originally incorporated under the name MITS Holding, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 31, 1999.

      2. This Sixth Amended and Restated Certificate of Incorporation was duly approved by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") and adopted by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

      3. This Sixth Amended and Restated Certificate of Incorporation, as it may be amended or restated from time to time (this "CERTIFICATE"), restates, integrates and further amends the existing Fifth Amended and Restated Certificate of Incorporation of the Corporation and all amendments thereto that are in effect on the date hereof (the "CERTIFICATE OF INCORPORATION").

      4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

      First. The name of the corporation is COMSYS Holding, Inc. (the "CORPORATION").

      Second. The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

      Fourth.

            (a) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one thousand (1,000), of which nine hundred (900) shares, par value $0.01 per share, shall be designated as "Common Stock" and one hundred (100) shares, par value $0.01 per share, shall be designated as "Preferred Stock". Subject to the terms of any serial designations for any series of Preferred Stock, the number of authorized shares of Common Stock or any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting together as a single class, irrespective of the provisions of
Section 242(b)(2) of the GCL or any corresponding provision hereafter enacted.

            (b)   Common Stock.

                  (i) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation, as defined below) at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation.).

                  (ii) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

                  (iii) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") from time to time out of assets or funds of the Corporation legally available therefor.

                  (iv) Liquidation, Dissolution, Etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

                  (v) No Preemptive Or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

            (c) Power To Sell And Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

            (d) Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix for each series such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and included in a certificate of designations ("PREFERRED STOCK DESIGNATION") filed pursuant to the GCL, in each case subject to the terms of this Certificate including without limitation the following:

                  (i) the distinctive serial designation of such series which shall distinguish it from other series;

                  (ii)  the number of shares included in such series;

                  (iii) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

                  (iv) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  (v) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

                  (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                  (vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                  (ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such additional voting rights.

      Fifth. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (b) The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate, "Whole Board" shall mean the total number of directors the Corporation would have if there were no vacancies. Election of directors need not be by written ballot unless the By-Laws of the Corporation (the "BY-LAWS") so provide.

            (c) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

      Sixth. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation to the Corporation or its stockholders shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or amendment of this Article Sixth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article Sixth, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors on a retroactive basis than permitted prior thereto) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal, amendment or adoption of such inconsistent provision.

      Seventh.

            (a) Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "COVERED PERSON"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Article Seventh shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under this Article Seventh or otherwise.

            (b) The rights conferred on any Covered Person by this Article Seventh shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

            (c) Any repeal or amendment of this Article Seventh by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article Seventh, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

      (d) This Article Seventh shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

      Eighth. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

      Ninth. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have concurrent power with the stockholders to adopt, amend, alter, add to or repeal the By-Laws. The affirmative vote of a majority of the Whole Board shall be required for the Board to adopt, amend, alter, add to or repeal the By-Laws.

      Tenth. The Corporation hereby elects not to be governed by Section 203 of the GCL pursuant to Section 203(b)(3) therein.

      Eleventh. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed in this Certificate, the By-Laws or the GCL, and, except as set forth in Article Seventh, all rights, preferences and privileges herein conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate are granted subject to such reservation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its name and on its behalf by ___________________, its __________________, this ____ day of _______________, 2004.

                                         COMSYS HOLDING, INC.

                                         By:  ________________________________
                                         Name:
                                         Title:

                                    EXHIBIT B

           Form of Amended and Restated Bylaws of COMSYS Holding, Inc.

                                   [ATTACHED]

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              COMSYS HOLDING, INC.,

                             a Delaware corporation

                               (the "CORPORATION")

                        (Adopted as of__________, 20__ )

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                              COMSYS HOLDING, INC.

                                   ARTICLE I.
                                     OFFICES

            Section 1.1. REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation's registered agent in Delaware.

            Section 1.2. ADDITIONAL OFFICES. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the "BOARD") may from time to time determine or as the business and affairs of the Corporation may require.

                                  ARTICLE II.
                              STOCKHOLDERS MEETINGS

            Section 2.1. ANNUAL MEETINGS. Unless directors are elected by written consent in lieu of an annual meeting as permitted by applicable law or an annual meeting is otherwise not required by applicable law, an annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting. Stockholders may, unless the Corporation's Certificate of Incorporation, as the same may be amended or restated from time to time (the "CERTIFICATE OF INCORPORATION"), provides otherwise, act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

            Section 2.2. SPECIAL MEETINGS. Except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President, (d) the Board, or (e) the Secretary at the request in writing of stockholders holding shares representing a majority of the voting power of the outstanding shares entitled to vote on the matter for which such meeting is to be called. The Secretary shall call such a meeting upon receiving such a request. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation's notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

            Section 2.3. NOTICES. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation's notice of meeting (or any supplement thereto).

            Section 2.4. QUORUM. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat so present, by a majority in voting power thereof, may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

            Section 2.5. VOTING OF SHARES.

            (a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

            (b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3(c)), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxyholder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

            (c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

                  (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

                  (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            (d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation ("PREFERRED STOCK"), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such provision shall govern and control the decision of such matter.

            (e) Inspectors of Election. The Board may appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at any meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

            Section 2.6. ADJOURNMENTS. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting or by the stockholders present and entitled to vote thereat, by a majority in voting power thereof, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 2.7. CONDUCT OF MEETINGS. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer, or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board, or in the absence of such appointment, a chairman chosen at the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By-Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

            Section 2.8. CONSENTS IN LIEU OF MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation by delivery to the Corporation's registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to the action to be taken and transmitted by a stockholder, proxyholder or a person or persons authorized to act for a stockholder or proxyholder shall be deemed to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a stockholder or proxyholder (or by a person authorized to act for a stockholder or proxyholder) and the date on which such stockholder, proxyholder or authorized person transmitted such transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation by delivery either to the Corporation's registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the limitations on delivery in the previous sentence, consents given by electronic transmission may be otherwise delivered to the Corporation's principal place of business or to the Secretary if, to the extent, and in the manner provided by resolution of the Board. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders were delivered to the Corporation as provided in this Section 2.8.

                                  ARTICLE III.
                                   DIRECTORS

            Section 3.1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

            Section 3.2. NUMBER; TERM. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, but no decrease in such number shall have the effect of shortening the term of any incumbent director. "Whole Board" shall mean the total number of directors the Corporation would have if there were no vacancies. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the directors shall be elected at the annual meeting of stockholders to hold office until the next succeeding annual meeting of stockholders. Each director shall hold office for the term for which such director is elected and until his or her successor shall have been elected and qualified, subject to such director's earlier death, resignation, retirement, disqualification or removal.

            Section 3.3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided in the Certificate of Incorporation, vacancies resulting from death, resignation, retirement, disqualification, removal or other cause and newly created directorships resulting from an increase in the number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority vote of the directors then in office, even if less than a quorum, by a sole remaining director, or by the stockholders. Except as otherwise provided in the Certificate of Incorporation, if the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled only by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected, or by the stockholders of such class or classes or series thereof. Except as otherwise provided in the Certificate of Incorporation, any director elected or chosen in accordance with this Section 3.3 shall hold office until the next annual election of directors and until his or her successor shall have been elected and qualified, subject to such director's earlier death, resignation, retirement, disqualification or removal.

            Section 3.4. COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for attending committee meetings.

                                   ARTICLE IV.
                                 BOARD MEETINGS

            Section 4.1. ANNUAL MEETINGS. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

            Section 4.2. REGULAR MEETINGS. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

            Section 4.3. SPECIAL MEETINGS. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

            Section 4.4. QUORUM; REQUIRED VOTE. A majority of the Board, but in any event not less than one-third of the Whole Board, shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

            Section 4.5. CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

            Section 4.6. ORGANIZATION. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                   ARTICLE V.
                             COMMITTEES OF DIRECTORS

            Section 5.1. ESTABLISHMENT. The Board may designate one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

            Section 5.2. AVAILABLE POWERS. Any committee established pursuant to
Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

            Section 5.3. ALTERNATE MEMBERS. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

            Section 5.4. PROCEDURES. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee and the means of remote communication, if any, shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By-Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By-Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By-Laws.

                                   ARTICLE VI.
                                    OFFICERS

            Section 6.1. OFFICERS. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article
VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board, Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By-Laws or as may be prescribed by the Board or, if such officer has been appointed by the

Chairman of the Board, Chief Executive Officer or President, as may be prescribed by the appointing officer.

            (a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these By-Laws.

            (b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

            (c) President. The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

            (d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

            (e)   Secretary.

                  (i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

                  (ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

            (f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

            (g) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer's hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, or the President may authorize).

            (h) Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

            Section 6.2. TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders. All officers elected by the Board shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chairman of the Board, Chief Executive Officer or President may also be removed, with or without cause, by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chairman of the Board, Chief Executive Officer or President may be filled by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

            Section 6.3. OTHER OFFICERS. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

            Section 6.4. MULTIPLE OFFICEHOLDERS; STOCKHOLDER AND DIRECTOR OFFICERS. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

                                  ARTICLE VII.
                               SHARE CERTIFICATES

            Section 7.1. ENTITLEMENT TO CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with Section 7.3 representing the number of shares registered in certificate form.

            Section 7.2. MULTIPLE CLASSES OF STOCK. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless and to the extent (and subject to applicable law) the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            Section 7.3. SIGNATURES. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President; and (b) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

            Section 7.4. ISSUANCE AND PAYMENT. Subject to applicable law, the Certificate of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

            Section 7.5. LOST CERTIFICATES. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue, the

Corporation may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

            Section 7.6. TRANSFER OF STOCK. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the stock ledger of the Corporation only by the person named as the holder thereof on the stock ledger of the Corporation or by such person's duly constituted attorney or legal representative, and in the case of shares represented by a certificate, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock ledger of the Corporation by an entry showing from and to whom transferred.

            Section 7.7. REGISTERED STOCKHOLDERS. Except as otherwise required by applicable law (a) the Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares for all purposes, including, without limitation, as the owner of such shares to receive dividends, vote such shares, examine the stock ledger and the books of the Corporation and be held liable for calls and assessments and (b) the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof.

                                 ARTICLE VIII.
                                 INDEMNIFICATION

            Section 8.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "COVERED PERSON"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

            Section 8.2. RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an "ADVANCEMENT OF EXPENSES"); provided, however, that, if the Delaware General Corporation Law ("DGCL") requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "UNDERTAKING"), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "FINAL ADJUDICATION") that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

            Section 8.3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under
Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

            Section 8.4. NON-EXCLUSIVITY OF RIGHTS. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right which any Covered

Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

            Section 8.5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

            Section 8.6. INDEMNIFICATION OF OTHER PERSONS. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

            Section 8.7. AMENDMENTS. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

            Section 8.8. CERTAIN DEFINITIONS. For purposes of this Article VIII,
(a) references to "other enterprise" shall include any employee benefit plan;
(b) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to "serving at the request of the Corporation" shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" for purposes of Section 145 of the DGCL.

            Section 8.9. CONTRACT RIGHTS. The rights provided to Covered Persons pursuant to this Article VIII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person's heirs, executors and administrators.

            Section 8.10. SEVERABILITY. If any provision or provisions of this
Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE IX.
                                  MISCELLANEOUS

            Section 9.1. PLACE OF MEETINGS. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By-Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

            Section 9.2. FIXING RECORD DATES.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

            (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is otherwise required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

            Section 9.3. MEANS OF GIVING NOTICE.

            (a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

            (b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in, Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Corporation, and
(iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and
(D) if by any other form of
electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder's consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation's transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

            (c) Electronic Transmission. "ELECTRONIC TRANSMISSION" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

            Section 9.4. WAIVER OF NOTICE. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By-Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

            SECTION 9.5. MEETING ATTENDANCE VIA REMOTE COMMUNICATION EQUIPMENT.

            (a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

                  (i)   participate in a meeting of stockholders; and

                  (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

            (b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation, or these By-Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

            Section 9.6. DIVIDENDS. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation's capital stock) on the Corporation's outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

            Section 9.7. RESERVES. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

            Section 9.8. CONTRACTS AND NEGOTIABLE INSTRUMENTS. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person's supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

            Section 9.9. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board.

            Section 9.10. SEAL. The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

            Section 9.11. BOOKS AND RECORDS. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

            Section 9.12. RESIGNATION. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 9.13. SURETY BONDS. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

            Section 9.14. SECURITIES OF OTHER CORPORATIONS. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

            Section 9.15. AMENDMENTS. The Board shall have the power to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.

                                    EXHIBIT C

                      Holding Stockholders' Escrowed Shares

                                                                       ALLOCABLE         ALLOCABLE
                                                                   PORTION OF TOTAL    PERCENTAGE OF
                                                                       ESCROWED       TOTAL ESCROWED
                          STOCKHOLDER                                   SHARES            SHARES
----------------------------------------------------------------   ----------------   --------------
Wachovia Investors, Inc.                                               145,630             78.0%
J.P. Morgan Direct Corporate Finance Institutional Investors LLC         4,694              2.5%
J.P. Morgan Direct Corporate Finance Private Investors LLC               1,226              0.7%
Old Trafford Investment Pte Ltd.                                         6,574              3.5%
GTCR Fund VI, L.P.                                                         575              0.3%
Management                                                              28,006             15.0%
                                                                       -------            -----
                                                           TOTAL       186,705            100.0%
                                                                       -------            -----

                                    EXHIBIT D

                            Form of Escrow Agreement

                                   [ATTACHED]

                                ESCROW AGREEMENT

      This Voting Agreement (this "AGREEMENT") is made and entered into as of [*], 2004 by and among Comsys Holding, Inc., a Delaware corporation ("HOLDING"), Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), and the parties identified as "Stockholders" on the signature pages hereto (each a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                             PRELIMINARY STATEMENTS

      The Company, VTP, Inc., Venturi Technology Partners, LLC, Comsys Information Technology Services, Inc., Holding and certain stockholders of Holding have entered into an Agreement and Plan of Merger dated as of July [*], 2004 (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, VTP, Inc. will be merged with and into Holding and Holding will be the surviving entity (the "MERGER").

      As a condition to the consummation of the transactions contemplated by the Merger Agreement, Holding and the Stockholders have required that the Company, and the Company is willing to, enter into an escrow agreement with respect to certain shares of the Company Common Stock to be issued in connection with the Merger.

      Capitalized terms used but not defined herein have the meanings given in the Merger Agreement.

      Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                             STATEMENT OF AGREEMENT

                                   ARTICLE I
                               ESCROW ARRANGEMENTS

      Section 1.1. Share Issuance. Pursuant to Section 2.4(f) of the Merger Agreement, at the Effective Time, the Company shall issue, in the names and allocable amounts set forth on Exhibit A hereto, an aggregate of 186,705 shares of Company Common Stock or such other number of shares as 186,705 equals due to any recapitalization, stock split, stock dividend or similar action occurring after the date hereof (the "ESCROWED SHARES"). When issued, the Escrowed Shares will be duly authorized and validly issued, fully paid and nonassessable, and free of preemptive rights. The Escrowed Shares shall be held in escrow and subsequently released to the Stockholders and/or retained by the Company in accordance with the terms of this Agreement.

      Section 1.2. Escrow Terms.

            (a) Establishment of Escrow. The Company hereby agrees to act as escrow agent hereunder (in such capacity, the "ESCROW AGENT"), to hold and safeguard the Escrowed Shares upon issuance and to distribute the Escrowed Shares in accordance with the terms of this Agreement.

            (b) Distribution of Escrowed Shares. Distributions of Escrowed Shares shall be made to the Stockholders as set forth in this Section 1.2(b). As used in this Agreement, "BUSINESS DAY" shall mean any day, except Saturday, Sunday or a day on which banks in New York are required to be closed. On the first Business Day after the six month anniversary of the Effective Time (the "INITIAL DETERMINATION DATE"), the Company shall prepare and submit to the Audit Committee of the Board of Directors (the "AUDIT COMMITTEE") the following information: (x) a statement as to whether the Company and the applicable authorities of the State of California have reached a settlement with respect to the Unemployment Taxes for the Pre-Closing Period (any such settlement, an "SUI SETTLEMENT"); (y) the amounts, if any, the Company has paid or caused to be paid to the applicable authorities of the State of California and comprising all amounts due pursuant to an applicable SUI Settlement (the "SUI SETTLEMENT AMOUNT"); and (z) a statement whether the Company has filed or caused to be filed a return required to be filed, accompanied by payment in full for all Unclaimed Property Taxes reflected in such return (each, a "UPT SETTLEMENT AMOUNT"), with the applicable authorities of the State of Delaware (such filed return, a "UPT SETTLEMENT"). After the Initial Determination Date, within three Business Days after each date, if any, on which Company makes or causes to be made any payments to the State of California with respect to an SUI Settlement or to the State of Delaware with respect to a UPT Settlement, the Company shall prepare and submit a statement to the Audit Committee setting forth in reasonable detail the terms of any such SUI or UPT Settlement and the amount of any such SUI or UPT Settlement Amount. The Audit Committee shall promptly review all such statements and information prepared by the Company. The Company shall make the following distributions, as applicable, from the Escrowed Shares within three Business Days after written confirmation by the Audit Committee of (a) any SUI Settlement and payment of the applicable SUI Settlement Amount or (b) any UPT Settlement and payment of the applicable UPT Settlement Amount:

                  (i) SUI Distribution. The Escrow Agent shall distribute a number of shares of Company Common Stock (the "SUI DISTRIBUTION SHARES") in an amount equal to the lesser of (i) the total number of shares then held in escrow and (ii) the number of shares determined by multiplying 186,705 (subject to the adjustment described in Section 1.1) by the SUI Settlement Ratio. The "SUI SETTLEMENT RATIO" shall be calculated by dividing the SUI Settlement Amount (in dollars) by $2,500,000. The SUI Distribution Shares shall be distributed to the Stockholders on a pro rata basis based on their respective allocable percentage of the Escrowed Shares as set forth on Exhibit A; provided, however, that if the amount of shares so calculated is not a whole number, the number of shares to be distributed to such Stockholder shall be rounded up to the nearest whole number of shares if such fractional amount is equal to or greater than 0.5, and rounded down to the nearest whole share if such fractional amount is less than 0.5.

                  (ii) UPT Distribution. The Escrow Agent shall distribute a number of shares of Company Common Stock (the "UPT DISTRIBUTION SHARES") equal to the lesser of (i) the total number of shares then held in escrow and (ii) the number of shares determined by multiplying 186,705 (subject to the adjustment described in Section 1.1) by the UPT Settlement Ratio. The "UPT SETTLEMENT RATIO" shall be calculated by dividing the applicable UPT Settlement Amount (in dollars) by $2,500,000. The UPT Distribution Shares shall be distributed to the Stockholders on a pro rata basis based on their respective allocable percentage of the Escrowed Shares as set forth on Exhibit A; provided, however, that if the amount of shares so calculated is not a whole number, the number of shares to be distributed to such Stockholder shall be rounded up to the nearest whole number of shares if such fractional amount is equal to or greater than 0.5, and rounded down to the nearest whole share if such fractional amount is less than 0.5.

            (c)   Termination of Escrow.

                  (i) This Agreement shall terminate upon the earlier to occur of the following (provided, however, that under no circumstances shall such termination occur until at least the first Business Day following the six month anniversary of the Effective Time):

                        1) the date that is three Business Days following the date, if any, on which Escrow Agent has received written confirmation from the Audit Committee that the Company has (x) received notification from the applicable authorities of the State of California that they have reached the SUI Settlement and all amounts due thereunder have been paid and (y) has filed (or caused to be filed) all required returns for Unclaimed Property Taxes and paid (or caused to be paid) the UPT Settlement Amount;

                        2) the date on which the Escrow Agent shall have distributed all of the shares comprising the Escrowed Shares; or

                        3) the date that is two years from the date hereof (the earlier of such dates, the "ESCROW TERMINATION DATE").

                  (ii) On the Escrow Termination Date, any Escrowed Shares remaining in the escrow following the distribution to the Stockholders of the SUI Distribution Shares and the UPT Distribution Shares shall be deemed released from escrow and (x) if the Agreement is terminated pursuant to Section 1.2(c)(i)(1) or Section 1.2(c)(i)(2), returned to the Company or (y) if the Agreement is terminated pursuant to Section 1.2(c)(i)(3), distributed to the Stockholders on a pro rata basis based on their respective allocable percentage of the Escrowed Shares as set forth on Exhibit A (and subject to the adjustment for fractional shares described in Section 1.2(b)), in each case free from this Escrow Agreement.

            (d) Ownership of Escrowed Shares. Each Stockholder shall at all times during the term of this Agreement have title to and beneficial ownership of the Escrowed Shares issued to such Stockholder, together with all powers of a stockholder attendant thereto, including the right to vote such shares; provided, however, that a Stockholder will not have the power to sell, transfer or otherwise alienate any shares held by the Escrow Agent pursuant to the terms of this Agreement. The Escrow Agent shall not have any interest in any of the Escrowed Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. Each Stockholder shall relinquish title to and have no further interest in or rights with respect to any Escrowed Shares at such time as they are released from escrow and held by the Company in accordance with Section 1.2(c)(ii).

                                   ARTICLE II
                             DUTIES OF ESCROW AGENT

      Section 2.1. Care of Escrowed Shares. Escrow Agent shall not be under any duty to give the Escrowed Shares held by it hereunder any greater degree of care than it gives its own similar property.

      Section 2.2. Liability of Escrow Agent. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, for actions taken in its capacity as Escrow Agent under with this Agreement.

      Section 2.3. Reliance. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

      Section 2.4. Advice of Counsel. Escrow Agent may act pursuant to the written opinion of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

      Section 2.5. No Advice. Escrow Agent shall not be called upon to advise any Stockholder as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities deposited hereunder.

      Section 2.6. Limited Liability. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent.

                                  ARTICLE III
                            MISCELLANEOUS PROVISIONS

      Section 3.1. Entire Agreement. This Agreement, together with the Exhibit hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

      Section 3.2. Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

      Section 3.3. Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

            If to a Stockholder: To the address given under such Stockholder's name on the Signature Pages.

            If to the Company:

            Venturi Partners, Inc.
            2709 Water Ridge Parkway, Second Floor
            Charlotte, NC 28217
            Attention: General Counsel
            Facsimile: 704-442-5138

            with a copy (which will not constitute notice) to:

            Akin Gump Strauss Hauer & Feld LLP
            1700 Pacific Avenue, Ste. 4100
            Dallas, TX 75201
            Attention: Seth R. Molay, P.C.
            Facsimile: 214-969-4343

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth Business Day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a Business Day, or is received on a day that is not a Business Day, then such notice, request or communication will not be deemed effective or given until the next succeeding Business Day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

      Section 3.4. Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

      Section 3.5. Submission to Jurisdiction; No Jury Trial.

            (a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 3.3 shall be deemed effective service of process on such party.

            (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS
SECTION 3.5(b).

      Section 3.6. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      Section 3.7. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles or conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural laws of any other jurisdiction and, as applicable the federal laws of the United States.

      Section 3.8. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

      Section 3.9. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

      Section 3.10. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

      Section 3.11. Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

      Section 3.12. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

      Section 3.13. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       THE COMPANY:

                                       VENTURI PARTNERS, INC.

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________

                                       THE STOCKHOLDERS:

                                       WACHOVIA INVESTORS, INC.

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________

                                       Address: Wachovia Capital Partners
                                       One Wachovia Center, 12th Floor
                                       301 South College Street
                                       Charlotte, NC 28288-0732
                                       Attn: Arthur C. Roselle, Principal
                                       Fax: (704) 374-6711

                                       J.P. MORGAN DIRECT CORPORATE
                                       FINANCE INSTITUTIONAL INVESTORS
                                       LLC

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________
                                       Address:____________________________
                                               ____________________________
                                               ____________________________

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                       J.P. MORGAN DIRECT CORPORATE
                                       FINANCE PRIVATE INVESTORS LLC

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________
                                       Address:____________________________
                                               ____________________________
                                               ____________________________

                                       522 FIFTH AVENUE FUND LP

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________
                                       Address:____________________________
                                               ____________________________
                                               ____________________________

                                       OLD TRAFFORD INVESTMENT PTE LTD.

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________
                                       Address:____________________________
                                               ____________________________
                                               ____________________________

                                       GTCR VI FUND, L.P.

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________
                                       Address:____________________________
                                               ____________________________
                                               ____________________________

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                       MANAGEMENT:

                                       _________________________________________
                                       Michael T. Willis

                                       _________________________________________
                                       David L. Kerr

                                       _________________________________________
                                       Margaret G. Reed

                                       _________________________________________
                                       Joseph C. Tusa, Jr.

                                       _________________________________________
                                       Albert S. Wright

                                       _________________________________________
                                       Mark R. Bierman

                                       _________________________________________
                                       Jeffrey J. Weiner

                                       _________________________________________
                                       Bernice L. Arceneaux

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                    EXHIBIT A

                          ALLOCATION OF ESCROWED SHARES

                                                                       ALLOCABLE         ALLOCABLE
                                                                   PORTION OF TOTAL    PERCENTAGE OF
                                                                       ESCROWED       TOTAL ESCROWED
                              STOCKHOLDER                               SHARES            SHARES
----------------------------------------------------------------   ----------------   --------------
Wachovia Investors, Inc.                                               145,630             78.0%
J.P. Morgan Direct Corporate Finance Institutional Investors LLC         4,694              2.5%
J.P. Morgan Direct Corporate Finance Private Investors LLC               1,226              0.7%
Old Trafford Investment Pte Ltd.                                         6,574              3.5%
GTCR Fund VI, L.P.                                                         575              0.3%
Management                                                              28,006             15.0%
                                                                       -------            -----
                                                           TOTAL       186,705            100.0%
                                                                       -------            -----

                                    EXHIBIT E

                    Form of Accredited Investor Questionnaire

                                   [ATTACHED]

                        ACCREDITED INVESTOR QUESTIONNAIRE

Name of investor: ______________________________________________________________

Address: _______________________________________________________________________

Re: Agreement and Plan of Merger dated as of July __, 2004 among Venturi Partners, Inc., Venturi Technology Partners, LLC, VTP, Inc., COMSYS Information Technology Services, Inc., COMSYS Holding, Inc. and certain stockholders of COMSYS Holding, Inc. signatory thereto (the "MERGER AGREEMENT").

      The undersigned hereby certifies, represents and warrants to Venturi Partners, Inc. (the "ISSUER") that he, she or it qualifies as an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933 (the "ACT"), as amended, because (please check all boxes that apply):

NATURAL PERSON INVESTORS

[ ] He/she is a director, executive officer or general partner of the Issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of that Issuer; or

[ ] He/she is a natural person whose individual net worth, or joint net worth with that person's spouse at the time of his/her purchase of Issuer securities in connection with the Merger Agreement exceeds $1,000,000; or

[ ] He/she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

ENTITY INVESTORS

[ ] It is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Issuer; or

[ ] It is a corporation, Massachusetts or similar business trust, or partnership with total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Issuer; or

[ ]   It is a "bank" as defined in Section 3(a)(2) of the Act; or

[ ]   It is a "savings and loan association" or other institution as defined in
      Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

[ ] It is a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

[ ]   It is an insurance company as defined in Section 2(13) of the Act; or

[ ] It is an investment company registered under the Investment Company Act of 1940; or

[ ] It is a "business development company" as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

[ ] It is a "Small Business Investment Company" licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

[ ] It is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

[ ] It is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such a plan has total assets in excess of $5,000,000; or

[ ] It is a trust, with total assets greater than $5,000,000, not formed for the specified purpose of acquiring the securities offered by an Issuer and whose purchase is directed by a "sophisticated person" as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

[ ] It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets greater than $5,000,000; or

[ ] It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made by persons who are accredited investors (check appropriate boxes in this form for such persons); or

[ ] It is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is one of the following:

      [ ]   A bank;

      [ ]   A savings and loan association;

      [ ]   An insurance company; or

      [ ]   A registered investment adviser

[ ] It is an entity, all of whose equity owners are "accredited investors" (check appropriate boxes in this form for such persons).

                            [SIGNATURE PAGE FOLLOWS]

Date: _______________, 2004

ENTITY INVESTOR:                       NATURAL PERSON INVESTOR

_____________________
_____________________                  _____________________________________
_____________________                  Name:________________________________

By:_____________________
Name:___________________
Title:__________________

              [Signature Page to Accredited Investor Questionnaire]

                                    EXHIBIT F

                      Form of Registration Rights Agreement

                                   [ATTACHED]

                          REGISTRATION RIGHTS AGREEMENT

                              DATED AS OF [*], 2004

                                      AMONG

                             VENTURI PARTNERS, INC.

                                       AND

                        CERTAIN STOCKHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
Section 1.  Definitions......................................................    1

Section 2.  Demand Registrations.............................................    3

Section 3.  Piggyback Registrations..........................................    6

Section 4.  Shelf Registration...............................................    7

Section 5.  Obligations of the Company.......................................    7

Section 6.  Registration Expenses............................................   11

Section 7.  Indemnification..................................................   12

Section 8.  Rules 144 and 144A...............................................   15

Section 9.  Underwritten Registrations.......................................   15

Section 10. Covenants of Holders.............................................   15

Section 11. Miscellaneous....................................................   16

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of [*], 2004, by and among Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), the persons and entities listed on Exhibit A hereto (collectively, the "WACHOVIA GROUP"), the persons and entities listed on Exhibit B hereto (collectively, the "JUNIOR SECURITIES GROUP"), and the persons listed on Exhibit C hereto (collectively, the "COMSYS MANAGEMENT GROUP"). The members of each of the Wachovia Group, the Junior Securities Group and the Comsys Management Group are each referred to herein as a "STOCKHOLDER" and collectively referred to as the "STOCKHOLDERS." Capitalized terms used but not defined herein have the meanings given such terms in the Merger Agreement (as defined below).

      Pursuant to the terms of the Agreement and Plan of Merger dated as of July __, 2004 among the Company, Venturi Technology Partners, LLC, VTP, Inc., COMSYS Information Technology Services, Inc., COMSYS Holding, Inc. and certain stockholders of COMSYS Holding, Inc. signatory thereto (the "HOLDING STOCKHOLDERS") (as amended or supplemented, the "MERGER AGREEMENT"), the Company will issue to the Holding Stockholders shares of Company Common Stock in connection with the Merger.

      In connection with the Merger, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations relating to registration of their Registrable Securities (as defined herein).

      Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

                             STATEMENT OF AGREEMENT

      Section 1. Definitions.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "CHARTER" means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

      "COMMISSION" means the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

      "COMMON STOCK" means the Company's common stock, par value $0.01 per share, or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

      "COMSYS MANAGEMENT GROUP" has the meaning set forth in the introductory paragraph of this Agreement.

      "DELAY PERIOD" has the meaning set forth in Section 5(a) of this Agreement.

      "DEMAND NOTICE" has the meaning set forth in Section 2(a) of this Agreement.

      "DEMAND REGISTRATION" has the meaning set forth in Section 2(a) of this Agreement.

      "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

      "EXISTING REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated as of April 14, 2003 among the Company (f/k/a/ Personnel Group of America, Inc.) and the other parties named therein, and any amendment or restatement of such agreement.

      "HOLDER" means a person who owns Registrable Securities and is either (i) a Stockholder or a Permitted Transferee of a Stockholder that has agreed to be bound by the terms of this Agreement as if such Person were a Stockholder, (ii) upon the death of any Holder, the executor of the estate of such Holder or such Holder's heirs, devisees, legatees or assigns or (iii) upon the disability of any Holder, any guardian or conservator of such Holder.

      "INTERRUPTION PERIOD" has the meaning set forth in the last paragraph in
Section 5(c).

      "JUNIOR SECURITIES GROUP" has the meaning set forth in the introductory paragraph of this Agreement.

      "JUNIOR SECURITIES PARTIES" means the Junior Securities Group and their Permitted Transferees.

      "LOSSES" has the meaning set forth in Section 7(a) of this Agreement.

      "MISSTATEMENT/OMISSION" has the meaning set forth in Section 7(a) of this Agreement.

      "PERMITTED TRANSFEREE" means any Person to whom the rights under this Agreement have been assigned in accordance with the provisions of Section 11(d) hereof.

      "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

      "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3(a) of this Agreement.

      "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

      "REGISTRABLE SECURITIES" means the shares of Common Stock issued to the Stockholders pursuant to the Merger Agreement. If as a result of any reclassification, stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively "OTHER SECURITIES") are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include such Other Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) they have been sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

      "REGISTRATION STATEMENT" means any registration statement under the Securities Act of the Company that covers any of the Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement or Prospectus.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "SHELF REGISTRATION" has the meaning set forth in Section 4(a) of this Agreement.

      "STOCKHOLDER" or "STOCKHOLDERS" has the meanings set forth in the introductory paragraph of this Agreement.

      "WACHOVIA GROUP" has the meaning set forth in the introductory paragraph of this Agreement.

      "WACHOVIA PARTIES" means the Wachovia Group and their Permitted
Transferees.

      Section 2. Demand Registrations.

            (a) Right to Demand. Upon the terms and subject to the conditions of this Agreement, (i) Holders of at least a majority of the aggregate amount of outstanding Registrable Securities held by the Wachovia Parties and (ii) Holders of at least a majority of the aggregate amount of outstanding Registrable Securities held by the Junior Securities Parties shall, in each case, have the right, by written notice (the "DEMAND NOTICE") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or part of the Registrable Securities designated by such Holders (a "DEMAND REGISTRATION"). Upon receipt of any such Demand Notice, the Company will promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities in the proposed registration by giving notice to the Company within five days after the Holder receives such notice; provided, that Holders joining in a proposed registration pursuant to this sentence shall not be deemed to have exercised a Demand Registration for purposes of Section 2(b) hereof and such Holders shall be included in such registration on the basis set forth in Section 2(h) hereof. The Company shall not be required to register any Registrable Securities under this
Section 2 unless the anticipated aggregate offering price to the public for any such offering of the Registrable Securities included in such Demand Notice is expected to be at least $5 million.

            (b) Number of Demand Registrations. The Wachovia Parties shall be entitled to have three Demand Registrations effected and the Junior Securities Parties shall be entitled to have one Demand Registration effected. A Demand Registration shall not be deemed to be effected and shall not count as a Demand Registration of any Person (i) if a Registration Statement with respect thereto shall not have become effective under the Securities Act and remained effective for at least 180 days (excluding any Interruption Period) or until the completion of the distribution of the Registrable Securities thereunder, whichever is earlier (including, without limitation, because of withdrawal of such Registration Statement by the Holders pursuant to Section 2(f) hereunder),
(ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any governmental authority, or as a result of the initiation of any proceeding for such stop order by the Commission through no fault of the Holders and the result of such interference is to prevent the Holders from disposing of such Registrable Securities proposed to be sold in accordance with the intended methods of disposition, (iii) the Company exercises its rights with respect to a Delay Period under Section 5(a) and the result is a delay in the proposed distribution of any Registrable Securities and the Holders determine not to sell such Registrable Securities pursuant to such registration as a result of such delay, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering shall not be satisfied or waived with the consent of the Holders of a majority in number of the Registrable Securities to be included in such Demand Registration, other than as a result of any breach by the Holders or any underwriter of its obligations thereunder or hereunder.

            (c) Registration Statement. Subject to paragraph (a) above, as soon as practicable, but in any event within 45 days of the date on which the Company first receives one or more Demand Notices pursuant to Section 2(a) hereof, the Company shall file with the Commission a Registration Statement on the appropriate form for the registration and sale of the total number of Registrable Securities specified in such Demand Notice, together with the number of Registrable Securities requested to be included in the Demand Registration by other Holders, in accordance with the intended method or methods of distribution specified by the Holders in such Demand Notice. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 2(c) if the offering requested to be registered is a delayed or continuous offering under Rule 415 under the Securities Act and such offering is available for the Holders, in which case the registration shall be made by the Company pursuant to Section 4 hereof.

            (d) Amendments; Supplements. Subject to Section 5(a), upon the occurrence of any event that would cause the Registration Statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall file an amendment to the Registration Statement as soon as reasonably practicable, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as reasonably practicable thereafter.

            (e) Effectiveness. The Company agrees to use its reasonable best efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the sale of Registrable Securities until the earlier of (i) 180 days from the date on which the Commission declares such Registration Statement effective (excluding any Interruption Period), or (ii) the date on which all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

            (f) Holders Withdrawal. Holders of a majority in number of the Registrable Securities to be included in a Demand Registration pursuant to this
Section 2 may, at any time prior to the effective date of the Registration Statement in respect thereof, revoke such request by providing a written notice to the Company to such effect.

            (g) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, after receiving a written request for a Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company. If the Company so elects to effect a primary registration, the Company shall give prompt written notice (which shall be given not later than 20 days after the date of the Demand Notice) to all holders of the Registrable Securities of its intention to effect such a registration and shall afford the holders of the Registrable Securities the rights contained in Section 3 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Demand Registration, the Company shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as reasonably practicable. In addition, the request for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

            (h) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and includes securities for sale by the Company, and the managing underwriter (such underwriter to be chosen by the Holders of a majority of the Registrable Securities included in such registration, subject to the Company's reasonable approval) advises the Company, in writing, that, in its good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in any such registration the maximum number of shares which the managing underwriter advises the Company can be sold in such offering allocated as follows: (i) first, the Registrable Securities requested to be included in such registration by the initiating Holders and securities of other Holders of Registrable Securities and other holders of registration rights under the Existing Registration Rights Agreement, with such securities to be included on a pro rata basis (or in such other proportion mutually agreed among such holders) based on the amount of securities requested to be included therein and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriter as aforesaid, the securities that the Company proposes to sell. If the initiating Holders are not allowed to register all of the Registrable Securities requested to be included by such Holders because of allocations required by this section, such initiating Holders shall not be deemed to have exercised a Demand Registration for purposes of Section 2(b).

      Section 3. Piggyback Registrations.

            (a) Right to Piggyback Registrations. Whenever the Company or another party having registration rights proposes that the Company register any of the Company's equity securities under the Securities Act (other than a registration on Form S-4 relating solely to a transaction described in Rule 145 of the Securities Act or a registration on Form S-8 or any successor forms thereto), whether or not for sale for the Company's own account, the Company will give prompt written notice of such proposed filing to all Holders at least 30 days before the anticipated filing date. Such notice shall offer such Holders the opportunity to register such amount of Registrable Securities as they shall request (a "PIGGYBACK REGISTRATION"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after such notice has been given by the Holders to the Company. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Each Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

            (b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering by or through one or more underwriters of recognized standing and the managing underwriters advise the party or parties initiating such offering in writing (a copy of which writing shall be provided to the Holders) that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then any such registration shall include the maximum number of shares which such managing underwriters advise can be sold in such offering allocated as follows: (i) first, the securities the party or parties initiating such offering propose to sell, and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriters as aforesaid, (x) if the Company has initiated such offering, the Registrable Securities to be included in such registration by the Holders and securities of other holders of registration rights under the Existing Registration Rights Agreement, with such additional securities to be included on a pro rata basis (or in such other proportion mutually agreed among the Holders and such other holders), based on the amount of Registrable Securities and other securities requested to be included therein, and (y) if a party other than the Company initiated such offering (subject to Section 3(b)(i) above), securities proposed to be sold by the Company, the Registrable Securities to be included in such registration by the Holders and securities of other holders of registration rights under the Existing Registration Rights Agreement, with such additional securities to be included on a pro rata basis (or in such other proportion mutually agreed among the Company, the Holders and such other holders), based on the amount of Registrable Securities and other securities requested to be included therein.

      Section 4. Shelf Registration.

            (a) Right to Shelf Registration. The Company shall use its commercially reasonable efforts to (i) file with the Commission as promptly as practicable following the date of this Agreement (but in no event later than 60 days after such date) a registration ("SHELF REGISTRATION") for delayed or continuous offerings of Registrable Securities in market transactions on any appropriate form pursuant to Rule 415 under the Securities Act (or similar rule that may be adopted by the Commission), which form shall be available for the sale of all of the Registrable Securities outstanding on the effective date of the Shelf Registration in accordance with the intended methods of distribution thereof, and (ii) cause the Shelf Registration to be declared effective by the Commission as soon thereafter as practicable. The Company agrees to use its commercially reasonable efforts to keep such Shelf Registration continuously effective and usable for resale of Registrable Securities until the second anniversary of the date of this Agreement or such shorter period which will terminate at such time as the Holders have sold all the Registrable Securities covered by such Registration Statement. At any time thereafter, any Holder or Holders holding in the aggregate at least 5% of the outstanding shares of Common Stock may request that the Company file and cause to be declared effective a Shelf Registration.

            (b) Number of Shelf Registrations. The Holders shall be entitled to an unlimited number of Shelf Registrations and no Shelf Registration shall be counted as a Demand Registration for purposes of Section 2(a) hereof.

      Section 5. Obligations of the Company.

            (a) Delay Period. Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to Sections 2, 3 or 4, or to suspend the use of any Registration Statement, for a period not in excess of 60 consecutive calendar days (a "DELAY PERIOD") if (i) the Board of Directors of the Company determines that filing or maintaining the effectiveness of such Registration Statement would have a material adverse effect on the Company or the holders of its capital stock in relation to any material acquisition or disposition, financing or other corporate transaction and the Board of Directors of the Company has determined in good faith that disclosure thereof would not be in the best interests of the Company and its holders of capital stock at the time or (ii) the Board of Directors of the Company has determined in good faith that the filing of a Registration Statement or maintaining the effectiveness of a current Registration Statement would require disclosure of material information that the Company has a valid business purpose for retaining as confidential at such time. The Company shall be entitled to exercise a Delay Period more than one time in any calendar year so long as such exercise does not prevent the Holders from being entitled to at least 240 days of effective registration rights per calendar year and that no Delay Period may commence if it is less than 30 days from the end of the previous Delay Period. Notwithstanding the foregoing, the number of days of effective registration rights that the Holders shall be entitled to for calendar year 2004 will be pro rated based on the number of days remaining in 2004 after the date of this Agreement.

            (b) Shelf Registrations After Other Registrations. Other than the initial Shelf Registration discussed in Section 4(a) above, the Company shall not be obligated to effect any Shelf Registration within 120 days after the effective date of a previous Registration Statement filed by the Company (except for registrations on Form S-4 or Form S-8, or other forms prescribed under the Securities Act for the same purpose or for an exchange offer).

            (c) Registration Procedures. Whenever the Company is required to register Registrable Securities pursuant to Sections 2, 3 or 4 hereof, the Company will use its reasonable best efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (1) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Sections 2, 3 or 4 on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use reasonable best efforts to cause each such Registration Statement to become and remain effective within the time periods and otherwise as provided herein;

                  (2) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and such supplements to the Prospectus as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

                  (3) furnish to each selling Holder of Registrable Securities covered by a Registration Statement and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such Prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

                  (4) use its reasonable best efforts to register or qualify and, if applicable, to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable Registration Statement; provided, that, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process or taxation in any such jurisdiction where it is not so subject;

                  (5) cause all such Registrable Securities to be listed or quoted (as the case may be) on each national securities exchange or other securities market on which securities of the same class as the Registrable Securities are then listed or quoted;

                  (6) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (7) comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement;

                  (8) use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

                  (9) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each selling Holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Securities being included in the registration may reasonably request;

                  (10) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being included in the registration), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be requested by such counsel and underwriters, if any;

                  (11) promptly notify the selling Holders and the managing underwriters, if any, and confirm such notice in writing, when a Prospectus or any supplement or post-effective amendment to such Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings by any Person for that purpose, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose, and of the happening of any event or the existence of any facts that make any statement made in such Registration Statement or Prospectus untrue in any material respect or that require the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading (which notice shall be accompanied by an instruction to the selling Holders and the managing underwriters, if any, to suspend the use of the Prospectus until the requisite changes have been made);

                  (12) if requested by the managing underwriters, if any, or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

                  (13) if requested, furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement;

                  (14) as promptly as practicable upon the occurrence of any event contemplated by Section 5(c)(11) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the Prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (15) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Securities being sold in connection therewith or by the managing underwriters (including cooperating in reasonable marketing efforts, including in connection with any Demand Registration, participation by senior executives of the Company in any "roadshow" or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

      Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(c)(11), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 5(c)(14), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an "INTERRUPTION PERIOD"), and, if so directed by the Company, such Holder will deliver to the Company all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

      Section 6. Registration Expenses.

            (a) Expenses Payable by the Company. The Company shall bear all expenses incurred with respect to the registration or attempted registration of the Registrable Securities pursuant to Sections 2, 3 and 4 of this Agreement as provided herein. Such expenses shall include, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to compliance with the Commission, (B) fees with respect to filings required to be made with the national securities exchange or national market system on which the Common Stock is then traded or quoted and (C) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing preliminary prospectuses, prospectuses, prospectus supplements, including those delivered to or for the account of the Holders and provided in this Agreement, and blue sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certificated public accountants for the Company (including, without limitation, the expense of any "comfort letters" required by or incident to such performance), (v) all out-of-pocket expenses of the Company (including without limitation, expenses incurred by the Company, its officers, directors, and employees performing legal or accounting duties or preparing or participating in "roadshow" presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), (vi) fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any national securities exchange or other securities market, and (vii) reasonable fees and expenses of one firm of counsel for all selling Holders (which shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

            (b) Expenses Payable by the Holders. Each Holder shall pay all underwriting discounts and commissions or placement fees of underwriters or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Holder's account.

     Section 7. Indemnification.

            (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, each affiliate of a Holder and each director, officer, employee, manager, stockholder, partner, member, counsel, agent or representative of such Holder and its affiliates and each Person who controls any such Person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, "HOLDER INDEMNIFIED PARTIES") against, and hold it and them harmless from, all losses, claims, damages, liabilities, actions, proceedings, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation and amounts paid in settlement (collectively, "LOSSES") arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a "MISSTATEMENT/OMISSION"), or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, except that the Company shall not be liable insofar as such Misstatement/Omission or violation is made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein; provided, further, that the Company shall not be liable for a Holder's failure to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the person claiming a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus. In connection with an underwritten offering, the Company will indemnify such underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be party. Notwithstanding the foregoing, the indemnity contained in this section shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

            (b) Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify, to the fullest extent permitted by law, the Company and each director and officer of the Company and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it harmless from, any Losses arising out of or based upon (i) any Misstatement/Omission contained in the Registration Statement, if and to the extent that such Misstatement/Omission was made in reliance upon and in conformity with information furnished in writing by such Holder for use therein, or (ii) the failure by such Holder to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the person claiming a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus. Notwithstanding the foregoing, the obligation to indemnify will be individual (several and not joint) to each Holder and will be limited to the net amount of proceeds (net of payment of all expenses) received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall relieve such indemnifying party of its indemnification obligations to such indemnified party to the extent that such failure to notify materially prejudiced such indemnifying party but not from any liability that it or they may have to the indemnified party for contribution or otherwise. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or

(y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party or, in the event that such indemnified party is a Holder Indemnified Party, by the Holders of a majority of the Registrable Securities included in the subject Registration Statement.

      No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

            (d) Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and (iii) survive the termination of this Agreement.

            (e) Right to Contribution. If the indemnification provided for in this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 7(a) or Section 7(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holder, on the other, in connection with the Misstatement/Omission or violation which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

      The relative fault of the Company, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission or violation relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission or violation.

      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(e), a Holder shall not be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by such Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such Misstatement/Omission or violation.

      No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 8. Rules 144 and 144A.

      The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

      Section 9. Underwritten Registrations.

            (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that, no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution.

            (b) If any of the Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of the majority of Registrable Securities to be included in such offering.

      Section 10. Covenants of Holders.

      Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the Registration Statement from the Holder and (c) if requested by the Company, to notify the Company of any sale of Registrable Securities by such Holder.

      Section 11. Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with, adversely effects or violates the rights granted to the Holders in this Agreement; it being understood that the granting of additional demand or piggyback registration rights with respect to capital stock of the Company shall not be deemed inconsistent with or adverse to the rights granted to Holders hereunder, and the rights of the Holders shall be subject to any such additional grants.

            (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the Company and Holders of a majority of the outstanding Registrable Securities.

            (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Holders may assign all rights under this agreement; provided, however, that no Holder may transfer or assign its rights hereunder unless such transferring Holder shall, prior to any such transfer, obtain from the transferee a joinder agreement in a form reasonably satisfactory to the Company and deliver a copy of such joinder agreement to the Company and to the Holders. Only persons (other than the initial Stockholders hereto) that execute a joinder agreement shall be deemed to be Holders. The Company shall be given written notice by the transferring Holder at the time of the transfer stating the name and address of the transferee and identifying the Registrable Securities transferred, provided, that, failure to give such notice shall not affect the validity of such transfer or assignment.

            (e) Termination of Registration Rights. The rights of any Holder to cause the Company to register Registrable Securities under this Agreement shall terminate with respect to such Holder as soon as such Holder is legally able to dispose of all of its Registrable Securities in one transaction pursuant to Rule 144 under the Securities Act.

            (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            (g) Counterparts. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

            (h) Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

            (i) Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

      If to the Company:

            Venturi Partners, Inc.
            2709 Water Ridge Parkway
            Second Floor
            Charlotte, NC 28217
            Attention: General Counsel
            Facsimile: 704-442-5138

      with a copy (which shall not constitute notice) to:

            Akin Gump Strauss Hauer & Feld LLP
            1700 Pacific Avenue
            Suite 4100
            Dallas, TX 75201
            Attention: Seth R. Molay, P.C.
            Facsimile: 214-969-4343

      If to a Stockholder, to the fax number or the address set forth for such Stockholder on the Exhibits hereto, with copies as set forth therein.

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

            (j) GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of any federal court located in the State of Delaware or any Delaware state court solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices above or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written

                                                    THE COMPANY:

                                                    Venturi Partners, Inc.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    THE STOCKHOLDERS:

                                                    Wachovia Investors, Inc.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    GTCR Fund VI, L.P.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    GTCR VI Executive Fund, L.P.

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                    GTCR Associates VI

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                [Signature Page to Registration Rights Agreement]

                             J.P. Morgan Direct Corporate Finance Institutional Investors LLC

                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________

                             J.P. Morgan Direct Corporate Finance Private
                             Investors LLC

                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________

                             Old Trafford Investment Pte. Ltd.

                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________

                             522 Fifth Avenue Fund, L.P.

                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________

                             ___________________________________________________
                                       Michael T. Willis, individually

                             ___________________________________________________
                                       David L. Kerr, individually

                             ___________________________________________________
                                       Margaret G. Reed, individually

                [Signature Page to Registration Rights Agreement]

                             ___________________________________________________
                                       Joseph C. Tusa, individually

                             ___________________________________________________
                                       Albert S. Wright IV, individually

                             ___________________________________________________
                                       Mark R. Bierman, individually

                             ___________________________________________________
                                       Jeffrey J. Weiner, individually

                             ___________________________________________________
                                       Bernice L. Arceneaux

                [Signature Page to Registration Rights Agreement]

                                    EXHIBIT A

                                 Wachovia Group

                                       Address/Facsimile

Wachovia Investors, Inc.

                                    EXHIBIT B

                             Junior Securities Group

                                       Address/Facsimile

GTCR Fund IV, L.P.

GTCR VI Executive Fund, L.P.

GTCR Associates VI

J.P. Morgan Direct Corporate Finance
  Institutional Investors LLC
J.P. Morgan Direct Corporate Finance Private
  Investors LLC
Old Trafford Investment Pte. Ltd.

522 Fifth Avenue Fund, L.P.

                                    EXHIBIT C

                             Comsys Management Group

       NAME                                                                 ADDRESS
--------------------                                -----------------------------------------------------
Michael T. Willis                                   4400 Post Oak Parkway, Suite 1800, Houston, TX  77027
David L. Kerr                                       4400 Post Oak Parkway, Suite 1800, Houston, TX  77027
Margaret G. Reed                                    4400 Post Oak Parkway, Suite 1800, Houston, TX  77027
Joseph C. Tusa, Jr.                                 4400 Post Oak Parkway, Suite 1800, Houston, TX  77027
Albert S. Wright IV                                 4400 Post Oak Parkway, Suite 1800, Houston, TX  77027
Jeffrey J. Weiner                                   4400 Post Oak Parkway, Suite 1800, Houston, TX  77027
Mark R. Bierman                                     4 Research Place, #300, Rockville, MD  20850
Bernice L. Arceneaux                                4400 Post Oak Parkway, Suite 1800, Houston, TX  77027

                                    EXHIBIT G

           Form of Amended and Restated Registration Rights Agreement

                                   [ATTACHED]

                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                              DATED AS OF [*], 2004

                                      AMONG

                             VENTURI PARTNERS, INC.

                                       AND

                            THE PARTIES NAMED HEREIN

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
Section 1. Definitions........................................................      1

Section 2. Demand Registrations...............................................      4

Section 3. Piggyback Registrations............................................      6

Section 4. Shelf Registration.................................................      7

Section 5. Obligations of the Company.........................................      7

Section 6. Registration Expenses..............................................     12

Section 7. Indemnification....................................................     12

Section 8. Rules 144 and 144A.................................................     15

Section 9. Underwritten Registrations.........................................     15

Section 10. Covenants of Holders..............................................     16

Section 11. Miscellaneous.....................................................     16

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of [*], 2004, by and among Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), and the parties identified as "Investors" on the signature pages hereto (each an "INVESTOR" and together the "INVESTORS").

                             PRELIMINARY STATEMENTS

      A. The Company entered into a Registration Rights Agreement dated as of April 14, 2003 (the "REGISTRATION RIGHTS AGREEMENT") with several investors pursuant to which the Company agreed to provide the Investors with certain registration rights set forth therein.

      B. The Company, Venturi Technology Partners, LLC, VTP, Inc., COMSYS Information Technology Services, Inc., COMSYS Holding, Inc. ("HOLDING") and certain stockholders of Holding (the "HOLDING STOCKHOLDERS") entered into an Agreement and Plan of Merger dated July __, 2004 (the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, VTP, Inc. will be merged with and into Holding and Holding will be the surviving entity (the "MERGER").

      C. As a condition to the consummation of the transactions contemplated by the Merger Agreement, the Company is entering into a Registration Rights Agreement with the Holding Stockholders to provide the Holding Stockholders with certain registration rights (the "HOLDING STOCKHOLDERS REGISTRATION RIGHTS AGREEMENT").

      D. Section 11(c) of the Registration Rights Agreement provides that the provisions of the Registration Rights Agreement may be amended, modified, supplemented or waived upon the prior written consent of the Company and the Holders of a majority of the outstanding Registrable Securities.

      E. In connection with the foregoing, the Company and the Investors desire to amend and restate the Registration Rights Agreement in its entirety as set forth herein.

      Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, now agree as follows:

                             STATEMENT OF AGREEMENT

      Section 1. Definitions.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "CHARTER" means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

      "COMMISSION" means the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

      "COMMON STOCK" means the Company's common stock, par value $0.01 per share, or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including, by reason of a merger, consolidation, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

      "CREDIT RESTRUCTURE AGREEMENT" means the Credit Restructure Agreement dated April 11, 2003, among the Company and certain Investors pursuant to which the Company issued to such Investors Warrants to purchase Common Stock.

      "DELAY PERIOD" has the meaning set forth in Section 5(a) of this Agreement.

      "DEMAND NOTICE" has the meaning set forth in Section 2(a) of this Agreement.

      "DEMAND REGISTRATION" has the meaning set forth in Section 2(a) of this Agreement.

      "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

      "HOLDER" means a person who owns Registrable Securities and is either (i) an Investor or a Permitted Transferee of an Investor that has agreed to be bound by the terms of this Agreement as if such Person were an Investor, (ii) upon the death of any Holder, the executor of the estate of such Holder or such Holder's heirs, devisees, legatees or assigns or (iii) upon the disability of any Holder, any guardian or conservator of such Holder.

      "INTERRUPTION PERIOD" has the meaning set forth in the last paragraph in
Section 5(c).

      "LOSSES" has the meaning set forth in Section 7(a) of this Agreement.

      "MISSTATEMENT/OMISSION" has the meaning set forth in Section 7(a) of this Agreement.

      "PERMITTED TRANSFEREE" means any Person to whom the rights under this Agreement have been assigned in accordance with the provisions of Section 11(d) hereof.

      "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

      "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3(a) of this Agreement.

      "PROSPECTUS" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

      "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issued to the Investors pursuant to the Restructuring Agreement, (ii) any shares of Common Stock issued or issuable upon the conversion of the Series B Preferred Stock and
(iii) any shares of Common Stock issued or issuable upon the exercise of any of the Warrants. If as a result of any reclassification, stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively "OTHER SECURITIES") are issued or transferred to a Holder in respect of Registrable Securities held by the Holder, references herein to Registrable Securities shall be deemed to include such Other Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) they have been sold to any Person to whom the rights under this Agreement are not assigned in accordance with this Agreement.

      "REGISTRATION STATEMENT" means any registration statement under the Securities Act of the Company that covers any of the Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement or Prospectus.

      "REQUIRED HOLDERS" means Holders of at least a majority of the aggregate amount of all Registrable Securities outstanding.

      "RESTRUCTURING AGREEMENT" means the Restructuring Agreement dated March 14, 2003, among the Company and certain Investors, and a Participation Agreement, dated March 14, 2003, between the Company and an Investor, pursuant to which the Company issued shares of its Common Stock and preferred stock convertible into Common Stock to certain of the Investors.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "SHELF REGISTRATION" has the meaning set forth in Section 4(a) of this Agreement.

      "WARRANTS" means the common stock purchase warrants issued by the Company pursuant to the Credit Restructure Agreement.

      Section 2. Demand Registrations.

            (a) Right to Demand. Upon the terms and subject to the conditions of this Agreement, the Required Holders shall have the right, by written notice (the "DEMAND NOTICE") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or part of the Registrable Securities designated by such Holders (a "DEMAND REGISTRATION"). Upon receipt of any such Demand Notice, the Company will promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities in the proposed registration by giving notice to the Company within five days after the Holder receives such notice; provided, that Holders joining in a proposed registration pursuant to this sentence shall not be deemed to have exercised a Demand Registration for purposes of Section 2(b) hereof and such Holders shall be included in such registration on the basis set forth in Section 2(h) hereof. Notwithstanding anything herein to the contrary, the Company shall not be required to honor a request for a Demand Registration if the Company has not received Demand Notices from the Required Holders. The Company shall not be required to register any Registrable Securities under this Section 2 unless the anticipated aggregate offering price to the public for any such offering of the Registrable Securities included in such Demand Notice is expected to be at least $5 million.

            (b) Number of Demand Registrations. The Required Holders shall be entitled to have two Demand Registrations effected. A Demand Registration shall not be deemed to be effected and shall not count as a Demand Registration of any Person (i) if a Registration Statement with respect thereto shall not have become effective under the Securities Act and remained effective for at least 180 days (excluding any Interruption Period) or until the completion of the distribution of the Registrable Securities thereunder, whichever is earlier (including, without limitation, because of withdrawal of such Registration Statement by the Holders pursuant to Section 2(f) hereunder), (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any governmental authority, or as a result of the initiation of any proceeding for such stop order by the Commission through no fault of the Holders and the result of such interference is to prevent the Holders from disposing of such Registrable Securities proposed to be sold in accordance with the intended methods of disposition, (iii) the Company exercises its rights with respect to a Delay Period under Section 5(a) and the result is a delay in the proposed distribution of any Registrable Securities and the Holders determine not to sell such Registrable Securities pursuant to such registration as a result of such delay, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering shall not be satisfied or waived with the consent of the Required Holders, other than as a result of any breach by the Holders or any underwriter of its obligations thereunder or hereunder.

            (c) Registration Statement. Subject to paragraph (a) above, as soon as practicable, but in any event within 45 days of the date on which the Company first receives one or more Demand Notices from the Required Holders pursuant to Section 2(a) hereof, the Company shall file with the Commission a Registration Statement on the appropriate form for the registration and sale of the total number of Registrable Securities specified in such Demand Notice, together with the number of Registrable Securities requested to be included in the Demand Registration by other Holders, in accordance with the intended method or methods of distribution specified by the Holders in such Demand Notice. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as reasonably practicable. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 2(c) if the offering requested to be registered is a delayed or continuous offering under Rule 415 under the Securities Act and such offering is available for the Holders, in which case the registration shall be made by the Company pursuant to Section 4 hereof.

            (d) Amendments; Supplements. Subject to Section 5(a), upon the occurrence of any event that would cause the Registration Statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall file an amendment to the Registration Statement as soon as reasonably practicable, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as reasonably practicable thereafter.

            (e) Effectiveness. The Company agrees to use its reasonable best efforts to keep any Registration Statement filed pursuant to this Section 2 continuously effective and usable for the sale of Registrable Securities until the earlier of (i) 180 days from the date on which the Commission declares such Registration Statement effective (excluding any Interruption Period), or (ii) the date on which all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

            (f) Holders Withdrawal. Holders of a majority in number of the Registrable Securities to be included in a Demand Registration pursuant to this
Section 2 may, at any time prior to the effective date of the Registration Statement in respect thereof, revoke such request by providing a written notice to the Company to such effect.

            (g) Preemption of Demand Registration. Notwithstanding anything to the contrary contained herein, after receiving a written request for a Demand Registration, the Company may elect to effect an underwritten primary registration in lieu of the Demand Registration if the Company's Board of Directors believes that such primary registration would be in the best interests of the Company. If the Company so elects to effect a primary registration, the Company shall give prompt written notice (which shall be given not later than 20 days after the date of the Demand Notice) to all holders of the Registrable Securities of its intention to effect such a registration and shall afford the holders of the Registrable Securities the rights contained in Section 3 with respect to Piggyback Registrations. In the event that the Company so elects to effect a primary registration after receiving a request for a Demand Registration, the Company shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as soon as reasonably practicable. In addition, the request for a Demand Registration shall be deemed to have been withdrawn and such primary registration shall not be deemed to be a Demand Registration.

            (h) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and includes securities for sale by the Company, and the managing underwriter (such underwriter to be chosen by the Holders of a majority of the Registrable

Securities included in such registration, subject to the Company's reasonable approval) advises the Company, in writing, that, in its good faith judgment, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in any such registration the maximum number of shares which the managing underwriter advises the Company can be sold in such offering allocated as follows: (i) first, the Registrable Securities requested to be included in such registration by the initiating Holders and securities of other Holders of Registrable Securities and other holders of registration rights under the Holding Stockholder Registration Rights Agreement, with such securities to be included on a pro rata basis (or in such other proportion mutually agreed among such holders) based on the amount of securities requested to be included therein and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriter as aforesaid, the securities that the Company proposes to sell. If the initiating Holders are not allowed to register all of the Registrable Securities requested to be included by such Holders because of allocations required by this section, such initiating Holders shall not be deemed to have exercised a Demand Registration for purposes of Section 2(b).

      Section 3. Piggyback Registrations.

            (a) Right to Piggyback Registrations. Whenever the Company or another party having registration rights proposes that the Company register any of the Company's equity securities under the Securities Act (other than a registration on Form S-4 relating solely to a transaction described in Rule 145 of the Securities Act or a registration on Form S-8 or any successor forms thereto), whether or not for sale for the Company's own account, the Company will give prompt written notice of such proposed filing to all Holders at least 30 days before the anticipated filing date. Such notice shall offer such Holders the opportunity to register such amount of Registrable Securities as they shall request (a "PIGGYBACK REGISTRATION"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after such notice has been given by the Holders to the Company. If the Registration Statement relating to the Piggyback Registration is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Each Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration.

            (b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten offering, by or through one or more underwriters of recognized standing and the managing underwriters advise the party or parties initiating such offering in writing (a copy of which writing shall be provided to the Holders) that in their good faith judgment the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then any such registration shall include the maximum number of shares which such managing underwriters advise can be sold in such offering allocated as follows: (i) first, the securities the party or parties initiating such offering propose to sell, and (ii) second, to the extent that any other securities may be included without exceeding the limitations recommended by the underwriters as aforesaid, (x) if the Company has initiated such offering, the Registrable

Securities to be included in such registration by the Holders and securities of other holders of registration rights under the Holding Stockholders Registration Rights Agreement, with such additional securities to be included on a pro rata basis (or in such other proportion mutually agreed among the Holders and such other holders), based on the amount of Registrable Securities and other securities requested to be included therein, and (y) if a party other than the Company initiated such offering (subject to Section 3(b)(i) above), securities proposed to be sold by the Company, the Registrable Securities to be included in such registration by the Holders and securities of other holders of registration rights under the Holding Stockholders Registration Rights Agreement, with such additional securities to be included on a pro rata basis (or in such other proportion mutually agreed among the Company, the Holders and such other holders), based on the amount of Registrable Securities and other securities requested to be included therein.

      Section 4. Shelf Registration.

            (a) Right to Shelf Registration. The Company shall use its commercially reasonable efforts to (i) file with the Commission as promptly as practicable following the date of this Agreement (but in no event later than 60 days after such date) a registration ("SHELF REGISTRATION") for delayed or continuous offerings of Registrable Securities in market transactions on any appropriate form pursuant to Rule 415 under the Securities Act (or similar rule that may be adopted by the Commission), which form shall be available for the sale of all of the Registrable Securities outstanding on the effective date of the Shelf Registration in accordance with the intended methods of distribution thereof and (ii) cause the Shelf Registration to be declared effective by the Commission as soon thereafter as practicable. The Company agrees to use its commercially reasonable efforts to keep such Shelf Registration continuously effective and usable for resale of Registrable Securities until the second anniversary of the date of this Agreement or such shorter period which will terminate at such time as the Holders have sold all the Registrable Securities covered by such Registration Statement. At any time thereafter, any Holder or Holders holding in the aggregate at least 5% of the outstanding shares of Common Stock may request that the Company file and cause to be declared effective a Shelf Registration.

            (b) Number of Shelf Registrations. The Holders shall be entitled to an unlimited number of Shelf Registrations and no Shelf Registration shall be counted as a Demand Registration for purposes of Section 2(a) hereof.

            (c) Agreement regarding Shelf Registration. Each Holder hereby waives any claim it may have had against the Company for not filing a Shelf Registration for the Registrable Securities prior to the time specified in
Section 4(a) above.

      Section 5. Obligations of the Company.

            (a) Delay Period. Notwithstanding the foregoing, the Company shall have the right to delay the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to Sections 2, 3 or 4, or to suspend the use of any Registration Statement, for a period not in excess of 60 consecutive calendar days (a "DELAY PERIOD") if (i) the Board of Directors of the Company determines that filing or maintaining the effectiveness of such Registration Statement would have a material adverse effect on the Company or the holders of its capital stock in relation to any material acquisition or disposition, financing or other corporate transaction and the Board of Directors of the Company has determined in good faith that disclosure thereof would not be in the best interests of the Company and its holders of capital stock at the time or
(ii) the Board of Directors of the Company has determined in good faith that the filing of a Registration Statement or maintaining the effectiveness of a current Registration Statement would require disclosure of material information that the Company has a valid business purpose for retaining as confidential at such time. The Company shall be entitled to exercise a Delay Period more than one time in any calendar year so long as such exercise does not prevent the Holders from being entitled to at least 240 days of effective registration rights per calendar year and that no Delay Period may commence if it is less than 30 days from the end of the previous Delay Period. Notwithstanding the foregoing, the number of days of effective registration rights that the Holders shall be entitled to for calendar year 2004 will be pro rated based on the number of days remaining in 2004 after the date of this Agreement.

            (b) Shelf Registrations After Other Registrations. Other than the initial Shelf Registration discussed in Section 4(a) above, the Company shall not be obligated to effect any Shelf Registration within 120 days after the effective date of a previous Registration Statement filed by the Company (except for registrations on Form S-4 or Form S-8, or other forms prescribed under the Securities Act for the same purpose or for an exchange offer).

            (c) Registration Procedures. Whenever the Company is required to register Registrable Securities pursuant to Sections 2, 3 or 4 hereof, the Company will use its reasonable best efforts to effect the registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (1) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities as prescribed by Sections 2, 3 or 4 on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof and use reasonable best efforts to cause each such Registration Statement to become and remain effective within the time periods and otherwise as provided herein;

                  (2) prepare and file with the Commission such amendments, (including post-effective amendments) to the Registration Statement and such supplements to the Prospectus as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

                  (3) furnish to each selling Holder of Registrable Securities covered by a Registration Statement and to each underwriter, if any, such number of copies of such Registration Statement, each amendment and post-effective amendment thereto, the Prospectus included in such Registration Statement (including each preliminary prospectus and any supplement to such Prospectus and any other prospectus filed under Rule 424 of the Securities Act), in each case including all exhibits, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder or to be disposed of by such underwriter (the Company hereby consenting to the use in accordance with all applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

                  (4) use its reasonable best efforts to register or qualify and, if applicable, to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriters (if any) shall reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered by the applicable Registration Statement; provided, that, the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or (ii) consent to general service of process or taxation in any such jurisdiction where it is not so subject;

                  (5) cause all such Registrable Securities to be listed or quoted (as the case may be) on each national securities exchange or other securities market on which securities of the same class as the Registrable Securities are then listed or quoted;

                  (6) provide a transfer agent and registrar for all such Registrable Securities and a CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement;

                  (7) comply with all applicable rules and regulations of the Commission, and make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement;

                  (8) use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities included therein for sale in any jurisdiction, and, in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order at the earliest possible moment;

                  (9) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, if any, and each selling Holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Securities being included in the registration may reasonably request;

                  (10) obtain opinions of independent counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being included in the registration), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of issuer's counsel requested in underwritten offerings, such as the effectiveness of the Registration Statement and such other matters as may be requested by such counsel and underwriters, if any;

                  (11) promptly notify the selling Holders and the managing underwriters, if any, and confirm such notice in writing, when a Prospectus or any supplement or post-effective amendment to such Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective, of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings by any Person for that purpose, of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale under the securities or blue sky laws of any jurisdiction, or the contemplation, initiation or threatening, of any proceeding for such purpose, and of the happening of any event or the existence of any facts that make any statement made in such Registration Statement or Prospectus untrue in any material respect or that require the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of any Prospectus), not misleading (which notice shall be accompanied by an instruction to the selling Holders and the managing underwriters, if any, to suspend the use of the Prospectus until the requisite changes have been made);

                  (12) if requested by the managing underwriters, if any, or a Holder of Registrable Securities being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being sold reasonably request to be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

                  (13) if requested, furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement;

                  (14) as promptly as practicable upon the occurrence of any event contemplated by Section 5(c)(11) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold hereunder, the Prospectus will not contain an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (15) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders owning a majority of the Registrable Securities being sold in connection therewith or by the managing underwriters (including cooperating in reasonable marketing efforts, including in connection with any Demand Registration, participation by senior executives of the Company in any "roadshow" or similar meeting with potential investors) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

      Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 5(c)(11), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement until such Holder's receipt of the copies of the supplemented or amended Registration Statement contemplated by Section 5(c)(14), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus (such period during which disposition is discontinued being an "INTERRUPTION PERIOD"), and, if so directed by the Company, such Holder will deliver to the Company all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

      Section 6. Registration Expenses.

            (a) Expenses Payable by the Company. The Company shall bear all expenses incurred with respect to the registration or attempted registration of the Registrable Securities pursuant to Sections 2, 3 and 4 of this Agreement as provided herein. Such expenses shall include, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to compliance with the Commission, (B) fees with respect to filings required to be made with the national securities exchange or national market system on which the Common Stock is then traded or quoted and (C) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing preliminary prospectuses, prospectuses, prospectus supplements, including those delivered to or for the account of the Holders and provided in this Agreement, and blue sky memoranda), (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certificated public accountants for the Company (including, without limitation, the expense of any "comfort letters" required by or incident to such performance), (v) all out-of-pocket expenses of the Company (including without limitation, expenses incurred by the Company, its officers, directors, and employees performing legal or accounting duties or preparing or participating in "roadshow" presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), (vi) fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any national securities exchange or other securities market, and (vii) reasonable fees and expenses of one firm of counsel for all selling Holders (which shall be chosen by the Holders of a majority of Registrable Securities to be included in such offering).

            (b) Expenses Payable by the Holders. Each Holder shall pay all underwriting discounts and commissions or placement fees of underwriters or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Holder's account.

      Section 7. Indemnification.

            (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, each affiliate of a Holder and each director, officer, employee, manager, stockholder, partner, member, counsel, agent or representative of such Holder and its affiliates and each Person who controls any such Person (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) (collectively, "HOLDER INDEMNIFIED PARTIES") against, and hold it and them harmless from, all losses, claims, damages, liabilities, actions, proceedings, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation and amounts paid in settlement (collectively, "LOSSES") arising out of, caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (a "MISSTATEMENT/OMISSION"), or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, except that the Company shall not be liable insofar as such Misstatement/Omission or violation is made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein; provided, further, that the Company shall not be liable for a Holder's failure to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the person claiming a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus. In connection with an underwritten offering, the Company will indemnify such underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such underwriters (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be party. Notwithstanding the foregoing, the indemnity contained in this section shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

            (b) Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify, to the fullest extent permitted by law, the Company and each director and officer of the Company and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against, and hold it harmless from, any Losses arising out of or based upon (i) any Misstatement/Omission contained in the Registration Statement, if and to the extent that such Misstatement/Omission was made in reliance upon and in conformity with information furnished in writing by such Holder for use therein, or (ii) the failure by such Holder to deliver or cause to be delivered (to the extent such delivery is required under the Securities Act) the Prospectus contained in the Registration Statement, furnished to it by the Company on a timely basis at or prior to the time such action is required by the Securities Act to the person claiming a Misstatement/Omission if such Misstatement/Omission was corrected in such Prospectus. Notwithstanding the foregoing, the obligation to indemnify will be individual (several and not joint) to each Holder and will be limited to the net amount of proceeds (net of payment of all expenses) received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof, including the employment of one counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall relieve such indemnifying party of its indemnification obligations to such indemnified party to the extent that such failure to notify materially prejudiced such indemnifying party but not from any liability that it or they may have to the indemnified party for contribution or otherwise. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless: (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or
(y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; provided, however, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party or, in the event that such indemnified party is a Holder Indemnified Party, by the Holders of a majority of the Registrable Securities included in the subject Registration Statement.

      No indemnifying party shall be liable for any settlement effected without its written consent (which consent may not be unreasonably delayed or withheld). Each indemnifying party agrees that it will not, without the indemnified party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom. The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnity hereunder.

            (d) Survival. The indemnification provided for under this Agreement will (i) remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, (ii) survive the transfer of securities and (iii) survive the termination of this Agreement.

            (e) Right to Contribution. If the indemnification provided for in this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under Section 7(a) or Section 7(b) above in respect of any Losses referred to in such Sections, then each applicable indemnifying party shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holder, on the other, in connection with the Misstatement/Omission or violation which resulted in such Losses, taking into account any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding.

      The relative fault of the Company, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the relevant Misstatement/Omission or violation relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement/Omission or violation.

      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(e), a Holder shall not be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by such Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such Misstatement/Omission or violation.

      No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 8. Rules 144 and 144A.

      The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will; upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

      Section 9. Underwritten Registrations.

            (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that, no Holder included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution.

            (b) If any of the Registrable Securities covered by any Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Company; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Holders of the majority of Registrable Securities to be included in such offering.

      Section 10. Covenants of Holders.

      Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information regarding such Holder, its ownership of Registrable Securities and the disposition of such securities in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the Prospectus contained in the Registration Statement, any amendment or supplement thereto, to any purchaser of the Registrable Securities covered by the Registration Statement from the Holder and (c) if requested by the Company, to notify the Company of any sale of Registrable Securities by such Holder.

      Section 11. Miscellaneous.

            (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with, adversely effects or violates the rights granted to the Holders in this Agreement; it being understood that the granting of additional demand or piggyback registration rights with respect to capital stock of the Company shall not be deemed inconsistent with or adverse to the rights granted to Holders hereunder, and the rights of the Holders shall be subject to any such additional grants.

            (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance or injunctive relief that a remedy at law would be adequate. Accordingly, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement, including the provisions of this sentence, may be amended, modified, supplemented or waived only upon the prior written consent of the Company and Holders of a majority of the outstanding Registrable Securities.

            (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Holders may assign all rights under this agreement; provided, however, that no Holder may transfer or assign its rights hereunder unless such transferring Holder shall, prior to any such transfer, obtain from the transferee a joinder agreement in a form reasonably satisfactory to the Company and deliver a copy of such joinder agreement to the Company and to the Holders. Only persons (other than the initial Investors hereto) that execute a joinder agreement shall be deemed to be Holders. The Company shall be given written notice by the transferring Holder at the time of the transfer stating the name and address of the transferee and identifying the Registrable Securities transferred, provided, that, failure to give such notice shall not affect the validity of such transfer or assignment.

            (e) Termination of Registration Rights. The rights of any Holder to cause the Company to register Registrable Securities under this Agreement shall terminate with respect to such Holder as soon as such Holder is legally able to dispose of all of its Registrable Securities in one transaction pursuant to Rule 144 under the Securities Act.

            (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            (g) Counterparts. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but each of which when so executed shall be deemed to be an original and all such counterparts taken together shall constitute one and the same Agreement.

            (h) Descriptive Headings: Interpretation. The descriptive headings of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

            (i) Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

      If to the Company:

            Venturi Partners, Inc.
            2709 Water Ridge Parkway
            Second Floor
            Charlotte, NC 28217
            Attention: General Counsel
            Facsimile: 704-442-5138

      with a copy (which shall not constitute notice) to:

            Akin Gump Strauss Hauer & Feld LLP
            1700 Pacific Avenue
            Suite 4100
            Dallas, TX 75201
            Attention: Seth R. Molay, P.C.
            Facsimile: 214-969-4343

      If to an Investor, to the fax number or the address set forth for such Investor on Exhibit A hereto, with copies as set forth therein.

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

            (j) GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of any federal court located in the State of Delaware or any Delaware state court solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Section on notices above or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY

OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF the parties hereto have or have caused this Registration Rights Agreement to be duly executed as of the date first above written

                        THE COMPANY:

                        VENTURI PARTNERS, INC.

                        By:    _________________________________________________
                        Name:  _________________________________________________
                        Title: _________________________________________________

                        THE INVESTORS:

                        INLAND PARTNERS, L.P.

                        By:    ______________________________, its General
                               Partner

                        By:    _________________________________________________
                        Name:  _________________________________________________
                        Title: _________________________________________________

                        LINKS PARTNERS, L.P.

                        By:    ______________________________, its General
                               Partner

                        By:    _________________________________________________
                        Name:  _________________________________________________
                        Title: _________________________________________________

     [Signature Page to Amended and Restated Registration Rights Agreement]

                        MATLINPATTERSON GLOBAL
                        OPPORTUNITIES PARTNERS, L.P.

                        By: MatlinPatterson Global Advisors LLC, its Investment Advisor

                        By:    _________________________________________________
                        Name:  _________________________________________________
                        Title: _________________________________________________

                        ZAZOVE ASSOCIATES, LLC, FOR AND ON
                          BEHALF OF:
                        CENTURY NATIONAL INSURANCE
                          COMPANY,
                        NATIONAL UNION FIRE INSURANCE
                          COMPANY OF PITTSBURGH, PA,
                        SAN DIEGO COUNTY EMPLOYEE
                          RETIREMENT ASSOCIATION (BONY
                          ACCOUNT),
                        ZAZOVE CONVERTIBLE SECURITIES FUND,
                          INC.,
                        QWEST OCCUPATIONAL HEALTH TRUST,
                        QWEST PENSION TRUST,
                        HFR CA SELECT FUND,
                        ZURICH INSTITUTIONAL BENCHMARKS
                          MASTER FUND LTD.,
                        ZAZOVE HIGH YIELD CONVERTIBLE
                          SECURITIES FUND, L.P.,
                        ZAZOVE AGGRESSIVE GROWTH FUND,
                        ZAZOVE GLOBAL CONVERTIBLE FUND, L.P.,
                        ZAZOVE INCOME FUND, L.P.,
                        SAN DIEGO COUNTY EMPLOYEES
                          RETIREMENT ASSOCIATION,
                        ZAZOVE HEDGED CONVERTIBLE FUND, L.P.

                        By:    _________________________________________________
                        Name:  _________________________________________________
                        Title: _________________________________________________

     [Signature Page to Amended and Restated Registration Rights Agreement]

                               R2 INVESTMENTS, LDC

                               By:   Amalgamated Gadget, L.P., its Investment
                                     Manager
                               By:   Scepter Holdings, Inc., its General Partner

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               JAMES E. LINKENAUGER

                               By:   ________________________________________

                               SALOMON SMITH BARNEY

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               SC FUNDAMENTAL VALUE FUND, L.P.

                               By:   SC Fundamental LLC, its General Partner

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               SC FUNDAMENTAL VALUE BVI, LTD.

                               By:   SC Fundamental Value BVI, Inc., as
                                     Managing General Partner of its Investment
                                     Manager

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

     [Signature Page to Amended and Restated Registration Rights Agreement]

                               BENSON ASSOCIATES, LLC

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               HIGHBRIDGE CAPITAL MANAGEMENT LLC

                               By:   Highbridge Capital Management

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               GENE PRETTI

                               By:   ________________________________________

                               LOUIS F. PRETTI & MARY KAY PRETTI JTWROS

                               By:   ________________________________________

                               By:   ________________________________________

                               LC CAPITAL MASTER FUND, LTD.

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

     [Signature Page to Amended and Restated Registration Rights Agreement]

                               BANK OF AMERICA, N.A., formerly known as
                                NationsBank, N.A. and Bank of America Illinois

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               BANK OF AMERICA STRATEGIC SOLUTIONS, INC.

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               BNP PARIBAS

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               BANK ONE, NA

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

                               HBV CAPITAL MANAGEMENT LLC

                               By:   ________________________________________
                               Name: ________________________________________
                               Title:________________________________________

     [Signature Page to Amended and Restated Registration Rights Agreement]

                                    EXHIBIT A

Investor                                                       Address/Facsimile

                                    EXHIBIT H

                             Holding Tax Certificate

                                   [ATTACHED]

                        [COMSYS HOLDING, INC. LETTERHEAD]

                          ______________________, 2004

Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue
Suite 4100
Dallas, Texas  75201-4675

PricewaterhouseCoopers LLP
[ADDRESS]

Dear Sirs:

      In connection with the opinions to be delivered by your firms pursuant to Sections 7.2 and 7.3 of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of July __, 2004 by and among COMSYS Holding, Inc., a Delaware corporation ("HOLDING"), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly-owned subsidiary of Holding, Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), Venturi Technology Partners, LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company ("PARTNERS"), VTP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), and the stockholders of Holding (the "HOLDING STOCKHOLDERS") (the "MERGER AGREEMENT"), whereby Merger Sub will be merged with and into Holding, with Holding to be the surviving entity and a wholly-owned subsidiary of the Company (the "MERGER"), I certify that to the best of my knowledge and belief, after due inquiry and investigation, as follows:

      1. The representations made by Holding in the Merger Agreement and the facts relating to the contemplated Merger as described in the Merger Agreement and the Proxy Statement, each as amended and including all exhibits, insofar as such facts pertain to Holding, are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time of the Merger. All capitalized terms used but not defined herein shall have the same meaning as in the Merger Agreement.

      2. The fair market value of the Company Common Stock and cash in lieu of fractional shares of Company Common Stock, if any, received by each Holding Stockholder in the Merger will be approximately equal to the fair market value of the Holding Shares surrendered by such stockholder in the Merger. The Merger

Akin Gump Strauss Hauer & Feld LLP
PricewaterhouseCoopers LLP
Page 2

consideration to be received in the Merger by the Holding Stockholders was determined by arm's length negotiations between the managements of the Company and Holding.

      3. The payment of cash in lieu of fractional shares of Company Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares of Company Common Stock and does not represent separately bargained for consideration.

      4. The value, determined as of the Effective Date, of the Company Common Stock to be received in the Merger will be at least 50% of the value of all of the outstanding stock of Holding. For purposes of this representation:

            (a) Shares of Holding stock exchanged for cash or other property, or exchanged for cash in lieu of fractional shares of Company Common Stock, will be treated as outstanding on the Effective Date; and

            (b) Shares of Holding stock redeemed prior to and in connection with the Merger will be treated as outstanding on the Effective Date.

      5. Prior to and in connection with the Merger (i) Holding has not made and will not make any extraordinary distributions with respect to any of its stock; and (ii) no person that is related to Holding, within the meaning of Treasury Regulation section 1.368-1(e)(3)(i)(B), has acquired or will acquire stock of Holding from any holder thereof.

      6. In the Merger, shares of Holding stock representing at least 80% of the total combined voting power of all classes of stock of Holding outstanding on the date of the Merger, and at least 80% of the total number of each other class of stock of Holding outstanding on the date of the Merger will be exchanged solely for Company Common Stock. For purposes of this representation, shares of Holding stock exchanged for cash or other property originating with the Company will be treated as outstanding on the date of the Merger.

      7. At the Effective Time of the Merger, Holding will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Holding that, if exercised or converted, would affect the Company's acquisition or retention of Control of Holding. For purposes of this representation letter, "Control" means the direct ownership of stock possessing at least 80% of the total combined voting power for the election of directors of all classes of stock of Holding entitled to vote, and at least 80% of the total number of shares of each nonvoting class of stock of Holding.

Akin Gump Strauss Hauer & Feld LLP
PricewaterhouseCoopers LLP
Page 3

      8. Holding has no plan or intention to issue additional shares of its stock that would result in the Company losing Control of Holding.

      9. The Company and Holding will pay their respective expenses, if any, incurred in connection with the Merger except as otherwise provided in Section
8.3 of the Merger Agreement. With respect to any stockholders of Holding, any
(i) expenses incurred for investment or estate planning advice to stockholders, or (ii) expenses incurred by an individual stockholder or group of stockholders for legal, accounting or investment advice or counsel relating to the Merger will be paid by Holding prior to Closing. To the knowledge of Holding without further inquiry, the Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any stockholder of Holding in connection with or as part of the Merger or any related transaction; provided further that all liability for transfer taxes incurred by a Holding Stockholder will be paid by such Holding Stockholder and in no event by the Company or a related person, directly or indirectly.

      10. Holding is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

      11. Holding is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

      12. There is no intercorporate indebtedness existing between the Company and Holding or between Merger Sub and Holding that was issued, acquired, or will be settled at a discount.

      13. In connection with the Merger, no stock of Holding will be acquired for consideration other than Company Common Stock (except for cash received in lieu of fractional shares of Company Common Stock) by the Company or by any person related to the Company within the meaning of Treasury Regulation section 1.368-1(e)(3).

      14. On the date of the Merger, Holding will be conducting Holding's historic business or using a significant portion of Holding's historic business assets in a business. Further, in contemplation of or as part of the Merger, Holding has not sold, transferred, or otherwise disposed of any of its assets to an extent that would prevent the Company, or any person related to the Company, from continuing the historic business of Holding or from using a significant portion of Holding's historic business assets in a business.

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      15. Following the Merger, Holding will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately before the Merger. For purposes of this representation, amounts paid by Merger Sub or Holding for reorganization expenses or to stockholders who receive cash or other property, and all redemptions and distributions (except for regular, normal dividends) made by Holding immediately preceding or in contemplation of, the Merger will be included as assets of Holding or Merger Sub, as applicable, prior to the Merger and assets transferred from the Company to Merger Sub are not included as assets of Merger Sub immediately before the Merger where such assets are used to enable Merger Sub to satisfy state minimum capitalization requirements (where the money is returned to the Company as part of the transaction).

      16. None of the Company Common Stock to be received in the Merger by any Holding Stockholder which is (or was) a service provider to Holding will be separate consideration for, or allocable to, past or future services. None of the compensation to be received by any Holding Stockholder who is (or was) a service provider to Holding is separate consideration for, or allocable to, such stockholder's shares of Holding Shares to be surrendered in the Merger, and the compensation to be paid to any such person will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      17. At the Effective Time of the Merger, the tax basis and fair market value of the assets of Holding will exceed its liabilities, plus the liabilities, if any, to which the assets are subject.

      18. Neither Holding nor any of its subsidiaries has been a party to a distribution of stock qualifying for tax-free treatment (i) in the two years prior to the date of the Merger, or (ii) in a distribution which is part of a plan (or series of related transactions) in conjunction with the Merger.

      19. There will be no dissenters to the Merger.

      20. Holding will not take any position on any federal, state, or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of section 368(a) of the Code or with any of the foregoing representations, unless otherwise required by a final judgment, decree, or other order which addresses the Merger by a court of competent jurisdiction, or by applicable state or local income or franchise tax law (and then only to the extent required by such applicable law).

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      21. The Merger Agreement represents the entire understanding between or among the Company, Holding, and Merger Sub with respect to the Merger and there are no other written or oral agreements regarding the Merger (or any transaction relating thereto) other than those expressly referred to in the Merger Agreement. The Merger will be consummated strictly in accordance with the Merger Agreement and none of the material terms and conditions therein has been or will be waived or modified.

      22. The undersigned is authorized to make all the representations set forth herein on behalf of Holding.

      We understand that Akin Gump Strauss Hauer & Feld LLP, as tax counsel for Holding, and PricewaterhouseCoopers LLP, as tax counsel for the Company, will rely on this representation letter, without further inquiry, in rendering their opinions concerning certain of the federal income tax consequences of the Merger and hereby commit to promptly and timely inform them if, for any reason, we have reason to believe that any of the facts described or representations made herein are or have become untrue, incorrect or incomplete in any respect prior to the Effective Time.

                                    Very truly yours,

                                    COMSYS Holding, Inc.

                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT I

                             Company Tax Certificate

                                   [ATTACHED]

                       [VENTURI PARTNERS, INC. LETTERHEAD]

                            __________________, 2004

PricewaterhouseCoopers LLP
[ADDRESS]

Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue
Suite 4100
Dallas, Texas  75201-4675

Ladies and Gentlemen:

      In connection with the opinions to be delivered by your firms pursuant to Sections 7.2 and 7.3 of the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of July __, 2004 by and among COMSYS Holding, Inc., a Delaware corporation ("HOLDING"), COMSYS Information Technology Services, Inc., a Delaware corporation and wholly-owned subsidiary of Holding, Venturi Partners, Inc., a Delaware corporation (the "COMPANY"), Venturi Technology Partners, LLC, a North Carolina limited liability company and wholly-owned subsidiary of the Company ("PARTNERS"), VTP, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("MERGER SUB"), and the stockholders of Holding (the "HOLDING STOCKHOLDERS") (the "MERGER Agreement"), whereby Merger Sub will be merged with and into Holding, with Holding to be the surviving entity and a wholly-owned subsidiary of the Company (the "MERGER"), I certify that to the best of my knowledge and belief, after due inquiry and investigation, as follows:

      1. The representations made by the Company in the Merger Agreement and the facts relating to the contemplated Merger as described in the Merger Agreement and the Proxy Statement, each as amended and including all exhibits, insofar as such facts pertain to the Company and Merger Sub, are true, correct and complete in all material respects and will be true, correct and complete in all material respects at the Effective Time of the Merger. All capitalized terms used but not defined herein shall have the same meaning as in the Merger Agreement.

      2. The fair market value of the Company Common Stock and cash in lieu of fractional shares of Company Common Stock, if any, received by each Holding Stockholder in the Merger will be approximately equal to the fair market value of the Holding Shares surrendered by such stockholder in the Merger. The Merger consideration to be received in the Merger by the Holding Stockholders was determined by arm's length negotiations between the managements of the Company and Holding.

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      3. The payment of cash in lieu of fractional shares of Company Common
Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares of Company Common Stock and does not represent separately bargained for consideration.

      4. In connection with the Merger, none of the Holding Shares will be acquired for consideration other than Company Common Stock (except for cash received in lieu of fractional shares of Company Common Stock) by the Company or by any person related to the Company within the meaning of Treasury Regulation section 1.368-1(e)(3).

      5. Except in the Merger, neither the Company nor Merger Sub (nor any other subsidiary of the Company) has acquired or prior to the Merger will acquire, or has owned in the past five years, any shares of Holding stock.

      6. In the Merger, outstanding shares of Holding stock representing Control (as defined below) will be exchanged solely for Company Common Stock. For purposes of this representation letter, "Control" means the direct ownership of stock possessing at least 80% of the total combined voting power for the election of directors of all classes of stock of Holding entitled to vote, and at least 80% of the total number of shares of each nonvoting class of stock of Holding. For purposes of this representation, shares of Holding stock exchanged for cash or other property originating with the Company will be treated as outstanding on the date of the Merger.

      7. The Company has no plan or intention to cause Holding to issue additional shares of its stock that would result in the Company losing Control of Holding.

      8. Subsequent to and in connection with the Merger, the Company will not redeem or reacquire, nor will any person related to the Company within the meaning of Treasury Regulation section 1.368-1(e)(3) acquire, any of the shares of Company Common Stock issued in exchange for Holding Shares in the Merger.

      9. Following the Merger, the Company will cause Holding to hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Merger Sub held immediately before the Merger. For purposes of this representation, amounts paid by Merger Sub or Holding for reorganization expenses or to stockholders who receive cash or other property, and all redemptions and distributions (except for regular, normal dividends) made by Holding immediately preceding or in contemplation of, the Merger will be included as assets of Holding or Merger Sub, as

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applicable, prior to the Merger and assets transferred from the Company to
Merger Sub are not included as assets of Merger Sub immediately before the Merger where such assets are used to enable Merger Sub to satisfy state minimum capitalization requirements (where the money is returned to the Company as part of the transaction).

      10. Following the Merger, the historic business of Holding will be continued by, or a significant portion of Holding's historic business assets will be used in, a business of the Company or a corporation controlled by the Company.

      11. The Company has no plan or intention to (a) liquidate Holding; (b) merge Holding with or into another corporation; (c) sell, distribute or otherwise dispose of the Holding Shares acquired in the Merger; or (d) cause or permit Holding to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub, except, in the case of (d), for dispositions of assets made in the ordinary course of business or transfers to a corporation controlled by Holding, or, in the case of (b), (c), and (d), mergers, transfers, or successive transfers to a corporation controlled by the Company.

      12. The Company, Holding, and the Holding Stockholders will pay their respective expenses, if any, incurred in connection with the Merger except as otherwise provided in Section 8.3 of the Merger Agreement. To the extent any expenses related to the Merger will be funded directly or indirectly by a party other than the incurring party, such expenses will be solely and directly related to the Merger, and will not include (i) expenses incurred for investment or estate planning advice to stockholders, or (ii) expenses incurred by an individual stockholder or group of stockholders for legal, accounting or investment advice or counsel relating to the Merger. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any stockholder of Holding in connection with or as part of the Merger or any related transaction; provided further that all liability for transfer taxes incurred by a Holding stockholder will be paid by such Holding stockholder and in no event by the Company or a related person, directly or indirectly.

      13. The Company is not an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

      14. The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

      15. There is no intercorporate indebtedness existing between the Company and Holding or between Merger Sub and Holding that was issued, acquired or will be settled at a discount.

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      16. The Company will not assume any liabilities of Holding Stockholders in the Merger.

      17. Merger Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Merger Sub, which assets will be held by Holding following the Merger) or any business operation. Merger Sub will have no liabilities assumed by Holding, and will not transfer to Holding any assets subject to liabilities in the Merger.

      18. Prior to the Merger, the Company will own all the capital stock of Merger Sub.

      19. None of the Company Common Stock to be received in the Merger by any Holding Stockholder which is (or was) a service provider to Holding will be separate consideration for, or allocable to, past or future services. None of the compensation to be received by any Holding Stockholder who is (or was) a service provider to Holding is separate consideration for, or allocable to, such stockholder's shares of Holding Shares to be surrendered in the Merger, and the compensation to be paid to any such person will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      20. Neither the Company nor any of its subsidiaries has been a party to a distribution of stock qualifying for tax-free treatment (i) in the two years prior to the date of the Merger, or (ii) in a distribution which is part of a plan (or series of related transactions) in conjunction with the Merger.

      21. There will be no dissenters to the Merger.

      22. The Company will not take any position on any federal, state, or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of section 368(a) of the Code or with any of the foregoing representations, unless otherwise required by a final judgment, decree or other order which addresses the Merger by a court of competent jurisdiction, or by applicable state or local income or franchise tax law (and then only to the extent required by such applicable law).

      23. The Merger Agreement represents the entire understanding between or among the Company, Holding, and Merger Sub with respect to the Merger and there are no other written or oral agreements regarding the Merger (or any transaction relating thereto) other than those expressly referred to in the Merger Agreement. The Merger will be consummated strictly in accordance with the Merger Agreement and

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none of the material terms and conditions therein has been or will be waived or modified.

      24. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

      I understand that Akin Gump Strauss Hauer & Feld LLP, as tax counsel for Holding, and PricewaterhouseCoopers LLP, as tax counsel for the Company, will rely on this representation letter, without further inquiry, in rendering their opinion concerning certain of the federal income tax consequences of the Merger and hereby commit to promptly and timely inform them if, for any reason, we have reason to believe that any of the facts described or representations made herein are or have become untrue, incorrect or incomplete in any respect prior to the Effective Time.

                                      Very truly yours,

                                      Venturi Partners, Inc.

                                      By:___________________________________
                                      Name:_________________________________
                                      Title:________________________________

                                    EXHIBIT J

                           Form of Joint Press Release

                                   [ATTACHED]

                               JOINT NEWS RELEASE

MEDIA INQUIRIES:

COMSYS HOLDING, INC.                              VENTURI PARTNERS, INC.
David Kerr                                        James C. Hunt
713/386-1420                                      704/442-5105
dkerr@comsys.com                                  jhunt@venturipartners.com

                                                  Ken R. Bramlett, Jr.
                                                  704/442-5106
                                                  kbramlett@venturipartners.com

       COMSYS AND VENTURI PARTNERS ANNOUNCE EXECUTION OF MERGER AGREEMENT

     Industry veteran and COMSYS President and CEO Michael T. Willis to lead combined company

  Venturi also announces sale of commercial staffing business to CBS Personnel

            Conference call to review details at 10:00 a.m. EDT today

HOUSTON, TX and CHARLOTTE, NC (July 20, 2004) -- COMSYS Holding, Inc. and Venturi Partners, Inc. (NASDAQ: VENP) jointly announced today that the two companies have agreed to merge in a stock-for-stock exchange and create one of the largest IT staffing companies in the United States.

The merged companies will operate under the COMSYS name and offer IT staffing, permanent recruiting and placement of IT professionals, vendor management services, project solutions, offshore development, specialized IT staffing, network services, translation services and a number of dedicated software practices, including business intelligence.

After the merger, the new COMSYS will have an expanded coast-to-coast presence of 37 offices in 23 states and employ approximately 4,900 IT professionals serving commercial clients in 13 industry segments and a variety of state and local government agencies. Combined revenues of the merging companies were approximately $590 million for the twelve-month period ended March 31, 2004 (on a pro forma basis and excluding revenues from Venturi's commercial staffing business).

COMSYS will apply for continued listing on NASDAQ, initially under the existing Venturi trading symbol (VENP). Executives of both companies will serve on the management team for the new company, under the leadership of President and Chief Executive Officer Michael T. Willis, currently president and CEO of COMSYS. The board of directors initially will consist of five COMSYS designees and four Venturi designees.

Venturi also announced that it has agreed to sell Venturi Staffing Partners, Inc., its commercial staffing business, to Compass CS, Inc., in a cash transaction. Compass CS is a leading staffing services provider that does business throughout the Ohio Valley and South Carolina as CBS Personnel Services and Columbia Staffing (collectively, "CBS Personnel"). The sale of Venturi's commercial staffing business is expected to close simultaneously with the COMSYS merger. The two transactions are linked, and neither will be completed unless both are completed at the same time.

The consummation of the merger, a refinancing of the combined business and the sale of Venturi's commercial staffing business are all expected to occur before October 31, 2004.

Venturi Chief Executive Officer Larry L. Enterline said, "Since completing our financial restructuring last year, we have focused strategically on making our IT and commercial staffing businesses bigger and stronger to avoid competitive disadvantage. Each of the transactions announced today facilitates the creation of large pure play staffing services companies and we expect each to be significant participants in the growth of their industries as smaller participants become marginalized. Our new partner in IT and the purchaser of our commercial staffing business are seasoned operators, and we are excited about the opportunities that each will offer our customers and employees, billable and nonbillable alike."

COMSYS Chief Executive Mike Willis said, "Our merger marks a new beginning for both Venturi and COMSYS. Through this business combination, we are creating a stronger organization that we expect to be a primary player in the IT staffing industry for years to come. The company will enjoy the benefits of a national presence, while maintaining the superior service and intimate client relationships of a local provider. We expect this larger national presence to be advantageous in extending IT staffing and solutions services to current clients, obtaining preferred supplier status with Fortune 500 companies, and servicing national clients from multiple locations."

"There is very little client overlap between our two companies," Willis continued. "The client profile of the combined company will be an excellent combination of middle market and Fortune 500 clients, which will give us a broad and diversified client base. Further, the culture and operating practices of our companies are very similar, which should lead to a swift and successful integration. Our employees and consultants should benefit from the opportunities that come with our being a larger and more focused company."

A BROADER GEOGRAPHIC FOOTPRINT AND RANGE OF SERVICES FOR THE MERGED COMPANY

On a combined basis, ten of the merged company's branch offices will have more than 200 consultants each on assignment, and another 16 branches will have more than 100 consultants each.

There is little customer overlap between the two merging companies in services to each other's largest clients: Only four of the top 30 clients on a pro forma basis purchase significant services from both companies now. The largest client of the combined businesses is expected to represent less than 7% of pro forma 2003 revenues.

The merged company expects its vendor management services offerings to continue to grow. COMSYS' VMS offerings and Venturi's vWorx have each gained momentum and achieved profitability over the past two years. The combined VMS business, with 27 clients, will be one of the largest in the industry.

The combined businesses will also have a major presence in federal, state and local government IT staffing services, a fast-growing sector for the IT staffing industry. Combined company revenues from government technology staffing practices were approximately $48 million in 2003 on a pro forma basis.

The combined company will also provide a range of project services, including dedicated practice areas in SAS, Microsoft and PeopleSoft products and network services.

CREATION OF PARALLEL COMMERCIAL STAFFING PLATFORM

CBS Personnel Chief Executive Officer Frederick L. Kohnke said, "Our acquisition of Venturi's commercial staffing business will create a large geographic footprint for the combined CBS and Venturi staffing operations, which will have over 135 offices nationwide and should enable the new firm to compete more effectively in many segments of the marketplace. The combined operations of the new commercial staffing company would have had approximately $445 million in pro forma revenues in 2003.

"Our existing operation historically has been concentrated in the Ohio Valley and in South Carolina, and the addition of Venturi's staffing operation to our existing base will transform us into a company of national scope and reach, " Kohnke continued. "We believe the combination will be attractive to our customers, as it will facilitate our ability to service them in markets we have not previously served, and especially for our employees, who can expect significant opportunity as we greatly expand the coverage of our operations."

FINANCIAL TERMS OF THE MERGER AND COMMERCIAL STAFFING SALE

In the merger, COMSYS will merge with a newly created, wholly owned subsidiary of Venturi and COMSYS' shareholders will be issued new shares of Venturi common stock. Holders of

Venturi common stock will continue to hold their existing shares after the merger. Subject to certain adjustments as set forth in the merger agreement, COMSYS stockholders will receive new shares representing approximately 55.5% of the total shares of the combined company on a fully diluted basis (taking into account outstanding Venturi stock options and warrants as of closing). COMSYS will be considered the surviving company for accounting purposes.

As a condition to the closing of the COMSYS merger, among others, Venturi has agreed to sell its commercial staffing business for $30.3 million, plus the assumption of certain specified liabilities and subject to the retention by Venturi of other specified liabilities. Sale proceeds, after payment of expenses, will be used to pay down existing Venturi debt. The purchaser in this transaction, CBS Personnel, is affiliated with The Compass Group International LLC, a significant stockholder of Venturi.

Both the merger transaction and the sale of the commercial staffing business are subject to the approval of Venturi's stockholders, and the sale of the commercial staffing business is also subject to special voting requirements mandated by Venturi's charter. Both the merger and the sale have been approved and recommended by Venturi's Board of Directors and by a special committee of Venturi's Board formed to make recommendations with respect to the transactions. The special committee has also received fairness opinions from its financial advisor, SunTrust Robinson Humphrey, with respect to both the merger and the sale transactions. The transactions are also subject to appropriate regulatory approvals and other customary closing conditions.

INTEGRATION AND COST SAVINGS OF MERGED COMPANY

Operations for the merged company will be headquartered in Houston, the current home base of COMSYS. COMSYS and Venturi expect they will achieve significant operating leverage through the combination. The companies intend to consolidate overlapping offices in 13 geographic markets. The integration plan should streamline operations through the elimination of duplicate staff positions, although the companies do not plan to eliminate sales or recruiting positions. Integration of the two companies should be completed in the first half of 2005.

The corporate functions of Venturi will be consolidated into the existing corporate services departments of COMSYS, and the merger partners believe the consolidation will eliminate substantially all of Venturi's corporate overhead. In 2003, Venturi's overhead, which is not allocated to operating business units, was approximately $14.4 million.

COMSYS Chief Financial Officer Jody Tusa said, "The proposed transaction has potential to offer substantial value to stockholders of both companies and is expected to be accretive to the merged company's earnings in 2005."

FINANCING THE TRANSACTION

COMSYS has received a fully underwritten $183 million commitment from Merrill Lynch Capital, a commercial lending division of Merrill Lynch Business Financial Services, Inc. Proceeds of this financing, together with the net cash proceeds from the sale of Venturi's commercial staffing business and the issuance of approximately $38 million in new preferred stock to existing creditors of COMSYS and Venturi, will pay off approximately $175 million of funded debt at the closing of the transaction. The Merrill Lynch facility will also fund certain restructuring and transition costs to be paid by the merged company after the closing and provide working capital for ongoing operational and working capital demands of the business. The parties believe the merger should improve liquidity. The participation by Venturi's creditors in the new preferred stock issue is also subject to special stockholder voting requirements as mandated in Venturi's charter.

CONFERENCE CALL DETAILS

COMSYS and Venturi will conduct a conference call today at 10:00 a.m. Eastern Time to discuss the merger and related transactions. The conference call-in number is (719) 457-2681. The call will also be Web cast live and replayed for 30 days at www.venturipartners.com or www.fulldisclosure.com. A taped replay of the call will be available from 12:00 p.m. Eastern Time today through July 27, 2004, by dialing (719) 457-0820, passcode 359095.

ABOUT COMSYS

COMSYS Information Technology Services Inc. (www.comsys.com) is a premier IT staffing and services company with a nationwide presence. Leveraging more than 30 years of experience, COMSYS has built upon its core competency of staff augmentation by creating offerings that bring cost-effective, client-centric solutions to specific markets. COMSYS' offerings and products include contingent staffing, vendor management, project services, network services and project management. COMSYS serves government agencies and Fortune 500 clients in the healthcare, financial/insurance, energy and telecommunications industries.

ABOUT VENTURI PARTNERS

Venturi Partners is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. For more information about Venturi, visit www.venturipartners.com.

ABOUT CBS PERSONNEL

CBS Personnel is a leading provider of commercial staffing and permanent placement services in the Ohio Valley and South Carolina, with 55 branch offices prior to the acquisition described in this release. Founded in 1970 and headquartered in Cincinnati, CBS Personnel believes its regional focus promotes the delivery of its core services in a more targeted, personal manner to each of its customers. For more information about CBS Personnel, visit www.cbscompanies.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "estimate," "forecast," "plan," "intend," "believe," "should," "expect," "anticipate," or variations or negatives thereof, or by similar or comparable words or phrases. The forward-looking statements contained in this press release include statements about the proposed merger of COMSYS and Venturi, the anticipated performance of the combined company following the merger, the proposed financing transactions contemplated in connection with that merger, and the proposed sale of Venturi's commercial staffing business and the performance of CBS Personnel after the sale. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Accordingly, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Venturi, COMSYS or CBS Personnel expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.

Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

      - the ability of Venturi and COMSYS to obtain the stockholder and regulatory approvals required for the merger;

      - the combined company's ability to successfully integrate the businesses of the two companies;

      - unexpected costs involved in the merger or the combined company's ability to achieve cost-cutting synergies;

      - the impact of uncertainty surrounding the merger on the businesses of the two companies;

      - the impact of delays in satisfying the conditions to the transactions, including the right of COMSYS or Venturi to terminate the merger agreement if the merger is not completed by December 31, 2004, and of CBS Personnel or Venturi to terminate the stock purchase agreement if the sale of Venturi's staffing business is not completed by October 31, 2004;

      - the combined company's ability to maintain the existing client relationships of Venturi and COMSYS and attract new clients in the context of changing economic or competitive conditions;

      - the combined company's success in attracting, training and retaining qualified management personnel and other staff employees;

      - the risk that cost- cutting or restructuring activities could cause an adverse impact on certain of the combined company's operations;

      - economic declines that affect the liquidity of the combined company or its ability to comply with its loan covenants; and

      - adverse changes in credit and capital market conditions that may affect the combined company's ability to obtain financing or refinancing, including the refinancing contemplated in connection with the merger and sale transactions, on favorable terms or at all.

Additional economic, business, competitive and/or regulatory factors affecting Venturi's businesses generally that may cause actual results of the combined company to differ materially are discussed in Venturi's filings with the SEC, including without limitation its Annual Report on Form 10-K for the year ended December 28, 2003 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2004, especially in the Management's Discussion and Analysis sections of such reports.

Because long-term contracts are not a significant part of Venturi's or COMSYS' business, future results cannot be reliably predicted by considering past trends or extrapolating past results. Venturi and COMSYS undertake no obligation to update information contained in this release and are not responsible for any changes made to this release by wire or Internet services.

Venturi intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed transactions. STOCKHOLDERS OF VENTURI ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VENTURI, COMSYS AND THE PROPOSED TRANSACTIONS.

Stockholders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC's website at www.sec.gov. A free copy of the proxy statement, when it becomes available, also may be obtained from Venturi by writing to the following address: Five LakePointe Plaza, 2d Floor, 2709 Water Ridge Parkway, Charlotte, NC 28217. Venturi stockholders also may access free copies of the documents filed with the SEC by Venturi on Venturi's website at www.venturipartners.com or upon written request to Venturi at its address listed above.

Venturi and its directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Venturi stockholders in connection with the proposed merger is set forth in Part III of Venturi's Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 28, 2003 filed with the SEC on April 26, 2004. Additional information about these persons is contained in the Current Report on Form 8-K to be filed by Venturi with the SEC on July 20, 2004. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the proxy statement when it is filed with the SEC.

                                    EXHIBIT K

    Form of Amended and Restated Certificate of Incorporation of the Company

                                   [ATTACHED]

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             VENTURI PARTNERS, INC.

      Venturi Partners, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

      1. The name of the Corporation is Venturi Partners, Inc. and the Corporation was originally incorporated under the name Personnel Group of America, Inc.

      2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 7, 1995, a restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 28, 1995, a second restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 24, 1995, and a third restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 1, 2003, which certificate was corrected by a certificate of correction filed with the Secretary of State of the State of Delaware on July 9, 2004 (as so corrected, the "THIRD RESTATED CERTIFICATE OF INCORPORATION").

      3. This Amended and Restated Certificate of Incorporation was duly approved by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") and adopted by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

      4. Pursuant to Section 103(d) of the GCL, this Amended and Restated Certificate of Incorporation (this "CERTIFICATE") shall become effective at ____ a.m. (Eastern Time) on ____________, 2004 (the "EFFECTIVE TIME").

      5. This Certificate restates, integrates and further amends the Third Restated Certificate of Incorporation to read in its entirety as follows:

      First. The name of the corporation is [____________] (the "CORPORATION").

      Second. The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      Third. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

      Fourth.

            (a) Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [one hundred million (100,000,000)], of which [ninety-five million (95,000,000)] shares, par value $0.01 per share, shall be designated as "COMMON STOCK" and [five million (5,000,000)] shares, par value $0.01 per share, shall be designated as "PREFERRED STOCK". Subject to the terms of any serial designations for any series of Preferred Stock, the number of authorized shares of Common Stock or any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereafter enacted.

            (b) Common Stock.

                  (i) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation, as defined below) at any annual or special meeting of the stockholders, holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).

                  (ii) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

                  (iii) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") from time to time out of assets or funds of the Corporation legally available therefor.

                  (iv) Liquidation, Dissolution, Etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares held by them.

                  (v) No Preemptive Or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

            (c) Power To Sell And Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

            (d) Preferred Stock. Of the authorized Preferred Stock, _____ shares are designated Series A-1 Preferred Stock (the "SERIES A-1 PREFERRED STOCK"). The rights, preferences and powers, and the qualifications, limitations and restrictions thereon, granted to and imposed on the Series A-1 Preferred Stock are set forth in Exhibit A to this Certificate. Except for the Series A-1 Preferred Stock, shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix for each series such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and included in a certificate of designations ("PREFERRED STOCK DESIGNATION") filed pursuant to the GCL, in each case subject to the terms of this Certificate including without limitation the following:

                  (i) the distinctive serial designation of such series which shall distinguish from other series;

                  (ii) the number of shares included in such series;

                  (iii) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

                  (iv) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                  (v) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

                  (vi) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                  (vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                  (ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

      Fifth. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (a) Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Election of directors need not be by written ballot unless the By-Laws of the Corporation (the "BY-LAWS") so provide.

            (b) Number of Directors. The number of directors constituting the Board of Directors shall not be less than nine (9) nor more than thirteen (13), the exact number of which shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Effective immediately after the Effective Time, the Board of Directors shall consist of nine (9) directors, which directors shall be the four (4) Group A Directors and the five (5) Group B Directors specified below:

       Group A Directors                                Group B Directors

       _________________                                _________________
       _________________                                _________________
       _________________                                _________________
       _________________                                _________________
                                                        _________________

"WHOLE BOARD" means the number of directors the Corporation would have if there were no vacancies.

            (c) Nomination of Directors. During the period commencing immediately after the Effective Time and ending on the third anniversary of the Effective Time (the "SPECIAL VOTING PERIOD"), prior to each annual meeting of stockholders and subject to the nomination and qualification requirements of
Section 3.2 of the By-Laws, the Corporation's nominees for directors to be elected at such meeting (other than nominees selected pursuant to the Voting Agreement dated as of ___________, 2004, by and among the Corporation and the stockholders of the Company named therein, as the same may be amended from time to time (the "VOTING AGREEMENT")), shall be selected as set forth in Section 3.2(b) of the Bylaws.

            (d) Vacancies and Newly Created Directorships. During the Special Voting Period, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely as provided in Section 3.2 of the By-Laws and not by the stockholders.

            (e) Preferred Stock: Directors. Notwithstanding any other provision of this Article Fifth, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation).

            (f) Powers. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

      Sixth. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation to the Corporation or its stockholders shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or amendment of this Article Sixth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article Sixth, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors on a retroactive basis than permitted prior thereto) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal, amendment or adoption of such inconsistent provision.

      Seventh.

            (a) Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING") by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "COVERED PERSON"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Article Seventh shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, an advancement of expenses incurred by a Covered Person in his or her capacity as an officer or director of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under this Article Seventh or otherwise.

            (b) The rights conferred on any Covered Person by this Article Seventh shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

            (c) Any repeal or amendment of this Article Seventh by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article Seventh, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

            (d) This Article Seventh shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

      Eighth. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

      Ninth. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have concurrent power with the stockholders to adopt, amend, alter, add to or repeal the By-Laws. Except as set forth in Article Twelfth hereof, the affirmative vote of a majority of the Whole Board shall be required for the Board to adopt, amend, alter, add to or repeal the By-Laws.

      Tenth. The Corporation hereby elects not to be governed by Section 203 of the GCL pursuant to Section 203(b)(3) therein.

      Eleventh. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate and any other provisions authorized by the laws of the State of Delaware in force at the time may be added or inserted, in the manner now or hereafter prescribed in this Certificate, the By-Laws or the GCL, and, except as set forth in Article Seventh, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by or pursuant to this Certificate are granted subject to such reservation.

      Twelfth. During the Special Voting Period, in addition to any other vote or determination required by applicable law, this Certificate or the By-Laws:

            (a) Any Related Party Transaction between the Corporation and a Significant Stockholder shall require the approval of the Board of Directors by a vote of at least 75% of the Whole Board prior to the consummation of such Related Party Transaction; and

            (b) The following matters shall require either (i) the approval of the Board of Directors by vote of at least 75% of the Whole Board and approval by the holders of a majority of the then issued and outstanding Common Stock entitled to vote thereon, or (ii) the approval of the Board of Directors by vote of a majority of directors at a meeting of the Board of Directors at which a quorum is present and approval by the holders of at least 66-2/3 % of the then issued and outstanding shares of Common Stock entitled to vote thereon:

                  (i) a merger or consolidation involving the Corporation for which approval of the Corporation's stockholders is required under the GCL;

                  (ii) a sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (iii) the liquidation or dissolution of the Corporation;

                  (iv) any amendment to this Certificate (other than any amendment that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation)); and

                  (v) any amendment of Section 3.2 of the By-Laws.

      Thirteenth. The following definitions shall apply with respect to this
Certificate:

            (a) "RELATED PARTY TRANSACTION" shall mean any transaction required to be disclosed by the Corporation pursuant to Item 404(a) of Regulation S-K, but excluding any transaction or agreement in effect as of the Effective Time.

            (b) The term "CAPITAL STOCK" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Certificate of Incorporation; and the term "VOTING STOCK" shall mean the Common Stock and any other Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

            (c) The term "SIGNIFICANT HOLDER" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciaries with respect to any such plan when acting in such capacity) who is the Beneficial Owner of Voting Stock representing thirty percent (30%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock;

            (d) A person shall be a "BENEFICIAL OWNER" of any Capital Stock (A) which such person or any of its Controlled or Controlling Affiliates owns, directly or indirectly; (B) which such person or any of its Controlled or Controlling Affiliates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or
(C) which are owned, directly or indirectly, by any other person with which such person or any of its Controlled or Controlling Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. Notwithstanding anything in this definition of Beneficial Ownership to the contrary (i) a person shall not be deemed to be the beneficial owner of shares that such person has the right to acquire upon the exercise of those certain rights or options set forth in that certain Option Agreement dated as of July __, 2004 by and among Wachovia Investors, Inc. and the option holders party thereto unless and until such rights or options are exercised by such person, and (ii) a person shall not be deemed to be the beneficial owner of any other person's shares solely by virtue of being a party to the Voting Agreement.

            (e) The term "CONTROLLED" or "CONTROLLING AFFILIATE" shall mean with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified; provided that the Corporation and its Subsidiaries shall not, and the executive officers or directors of the Corporation or any of its Subsidiaries shall not, solely as a result of holding such office, be deemed a "CONTROLLED OR CONTROLLING AFFILIATE" of a Significant Holder; and provided, further, that for purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession direct or indirect, of the power to direct or cause the direction of the management and policies of a person through the ownership of more than fifty percent (50%) of the voting securities of such person or the ability to otherwise designate a majority of the board of directors or managers of such person.

            (f) The term "SUBSIDIARY" means any company or other entity of which a majority of any class of equity security is beneficially owned by the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its name and on its behalf by _______________, its _______________, this ____ day of _______________, 2004.

                                       VENTURI PARTNERS, INC.

                                       By:  _______________________________
                                       Name:
                                       Title:

                                    EXHIBIT L

               Form of Amended and Restated Bylaws of the Company

                                   [ATTACHED]

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             VENTURI PARTNERS, INC.,

                             a Delaware corporation

                               (the "CORPORATION")

                         (Adopted as of__________, 2004)

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                             VENTURI PARTNERS, INC.

                                    ARTICLE I
                                     OFFICES

            SECTION 1.1 REGISTERED OFFICE. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation's registered agent in Delaware.

            SECTION 1.2 ADDITIONAL OFFICES. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the "BOARD") may from time to time determine or as the business and affairs of the Corporation may require.

                                   ARTICLE II
                              STOCKHOLDERS MEETINGS

            SECTION 2.1 ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting.

            SECTION 2.2 SPECIAL MEETINGS. Except as otherwise required by applicable law or provided in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the "CERTIFICATE OF INCORPORATION"), special meetings of stockholders, for any purpose or purposes, may be called only by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the Board pursuant to a resolution adopted by a majority of the Whole Board (as defined below) or (d) the Secretary at the request in writing of stockholders holding shares representing a majority of the voting power of the outstanding shares entitled to vote on the matter for which such meeting is to be called. The Secretary shall call such a meeting upon receiving such a request. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation's notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). "WHOLE BOARD" shall mean the total number of directors the Corporation would have if there were no vacancies.

            SECTION 2.3 NOTICES. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation's notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

            SECTION 2.4 QUORUM. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

            SECTION 2.5 VOTING OF SHARES.

            (a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

            (b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxyholders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxyholder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

            (c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

                  (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

                  (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

            (d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation ("PREFERRED STOCK"), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By-Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

            (e) Inspectors of Election. The Board may appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at any meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

            SECTION 2.6 ADJOURNMENTS. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            SECTION 2.7 ADVANCE NOTICE FOR BUSINESS.

            (a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation
(x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director at an annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

                  (i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder's notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described in this Section 2.7(a).

                  (ii) To be in proper written form, a stockholder's notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder's intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

                  (iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting only pursuant to Section 3.2.

            (c) Public Announcement. For purposes of these By-Laws, "PUBLIC ANNOUNCEMENT" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            SECTION 2.8 CONDUCT OF MEETINGS. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By-Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

            SECTION 2.9 CONSENTS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation to its registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation by delivery to the Corporation's registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to the action to be taken and transmitted by a stockholder, proxyholder or a person or persons authorized to act for a stockholder or proxyholder shall be deemed to be written, signed and dated for purposes hereof if such electronic transmission sets forth or is delivered with information from which the Corporation can determine that such transmission was transmitted by a stockholder or proxyholder (or by a person authorized to act for a stockholder or proxyholder) and the date on which such stockholder, proxyholder or authorized person transmitted such transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and delivered to the Corporation by delivery either to the Corporation's registered office in the State of Delaware, the Corporation's principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the limitations on delivery in the previous sentence, consents given by electronic transmission may be otherwise delivered to the Corporation's principal place of business or to the Secretary if, to the extent, and in the manner provided by resolution of the Board. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders were delivered to the Corporation as provided in this Section 2.9.

                                   ARTICLE III
                                    DIRECTORS

            SECTION 3.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

            SECTION 3.2 ADVANCE NOTICE FOR NOMINATION OF DIRECTORS.

            (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by (x) the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors or (y) the terms of any agreement between the Corporation and another party or parties pursuant to which such party or parties are given the contractual right to nominate persons for election as directors of the Corporation (a "CONTRACTUAL NOMINATION RIGHT"). Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation's notice of such special meeting, may be made (i) on behalf of the Board, by the Nominating Committee of the Board in accordance with this Section 3.2 and Article Fifth of the Certificate of Incorporation, (ii) pursuant to a Contractual Nomination Right or (iii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

            (b) Nominations by Nominating Committee.

                  (i) Definitions. The following definitions shall apply for purposes of this Section 3.2:

                        "AUDIT COMMITTEE INDEPENDENT DIRECTOR" means a director
            of the Corporation who (x) meets the definition of "independent director" under Nasdaq rules, or if the Corporation's Common Stock is not then traded on the Nasdaq National Market, the comparable requirements of the principal securities exchange or market on which the Corporation's Common Stock is then listed or approved for trading, (y) meets the criteria under Nasdaq rule 4350(d)(2)(A)(i)-(iv) (or any successor rule) for service on the Audit Committee of the Board or, if the Corporation's Common Stock is not then traded on the Nasdaq National Market, the comparable requirements of the principal securities exchange or market on which the Corporation's Common Stock is listed or approved for trading, and (z) is willing to serve on the Audit Committee if requested to do so by the Board.

                        "AUDIT COMMITTEE FINANCIAL EXPERT" means a director of
            the Corporation who meets the definition of "audit committee financial expert" set forth in Item 401 of Regulation S-K (or any successor rule or regulation).

                        "GROUP A DIRECTOR" means a director of the Corporation
            who was specified as such in paragraph (b) of Article Fifth of the Certificate of Incorporation or any director of the Corporation who was recommended for nomination as a director of the Corporation by the Group A Subcommittee or was selected by the Group A Subcommittee to fill a vacancy or newly created directorship on the Board pursuant to this Section 3.2(b).

                        "GROUP B DIRECTOR" means a director of the Corporation
            who was specified as such in paragraph (b) of Article Fifth of the Certificate of Incorporation, any director of the Corporation who was designated as a nominee for director pursuant to the Voting Agreement, any director of the Corporation who was recommended for nomination as a director of the Corporation by the Group B Subcommittee, or any director of the Corporation selected by the Group B Subcommittee to fill a vacancy or newly created directorship on the Board pursuant to this Section 3.2(b).

                        "INDEPENDENT GROUP A DIRECTOR" means any Group A
            Director who meets the definition of "independent director" under applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading.

                        "INDEPENDENT GROUP B DIRECTOR" means any Group B
            Director who meets the definition of "independent director" under applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading.

                        "SPECIAL VOTING PERIOD" means the period commencing
            immediately after the Effective Time (as defined in the Certificate of Incorporation) and ending on the third anniversary of the Effective Time.

                        "VOTING AGREEMENT" means the Voting Agreement dated as
            of ____________, 2004 by and among the Corporation and the stockholders party thereto, as the same may be amended from time to time.

                  (ii) Special Voting Period Provisions. The following provisions shall apply during the Special Voting Period and in each case to the extent permitted by applicable law and by applicable rules and listing standards of the principal securities exchange or market on which the Corporation's Common Stock is listed or approved for trading:

                  (A) Nominating Committee. The Nominating Committee of the Board shall be composed of five members, (x) three of whom shall be Independent Group B Directors if there are three or more Independent Group B Directors on the Board, two of whom shall be Independent B Directors if there are only two Independent B Directors on the Board, and one of whom shall be an Independent Group B Director if there is only one Independent Group B Director on the Board, and (y) two of whom shall be Independent Group A Directors if there are two or more Independent Group A Directors on the Board and one of whom shall be an Independent Group A Director if there is only one Independent Group A Director on the Board.

                  (B) Authority. The Nominating Committee shall have the exclusive delegated authority of the Board to nominate, on behalf of the Board, nominees for election as directors, other than those nominees of the Board designated pursuant to a Contractual Nomination Right.

                  (C) Nominations. Group A Directors. Prior to each annual meeting of stockholders of the Corporation during the Special Voting Period, a subcommittee of the Nominating Committee comprised solely of the Independent Group A Directors serving on the Nominating Committee (the "GROUP A SUBCOMMITTEE") shall, subject to the procedures and qualification requirements set forth in this Section 3.2(b), have the right to recommend to the Nominating Committee nominees for directors to be elected by the stockholders at such annual meeting as follows:

                              (x) if the size of the Whole Board is nine (9) or ten (10), the Group A Subcommittee shall have the right to recommend four (4) nominees;

                              (y)   if the size of the Whole Board is eleven
                                    (11) or twelve (12), the Group A
                                    Subcommittee shall have the right to
                                    recommend five (5) nominees;

                              (z)   if the size of the Whole Board is thirteen
                                    (13), the Group A Subcommittee shall have the right to recommend six (6) nominees.

                        Subject to their fiduciary duties, the Nominating Committee shall recommend to the stockholders the nominees recommended to the Nominating Committee by the Group A Subcommittee. In the event the Group A Subcommittee shall not recommend a nominee in accordance with the procedures and qualification requirements of this Section 3.2(b), (i) the Nominating Committee shall proceed to select such nominee and (ii) such nominee shall not be considered a Group A Director and shall not be required to meet the qualification requirements of paragraph (E) below.

                        Group B Directors. Prior to each annual meeting of stockholders of the Corporation during the Special Voting Period, a subcommittee of the Nominating Committee comprised solely of the Independent Group B Directors serving on the Nominating Committee (the "GROUP B SUBCOMMITTEE") shall, subject to the procedures and qualification requirements set forth in this Section 3.2(b), have the right to recommend to the Nominating Committee nominees for directors which the Nominating Committee, subject to its fiduciary duties, shall recommend to the stockholders to be elected by the stockholders at such annual meeting as follows:

Size of Whole Board               Number of Nominees
-------------------               ------------------
           9                               5
          10                               6
          11                               6
          12                               7
          13                               7

                        Notwithstanding the foregoing, the number of nominees the Group B Subcommittee shall have the right to recommend for election as directors at any particular annual meeting shall be reduced by the number of nominees who are designated as nominees for election at such annual meeting pursuant to the Voting Agreement (including Mike Willis).

                  (D) Vacancies and Newly Created Directorships. Group A Directors. Subject to the procedures and qualification requirements of this Section 3.2, the Group A Subcommittee shall have the exclusive delegated authority of the Board to fill any vacancy on the Board, or any committee thereof, that was held immediately prior to such vacancy by a Group A Director, and to fill any newly created directorship for which the Group A Subcommittee would have the right to recommend an additional nominee pursuant to paragraph (C) above; provided, however, in the event the Group A Subcommittee shall not fill any such vacancy or newly created directorship pursuant to the procedures and qualification requirements of this
                        Section 3.2(b), (i) the Nominating Committee shall then have the exclusive delegated authority of the Board to fill such vacancy or newly created directorship and (ii) the person so chosen shall not be considered a Group A Director and shall not be required to meet the qualification requirements of paragraph (E) below.

                        Group B Directors. Subject to the procedures and qualification requirements of this Section 3.2, the Group B Subcommittee shall have the exclusive delegated authority of the Board to fill any vacancy on the Board, or any committee thereof, that was held immediately prior to such vacancy by a Group B Director, and to fill any newly created directorship for which the Group B Subcommittee would have the right to recommend an additional nominee pursuant to paragraph (C) above; provided, however, in the event the Group B Subcommittee shall not fill any such vacancy or newly created directorship pursuant to the procedures and qualification requirements of this Section 3.2, (i) the Nominating Committee shall then have the exclusive delegated authority of the Board to fill such vacancy or newly created directorship and (ii) the person so chosen shall not be considered a Group B Director and shall not be required to meet the qualification requirements of paragraph (E) below.

                  (E) Qualification Requirements. Group A Directors. The Group A Subcommittee shall not have the right to recommend nominees for election as directors or to fill a vacancy or newly created directorship unless, after giving effect to the election of such nominees or the filling of such vacancies or newly created directorships, (i) there would be at least three Independent Group A Directors, (ii) there would be at least two (2) Group A Directors who meet the definition of Audit Committee Independent Director, and (iii) there would be at least one Group A Director specified in (ii) who meets the definition of Audit Committee Financial Expert; provided, however, if the size of the Whole Board is 10, 11, 12 or 13, then there must be at least three Independent Group A Directors.

                        Group B Directors. The Group B Subcommittee shall not have the right to recommend nominees for election as directors or to fill a vacancy or newly created directorship, unless, after giving effect to the election of such nominees or the filling of such vacancies or

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

                        newly created directorships, there would be at least three (3) Independent Group B Directors; provided, however, if the size of the Whole Board is 11, 12 or 13, then there must be at least four (4), rather than three
                        (3), Independent Group B Directors.

                  (F) Procedures. The Corporation shall give the Group A Subcommittee and the Group B Subcommittee not less than 60 days prior notice of the proposed mailing date of the Corporation's proxy statement in connection with the annual meeting of stockholders. The Group A Subcommittee or Group B Subcommittee, as the case may be, shall inform the Nominating Committee of its recommended nominees for election of directors to the Board of Directors by delivering written notice thereof not less than thirty (30) days prior to the mailing of the Corporation's proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders. The notice shall also contain such information relating to such nominees as is required to be disclosed in a proxy statement or other filings required to be made by the Corporation in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and from which the Board can determine that the qualification requirements set forth in paragraph (E) above have been satisfied. The Group A Subcommittee or Group B Subcommittee, as the case may be, shall inform the Nominating Committee of the person selected by such Subcommittee to fill a vacancy or newly created directorship not later than thirty (30) days following written notice to such Subcommittee of the occurrence of such vacancy or creation of such newly created directorship. The notice shall also contain such information relating to such individual as is required to be disclosed in a proxy statement or other filings required to be made by the Corporation in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and from which the Board can determine that the qualification requirements set forth in paragraph (E) above have been satisfied. The Group A Subcommittee and Group B Subcommittee, as the case may be, shall be afforded reasonable opportunity to provide any supplemental information requested by the Nominating Committee.

                  (G) Dissolution. If there ceases to be for a period of not less than 30 days, at least one Independent Group A Director on the Board, the Group A Subcommittee shall be dissolved. If there ceases to be for a period of not less than 30 days, at least one Independent Group B Director on the Board, the Group B Subcommittee shall be dissolved. Except as otherwise provided by the terms of a

                        Contractual Nomination Right, after dissolution of a Subcommittee, the Nominating Committee shall have the exclusive delegated authority of the Board to nominate directors and fill any vacancy or newly created directorship that such Subcommittee had the right to nominate or fill at the time of its dissolution.

                  (H) Certain Incentive Compensation Awards. The unanimous approval of the Compensation Committee of the Board shall be required to approve any incentive compensation awards to be granted to senior management of the Corporation.

            (c) Nominations by Stockholders.

                  (i) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (A) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (B) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder's notice as described in this Section 3.2.

                  (ii) Notwithstanding anything in paragraph (c)(i) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder's notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

                  (iii) To be in proper written form, a stockholder's notice to the Secretary must set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (w) the name, age, business address and residence address of the person, (x) the principal occupation or employment of the person, (y) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (z) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving the notice (v) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (w) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (x) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (y) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (z) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  (iv) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

            (d) Except as otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of one or more series of Preferred Stock to nominate and elect directors or the terms of any Contractual Nomination Right, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section
3.2. If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if a stockholder complying with Section 3.2(c) (or a qualified representative of such stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

            SECTION 3.3 COMPENSATION. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

                                   ARTICLE IV
                                 BOARD MEETINGS

            SECTION 4.1 ANNUAL MEETINGS. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

            SECTION 4.2 REGULAR MEETINGS. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

            SECTION 4.3 SPECIAL MEETINGS. Special meetings of the Board (a) may be called by (i) the Chairman of the Board, (ii) Chief Executive Officer, (iii) a majority of the Group A Directors, (iv) a majority of the Group B Directors or
(v) a majority of the all of the Directors comprising the Board and (b) shall be called by the Chairman of the Board, Chief Executive Officer or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in
Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery;
(ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

            SECTION 4.4 QUORUM; REQUIRED VOTE. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

            SECTION 4.5 CONSENT IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

            SECTION 4.6 ORGANIZATION. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

                                   ARTICLE V
                             COMMITTEES OF DIRECTORS

            SECTION 5.1 ESTABLISHMENT. The Board may designate one or more committees, each committee to consist of one or more of the directors. During the Special Voting Period, the Board shall have a Nominating Committee as set forth in Section 3.2 of these By-Laws. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee, except as otherwise provided in Section 3.2 with respect to the Nominating Committee, the Group A Subcommittee and the Group B Subcommittee during the Special Voting Period.

            SECTION 5.2 AVAILABLE POWERS. Any committee established pursuant to
Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

            SECTION 5.3 ALTERNATE MEMBERS. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

            SECTION 5.4 PROCEDURES. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee and the means of remote communication, if any, shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By-Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By-Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By-Laws.

                                   ARTICLE VI
                                    OFFICERS

            SECTION 6.1 OFFICERS. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary and such other officers (including without limitation a Chief Financial Officer, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chairman of the Board, Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By-Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chairman of the Board, Chief Executive Officer or President, as may be prescribed by the appointing officer.

            (a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these By-Laws.

            (b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

            (c) President. The President shall be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer and the Board, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

            (d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

            (e) Secretary.

                  (i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

                  (ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

            (f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

            (g) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into the Treasurer's hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

            (h) Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

            SECTION 6.2 TERM OF OFFICE. The elected officers of the Corporation shall be elected annually by the Board at its first meeting held after each annual meeting of stockholders. All officers elected by the Board shall hold office until the next annual meeting of the Board and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chairman of the Board, Chief Executive Officer or President may also be removed, with or without cause, by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chairman of the Board, Chief Executive Officer or President may be filled by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

            SECTION 6.3 OTHER OFFICERS. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

            SECTION 6.4 MULTIPLE OFFICEHOLDERS; STOCKHOLDER AND DIRECTOR OFFICERS. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

                                  ARTICLE VII
                               SHARE CERTIFICATES

            SECTION 7.1 ENTITLEMENT TO CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed in accordance with Section 7.3 representing the number of shares registered in certificate form.

            SECTION 7.2 MULTIPLE CLASSES OF STOCK. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless and to the extent (and subject to applicable law) the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of any certificate that the Corporation shall issue to represent such class or series of stock; provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            SECTION 7.3 SIGNATURES. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President; and (b) the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

            SECTION 7.4 ISSUANCE AND PAYMENT. Subject to applicable law, the Certificate of Incorporation or these By-Laws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

            SECTION 7.5 LOST CERTIFICATES. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue, the Corporation may require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

            SECTION 7.6 TRANSFER OF STOCK. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the stock ledger of the Corporation only by the person named as the holder thereof on the stock ledger of the Corporation or by such person's duly constituted attorney or legal representative, and in the case of shares represented by a certificate, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock ledger of the Corporation by an entry showing from and to whom transferred.

            SECTION 7.7 REGISTERED STOCKHOLDERS. Except as otherwise required by applicable law (a) the Corporation shall be entitled to recognize the exclusive right of a person registered on its stock ledger as the owner of shares for all purposes, including, without limitation, as the owner of such shares to receive dividends, vote such shares, examine the stock ledger and the books of the Corporation and be held liable for calls and assessments and (b) the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof.

                                  ARTICLE VIII
                                 INDEMNIFICATION

            SECTION 8.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "COVERED PERSON"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

            SECTION 8.2 RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 8.1, a Covered Person shall also have the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an "ADVANCEMENT OF EXPENSES"); provided, however, that, if the Delaware General Corporation Law ("DGCL") requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "UNDERTAKING"), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "FINAL ADJUDICATION") that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

            SECTION 8.3 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under
Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and
(b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

            SECTION 8.4 NON-EXCLUSIVITY OF RIGHTS. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right which any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By-Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

            SECTION 8.5 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

            SECTION 8.6 INDEMNIFICATION OF OTHER PERSONS. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

            SECTION 8.7 AMENDMENTS. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By-Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

            SECTION 8.8 CERTAIN DEFINITIONS. For purposes of this Article VIII,
(a) references to "other enterprise" shall include any employee benefit plan;
(b) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to "serving at the request of the Corporation" shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" for purposes of Section 145 of the DGCL.

            SECTION 8.9 CONTRACT RIGHTS. The rights provided to Covered Persons pursuant to this Article VIII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person's heirs, executors and administrators.

            SECTION 8.10 SEVERABILITY. If any provision or provisions of this
Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this
Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE IX
                                 MISCELLANEOUS

            SECTION 9.1 PLACE OF MEETINGS. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By-Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

            SECTION 9.2 FIXING RECORD DATES.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

            (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is otherwise required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

            SECTION 9.3 MEANS OF GIVING NOTICE.

            (a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director's address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

            (b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder's address appearing on the stock ledger of the Corporation, and
(iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and
(D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder's consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation's transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

            (c) Electronic Transmission. "ELECTRONIC TRANSMISSION" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

            SECTION 9.4 WAIVER OF NOTICE. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By-Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

            SECTION 9.5 MEETING ATTENDANCE VIA REMOTE COMMUNICATION EQUIPMENT.

            (a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

                  (i) participate in a meeting of stockholders; and

                  (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

            (b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation, or these By-Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

            SECTION 9.6 DIVIDENDS. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation's capital stock) on the Corporation's outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

            SECTION 9.7 RESERVES. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

            SECTION 9.8 CONTRACTS AND NEGOTIABLE INSTRUMENTS. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board. Chief Executive Officer, President or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person's supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

            SECTION 9.9 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board.

            SECTION 9.10 SEAL. The seal of the Corporation shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

            SECTION 9.11 BOOKS AND RECORDS. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

            SECTION 9.12 RESIGNATION. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 9.13 SURETY BONDS. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

            SECTION 9.14 SECURITIES OF OTHER CORPORATIONS. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

            SECTION 9.15 AMENDMENTS. The Board shall have the power to adopt, amend, alter or repeal the By-Laws. Except as provided in the Certificate of Incorporation, the affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.

                                    EXHIBIT M

                        Resigning Officers of the Company

          COMPANY                              NAME                                       TITLE
------------------------------          -------------------            ----------------------------------------------
VENTURI PARTNERS, INC.                  Larry L. Enterline             Chairman and Chief Executive Officer
                                        James C. Hunt                  President, CFO, Treasurer and Asst. Secretary
                                        Michael H. Barker              President - Division Operations and Asst.
                                                                       Secretary
                                        Ken R. Bramlett, Jr.           SVP, General Counsel and Secretary
                                        Thomas E. Stafford             VP of Human Resources and Asst. Secretary

VENTURI TECHNOLOGY PARTNERS, LLC        Michael H. Barker              President & Asst. Secretary
                                        James C. Hunt                  SVP, CFO & Asst. Secretary
                                        Ken R. Bramlett, Jr.           SVP & Secretary
                                        Jean-Pierre Jobin              VP & Asst. Secretary
                                        Jackie Autry                   SVP & Asst. Secretary
                                        Richard Wood                   AVP & Asst. Secretary

VENTURI STAFFING PARTNERS, INC.         Larry L. Enterline             President & Asst. Secretary
                                        James C. Hunt                  SVP, CFO & Asst. Secretary
                                        Ken R. Bramlett, Jr.           SVP & Secretary
                                        Michael H. Barker              SVP & Asst. Secretary
                                        Doug Slack                     VP & Asst. Secretary
                                        Ann Fleming                    SVP & Asst. Secretary
                                        Kristi Hayek                   AVP  & Asst. Secretary

PFI CORP.                               Larry L. Enterline             Chief Executive Officer
                                        James C. Hunt                  President, CFO, Treasurer and
                                                                       Asst. Secretary
                                        Michael H. Barker              President - Division Operations and Asst.
                                                                       Secretary
                                        Ken R. Bramlett, Jr.           SVP, General Counsel and
                                                                       Secretary
                                        Thomas E. Stafford             VP of Human Resources and
                                                                       Asst. Secretary

VENTURI STAFFING PARTNERS, LLC          Larry L. Enterline             President & Asst. Secretary
                                        James C. Hunt                  SVP, CFO & Asst. Secretary
                                        Ken R. Bramlett, Jr.           SVP & Secretary
                                        Michael H. Barker              SVP & Asst. Secretary
                                        Doug Slack                     VP & Asst. Secretary
                                        Ann Fleming                    SVP & Asst. Secretary
                                        Kristi Hayek                   AVP  & Asst. Secretary

VENTURI TEXAS STAFFING PARTNER, LP
(VENTURI STAFFING PARTNERS, INC., AS    Venturi Staffing Partners,
GENERAL PARTNER)                        Inc., general partner

VTP - CA, INC.                          Michael H. Barker              President & Asst. Secretary
                                        James C. Hunt                  SVP, CFO & Asst. Secretary
                                        Ken R. Bramlett, Jr.           SVP & Secretary
                                        Jean Pierre Jobin              VP & Asst. Secretary
                                        Richard W. Wood                Asst. Secretary
                                        Kristi Hayek                   Asst. Secretary

                                    EXHIBIT N

                           New Officers of the Company

Chief Executive Officer and President                               Michael T. Willis
Executive Vice President - Field Operations                         Michael H. Barker
Senior Vice President and Chief Information Officer                 Mark R. Bierman
Senior Vice President - Corporate Development                       David L. Kerr
Senior Vice President, General Counsel and Corporate Secretary      Margaret G. Reed
Senior Vice President, Chief Financial Officer and Assistant        Joseph C. Tusa, Jr.
Secretary

                                    EXHIBIT O

                            Form of Voting Agreement

                                   [ATTACHED]

                                VOTING AGREEMENT

                                  BY AND AMONG

                             VENTURI PARTNERS, INC.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

                              DATED AS OF [*], 2004

                                VOTING AGREEMENT

      This Voting Agreement (this "AGREEMENT") is made and entered into as of [*], 2004 by and among VENTURI PARTNERS, INC., a Delaware corporation (the "COMPANY"), and the parties identified as "Stockholders" on the signature pages hereto.

                             PRELIMINARY STATEMENTS

      The Company, VTP, Inc., Venturi Technology Partners, LLC, Comsys Information Technology Services, Inc., Comsys Holding, Inc. and certain stockholders of Holding have entered into an Agreement and Plan of Merger dated as of July [*], 2004 (as the same may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, VTP, Inc. will be merged with and into Comsys Holding, Inc. and Comsys Holding, Inc. will be the surviving entity (the "MERGER").

      As a condition to the consummation of the transactions contemplated by the Merger Agreement, various stockholders of the Company and of Holding have required that the Company and certain parties who are, or who as a result of the Merger will become, stockholders of the Company, and the Company and such parties are willing to, enter into a voting agreement with respect to nominations to the board of directors of the Company at and after the effectiveness of the Merger.

      Capitalized terms used but not defined herein have the meanings given in the Merger Agreement.

      Now, therefore, for good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                             STATEMENT OF AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1. Definitions.

      "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

      "AGREEMENT" has the meaning given in the preamble to this Agreement.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "BYLAWS" means the Bylaws of the Company as in effect from time to time.

      "CLOSING" has the meaning given in the Merger Agreement.

      "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "COMMON STOCK" means the common stock of the Company now or hereafter authorized to be issued.

      "COMPANY" has the meaning given in the preamble to this Agreement.

      "DIRECTOR" means a member of the Board of Directors.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "GROUP B DIRECTOR" means Willis, a Wachovia Director or a director who was selected by the Group B Subcommittee of the Nominating Committee of the Board of Directors for election to, or to fill a vacancy or newly created directorship on, the Board of Directors pursuant to this Agreement or Section 3.2 of the Bylaws.

      "GROUP B SUBCOMMITTEE" means a subcommittee of the Nominating Committee of the Board of Directors comprised solely of the Independent Wachovia Directors serving on the Nominating Committee.

      "HOLDING" means Comsys Holding, Inc., a Delaware corporation.

      "INDEPENDENT WACHOVIA DIRECTOR" means any Wachovia Director who meets the definition of independent director under applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading.

      "HORNETS STOCKHOLDERS" means the holders of Common Stock listed on the signature pages of this Agreement under the title "Hornets Stockholders".

      "JUNIOR STOCKHOLDERS" means the holders of Common Stock listed on the signature pages of this Agreement under the title "Junior Stockholders" and any Affiliate thereof to which a Junior Stockholder transfers any shares of Common Stock and which has agreed in writing to be bound by the terms of this Agreement.

      "MAJOR STOCKHOLDER" means any Wachovia Stockholder or Hornets Stockholder that owned, at the Effective Time, directly or beneficially as part of the Stockholder Group of which it is a part, greater than 10% of the then outstanding Common Stock, as such ownership is reflected on the applicable Schedules to this Agreement.

      "MERGER" has the meaning given in the preliminary statements to this Agreement.

      "MERGER AGREEMENT" has the meaning given in the preliminary statements to this Agreement.

      "NOMINATING COMMITTEE" means the Nominating Committee of the Board of Directors established pursuant to and in accordance with the Bylaws.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

      "SHARES" means shares of Common Stock.

      "SPECIAL VOTING PERIOD" means the period commencing immediately after the Effective Time (as defined in the Certificate of Incorporation) and ending on the third anniversary of the Effective Time.

      "STOCKHOLDER" means Willis or any Wachovia Stockholder, Junior Stockholder or Hornets Stockholder.

      "STOCKHOLDER GROUP" means each of the following three groups of
Stockholders: (a) the Stockholders comprising the Wachovia Stockholders shall be one Stockholder Group, (b) the Stockholders comprising the Junior Stockholders shall be one Stockholder Group and (c) the Stockholders comprising the Hornets Stockholders shall be one Stockholder Group.

      "STOCKHOLDER REPRESENTATIVE" has the meaning given in Section 4.18.

      "STOCKHOLDERS" means, collectively, Willis, the Wachovia Stockholders, the Junior Stockholders and the Hornets Stockholders.

      "WACHOVIA DIRECTOR" means (a) a director of the Company who was so designated as a Wachovia Designee by Holding to serve on the Board of Directors pursuant to Section 6.15(a) of the Merger Agreement, (b) any director of the Company who was nominated for election as a director of the Company by the Wachovia Stockholders or (c) any director who was nominated by the Wachovia Stockholders to fill a vacancy that was held immediately prior to such vacancy by a Wachovia Director or a newly created directorship on the Board of Directors for which the Wachovia Stockholders would have the right to recommend an additional nominee pursuant to this Agreement or Section 3.2 of the Bylaws.

      "WACHOVIA STOCKHOLDERS" means the holders of Common Stock listed on the signature pages of this Agreement under the title "Wachovia Stockholders" and any Affiliate thereof to which a Wachovia Stockholder transfers any shares of Common Stock and which has agreed in writing to be bound by the terms of this Agreement.

      "WILLIS" means Michael T. Willis.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows: The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

      Section 2.2. Representations and Warranties of the Stockholders.

            (a) Each Stockholder that is not a natural person, severally and not jointly, hereby represents and warrants, as to itself only and not as to any other Stockholder, to the other parties hereto as follows:

                  (i) Authority. The Stockholder has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, and the consummation by the Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby by the Stockholder does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Stockholder or any material agreement to which the Stockholder is a party.

                  (ii) Shares. As of the Effective Time, the Stockholder is the record and beneficial owner of the number of Shares set forth across from such Stockholder's name on Schedule 2.2(a)(ii).

            (b) Each Stockholder that is a natural person, severally and not jointly, hereby represents and warrants, as to itself only and not as to any other Stockholder, to the other parties hereto as follows:

                  (i) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Stockholder and does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to any the Stockholder or any material agreement to which such the Stockholder is a party. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation, enforceable against the Stockholder in accordance with its terms.

                  (ii) Shares. As of the Effective Time, the Stockholder is the record and beneficial owner of the number of Shares set forth across from such Stockholder's name on Schedule 2.2(b)(ii).

                                  ARTICLE III
                 CORPORATE GOVERNANCE; CERTAIN CORPORATE ACTIONS

      Section 3.1. Voting of Shares; Company Actions.

            (a) From and after the date hereof and until the termination of the Special Voting Period, each Stockholder shall vote all Shares owned or controlled by such Stockholder, and shall take all other necessary or desirable actions within such Stockholder's control (including, if permitted, attendance at meetings in person or by proxy for purposes of obtaining a quorum and, if permitted, execution of written consents in lieu of meetings), so that the composition of the Board of Directors and the manner of selecting members thereof shall be as set forth in Article Fifth of the Company's Certificate of Incorporation, Section 3.2 of the Bylaws and this Article III, and to otherwise effectuate the provisions of this Agreement.

            (b) From and after the date hereof, the Company shall take all necessary or desirable actions within its control (including calling special board and stockholder meetings) to effectuate the provisions of this Agreement.

      Section 3.2. Composition of the Board of Directors.

            (a) Election of Michael Willis. During the Special Voting Period, for so long as he is the Chief Executive Officer of the Company, the Company shall nominate Michael Willis to serve as a Director of the Company, and include Mr. Willis as a nominee in its proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders. In the event the nomination rights set forth in this provision are not permitted by applicable Nasdaq rules, or if the Company's Common Stock is not then traded on the Nasdaq National Market, the comparable requirements of the principal securities exchange or market on which the Company's Common Stock is then listed or approved for trading, the Nominating Committee will then have the exclusive delegated authority of the Board to fill the directorship contemplated hereby.

            (b) Nomination Rights. The following provisions shall apply during the Special Voting Period and in each case to the extent permitted by applicable law and by applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading:

Prior to each annual meeting of stockholders of the Company during the Special Voting Period, the Wachovia Stockholders and, if they fail to do so, the Group B Subcommittee will, subject to the procedures and qualification requirements set forth in this Agreement, have the right to designate nominees for directors to be elected by the stockholders at such annual meeting as follows:

                                 NUMBER OF DIRECTOR DESIGNEES
                                WACHOVIA STOCKHOLDERS HAVE THE
SIZE OF WHOLE BOARD                   RIGHT TO DESIGNATE
-------------------             ------------------------------
         9                                    4
         10                                   5
         11                                   5
         12                                   6
         13                                   6

            (c) Vacancies and Newly Created Directorships. Subject to the procedures and qualification requirements of Section 3.2 of the Bylaws, the Wachovia Stockholders, or in the event they fail to do so, the Group B Subcommittee, shall have the exclusive delegated authority of the Board to fill any vacancy on the Board, or any committee thereof, that was held immediately prior to such vacancy by a Wachovia Director, and to fill any newly created directorship for which the Wachovia Stockholders would have the right to recommend an additional nominee pursuant to paragraph (b) above; provided, however, that in the event the Wachovia Stockholders and the Group B Subcommittee fail to fill any such vacancy or newly created directorship pursuant to the procedures and qualification requirements of Section 3.2 of the Bylaws, the Nominating Committee will then have the exclusive delegated authority of the Board to fill such vacancy or newly created directorship until the next annual meeting of stockholders, and the person so chosen will not be considered a Wachovia Director, and will not be required to meet the qualification requirements of paragraph (d) below.

            (d) Qualification Requirements. The Wachovia Stockholders will not have the right to designate nominees for election as directors and the Group B Subcommittee will not have the right to fill a vacancy or newly created directorship for a Wachovia Director unless, after giving effect to the election of such nominees or the filling of such vacancies or newly created directorships, there would be at least three (3) Independent Wachovia Directors; provided, however, that if the size of the Board is 12 or 13, there must be at least four (4) Independent Wachovia Directors.

            (e) Procedures. The Wachovia Stockholders shall inform the Company in writing of its recommended nominees for election of directors to the Board of Directors by delivering written notice thereof not less than forty (40) days prior to the mailing of the Company's proxy statement to be distributed to stockholders in connection with the annual meeting of stockholders; provided, that the Company shall give the Wachovia Stockholders at least sixty (60) days prior written notice of such mailing date. The notice to the Company shall also contain such information relating to such nominees as is required to be disclosed in a proxy statement or other filings required to be made by the Company in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and from which the Board can determine that the qualification requirements set forth in paragraph (d) above have been satisfied; provided, however, that if any such notice does not contain such information, the Wachovia Stockholders shall provide such information within five business days after written request therefor.

            (f) Dissolution. The Group B Subcommittee shall be dissolved, if at all, in accordance with Section 3.2(b)(ii)(G) of the Bylaws.

      Section 3.3. Nomination Rights Following Expiration of the Special Voting Period. Upon expiration of the Special Voting Period, a Major Stockholder will have the right to designate nominees for Directors to be elected by the stockholders at such annual meeting as set forth in the table below, in each case to the extent permitted by applicable law and by applicable rules and listing standards of the principal securities exchange or market on which the Common Stock is listed or approved for trading; provided, however, that:

            (a) such Major Stockholder has continuously held shares of the Common Stock from the date of this Agreement through and including the time the nomination right, if any, available to such Major Stockholder is exercised;

            (b) only shares of Common Stock held (i) directly by such Major Stockholder or (ii) by other Stockholders in such Major Stockholder's Stockholder Group and beneficially owned by such Major Stockholder will be counted for purposes of determining the percentage of outstanding shares of Common Stock held by such Major Stockholder;

            (c) only one Major Stockholder from each Stockholder Group shall have nomination rights pursuant to this Section 3.3; and

            (d) if after the expiration of the Special Voting Period the percentage of outstanding Common Stock owned by a Major Stockholder is reduced so as to cause the number of Director Designees such Major Stockholder would have the right to designate pursuant to this Section 3.3 to be reduced, then the maximum number of Director Designees such Major Stockholder will have the right to designate pursuant to this Section 3.3 shall be permanently reduced to such number of Director Designees.

PERCENTAGE OF OUTSTANDING COMMON STOCK HELD BY          NUMBER OF DIRECTOR DESIGNEES STOCKHOLDER HAS THE RIGHT
                STOCKHOLDER                                                TO DESIGNATE
----------------------------------------------          ------------------------------------------------------
              30% OR GREATER                                                    3
              > OR = 20% AND < 30%                                              2
              > OR = 10% AND < 20%                                              1
                   < 10%                                                        0

      Section 3.4. Termination of Voting Obligations. From and after the termination of the Special Voting Period, the provisions of Section 3.1(a) shall terminate and be of no further force or effect, and the Stockholders shall thereafter have no obligation under this Agreement with respect to (i) the voting of any of their respective shares of Common Stock, including any obligation to vote for nominees nominated pursuant to Section 3.3, or (ii) the taking of any actions described in Section 3.1 with respect to the composition of the Board of Directors.

      Section 3.5. Observer Rights.

            (a) During the Special Voting Period, so long as the Junior Stockholders continue to hold at least 50% of the shares of Common Stock they held as of the Effective Time, the Company shall (i) give the Junior Stockholders written notice of each meeting of its Board of Directors and (ii) permit two representatives of the Junior Stockholders, in each case designated by their Stockholder Representative, to attend as an observer all meetings of its Board of Directors.

            (b) During the Special Voting Period, so long as the Hornets Stockholders continue to hold at least 50% of the shares of Common Stock they held as of the Effective Time, the Company shall (i) give the Hornets Stockholders written notice of each meeting of its Board of Directors and (ii) permit one representative of the Hornets Stockholders, designated by the Hornets Stockholder Representative, to attend as an observer all meetings of its Board of Directors.

            (c) Each representative appointed pursuant to Section 3.5(a) and 3.5(b) shall be entitled to (i) receive all written materials and other information (including, without limitation, copies of meeting minutes) given to Directors in connection with such meetings at the same time such materials and information are given to the Directors, and, upon reasonable notice and during normal business hours (ii) visit and inspect any of the properties of the Company and its Subsidiaries and (iii) discuss the affairs, finances and accounts of any such entities with the Directors, officers and key employees of the Company and its Subsidiaries. All travel and other expenses incurred by a representative in connection with attending any meeting of the Board of Directors or otherwise in connection with the rights granted in this Section 3.5 shall be the responsibility of such representative and/or the Stockholder Group by which such representative was designated. The Company shall have no liability or obligation with respect to such expenses.

            (d) As a condition to attending any meetings of the Board of Directors and receiving the written materials and other information contemplated in Section 3.5(c), each representative must enter into a confidentiality and non-use agreement, in form satisfactory to the Company, pursuant to which such representative agrees not to, without the prior written consent of the Company, disclose to any third party any information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement and the observer rights granted hereunder; provided, however, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information. Notwithstanding anything to the contrary set forth in this Section 3.5, the Company reserves the right to exclude any representative from access to any material or meeting or portion thereof if the Company believes (i) upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to satisfy the fiduciary duties of the Board of Directors or for other similar reasons or (ii) that such representative has or intends to use information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement or the observer rights granted hereunder for unlawful or improper purposes. Each representative shall be subject to recusal in any circumstance in which a Director would be subject to recusal.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

      Section 4.1. Entire Agreement. This Agreement, together with the Schedules hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. There are no third party beneficiaries having rights under or with respect to this Agreement.

      Section 4.2. Assignment. Except as provided in this Section 4.2 and in
Section 4.3, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, a Stockholder may, without the consent of any of the parties hereto, assign its rights and obligations hereunder to an Affiliate in connection with the sale or other transfer to such Affiliate of shares of such Stockholder's Common Stock

      Section 4.3. Transfers of Shares. Except as set forth in Section 4.2, any transfer of shares of Common Stock by a Stockholder (other than to an Affiliate of such Stockholder or to a party to this Agreement) will be free and clear of any and all rights and obligations under this Agreement; provided, however, that any purported sale or other transfer by a Stockholder of 30% or more of the outstanding Common Stock (other than to an Affiliate of such Stockholder or to a party to this Agreement) shall be void and have no effect unless the party to whom such shares are transferred has agreed in writing to be bound by the terms and conditions of this Agreement.

      Section 4.4. Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

                  If to a Stockholder: To the address given under such Stockholder's name on the Signature Pages.

                  If to the Company:

                  Venturi Partners, Inc.
                  2709 Water Ridge Parkway, Second Floor
                  Charlotte, NC 28217
                  Attention: General Counsel
                  Facsimile: 704-442-5138

                  with a copy (which will not constitute notice) to:

                  Akin Gump Strauss Hauer & Feld LLP
                  1700 Pacific Avenue, Ste. 4100
                  Dallas, TX 75201
                  Attention:  Seth R. Molay, P.C.
                  Facsimile:  214-969-4343

All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery,
(ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter's confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient's time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

      Section 4.5. Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

      Section 4.6. Submission to Jurisdiction; No Jury Trial.

            (a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

            (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS
SECTION 4.6(b).

      Section 4.7. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

      Section 4.8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles or conflicts of law rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of the substantive or procedural laws of any other jurisdiction and, as applicable the federal laws of the United States.

      Section 4.9. Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

      Section 4.10. Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy

      Section 4.11. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

      Section 4.12. Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

      Section 4.13. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

      Section 4.14. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      Section 4.15. Confidentiality. No party to this Agreement, nor any of their respective Affiliates, employees, agents or representatives, shall disclose to any third party any information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement without the prior written consent of the Company; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information.

      Section 4.16. Termination.

            (a) The rights and obligations specified in Sections 3.1 and 3.2 shall terminate automatically at the end of the Special Voting Period.

            (b) The rights and obligations specified in Section 3.3 shall terminate automatically on the date on which no Major Stockholder owns more than 10% of the issued and outstanding shares of Common Stock..

            (c) The rights and obligations specified in Section 3.5 shall terminate automatically on the earlier of (A) the end of the Special Voting Period and (B) (i) as to the Hornets Stockholders, the date on which the Hornets Stockholders and (ii) as to the Junior Stockholders, the date on which the Junior Stockholders, hold less than 50% of the shares of Common Stock they held as of the Effective Time.

            (d) This Agreement shall terminate and cease to be binding on any particular Stockholder on the date on which such Stockholder ceases to own any shares of Common Stock.

      Section 4.17. Effective Time. Notwithstanding anything herein to the contrary, this Agreement shall become effective at the Effective Time of the Merger, and the representations and warranties contained herein shall be deemed made as of the Effective Time.

      Section 4.18. Stockholder Representative. For administrative convenience, each Stockholder Group shall designate an individual to serve as such group's representative (each a "STOCKHOLDER REPRESENTATIVE") for purposes of this Agreement to take action on behalf of such Stockholder group in connection with this Agreement. The initial Stockholder Representative of each Stockholder Group is identified on Schedule 4.18 and may be changed from time to time by the applicable Stockholder Group upon notice given to the other parties pursuant to
Section 4.4 and executed by each member of such Stockholder Group. Each Wachovia Stockholder, Junior Stockholder and Hornets Stockholder hereby appoints the initial Stockholder Representative and each person or entity who is, from time to time, duly appointed under this Section 4.18 as the Stockholder Representative of the Stockholder Group to which such Stockholder is a member to give any consent or approval, exercise any right or take any action contemplated under this Agreement on behalf of such Stockholder. The members of each Stockholder Group shall be bound by such Stockholder Group's Stockholder Representative and the parties to this Agreement shall be entitled to rely on the actions taken by the any Stockholder Representative under this Agreement.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date stated in the introductory paragraph of this Agreement.

                             VENTURI PARTNERS, INC.

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             ______________________________________
                             Michael T. Willis, Individually

                             THE WACHOVIA STOCKHOLDERS:

                             WACHOVIA INVESTORS, INC.

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address: Wachovia Capital Partners
                                      One Wachovia Center, 12th Floor
                                      301 South College Street
                                      Charlotte, NC  28288-0732
                                      Attn: Arthur C. Roselle, Principal
                                      Fax: (704) 374-6711
                             with a copy (which shall not constitute notice) to:
                                      Kennedy Covington Lobdell & Hickman,
                                      L.L.P.
                                      214 North Tryon Street, 47th Floor
                                      Charlotte, NC 28202
                                      Attn: T.  Richard Giovannelli
                                      Fax: (704) 353-3184

                      [Signature Page to Voting Agreement]

                             THE JUNIOR STOCKHOLDERS:

                             J.P. MORGAN DIRECT CORPORATE FINANCE
                             INSTITUTIONAL INVESTORS LLC

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             J.P. MORGAN DIRECT CORPORATE FINANCE
                             PRIVATE INVESTORS LLC

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             OLD TRAFFORD INVESTMENT PTE LTD.

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                      [Signature Page to Voting Agreement]

                             GTCR FUND IV, L.P.

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             THE HORNETS STOCKHOLDERS:

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                      [Signature Page to Voting Agreement]

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                             By:___________________________________
                             Name:_________________________________
                             Title:________________________________

                             Address:______________________________
                                     ______________________________
                                     ______________________________

                      [Signature Page to Voting Agreement]

                               SCHEDULE 2.2(a)(ii)

                     Stockholder Shares (non-natural person)

                 STOCKHOLDER                                     SHARES
Wachovia Investors, Inc.                                           [*]
J.P. Morgan Direct Corporate Finance Institutional
Investors LLC                                                      [*]
J.P. Morgan Direct Corporate Finance Private Investors LLC         [*]
Old Trafford Investment Pte Ltd.                                   [*]
GTCR Fund IV, L.P.                                                 [*]

                               SCHEDULE 2.2(b)(ii)

                       Stockholder Shares (natural person)

STOCKHOLDER                                                      SHARES
[*]                                                                [*]
[*]                                                                [*]
[*]                                                                [*]
[*]                                                                [*]
[*]                                                                [*]
[*]                                                                [*]
[*]                                                                [*]

                                  Schedule 4.18

                       Initial Stockholder Representatives

    STOCKHOLDER GROUP                        INITIAL STOCKHOLDER REPRESENTATIVE
Wachovia Stockholder Group                                   [*]
Junior Stockholder Group                                     [*]
Hornets Stockholder Group                                    [*]

                                    EXHIBIT P

                                Certain Employees

Thomas E. Stafford

                                    EXHIBIT Q

                    Form of Separation and Release Agreement

                                   [ATTACHED]

                                     [Date]

      RE: SEPARATION AND RELEASE AGREEMENT

Dear ___________:

      This letter sets forth the Separation and Release Agreement (the "Agreement") we have entered into with respect to your separation from Venturi Partners, Inc. ("Venturi"). The terms and conditions will be as follows:

(A) As used in the Agreement, the term "Venturi" shall mean Venturi Partners, Inc., f/k/a _________________, Inc., its past and present corporate parents, affiliates, subsidiaries and employee benefit plans, and their respective past, present and future officers, directors, managers, employees, shareholders, attorneys, agents, administrators, representatives, subsidiaries, affiliates, successors, predecessors, and assigns (in their individual and representative capacities).

(B) This Agreement shall supersede and replace all prior agreements and understandings, written and oral, between you and Venturi governing the terms and conditions of your employment with Venturi, including, but not limited to: the Employment Agreement dated as of _______________, between you and ________________ (your "Employment Agreement"), which is hereby terminated, except that the post-termination obligations set forth in Sections ____ of your Employment Agreement shall survive its termination.

(C) Your employment with Venturi terminated effective as of _____________ (the "Termination Date"), and you hereby resign your position as ___________ effective the Termination Date.

(D) Conditioned upon your compliance with all terms and conditions of this Agreement and provided that you do not revoke this Agreement pursuant to paragraph 4(f) below, you shall be entitled to receive the benefits and/or payments set forth in this Agreement.

      1. INTRODUCTION. This is an important document. As a result, you are encouraged to discuss this Agreement with an attorney. In any event, you should thoroughly review and understand the effect of this Agreement before acting on it. Therefore, please carefully read this document before you reach your decision.

      2. RELEASE. In consideration for the promises made by Venturi in this Agreement, you and your personal representatives, agents, heirs and assigns, forever release and forever discharge Venturi from: all claims, whether known or unknown, whether brought by you or through a suit brought by any third party on your behalf, which you had, now have or may have against Venturi relating to or arising out of your separation from employment, association, or transactions with Venturi, or otherwise, from the beginning of time through the date this Agreement is signed by you, including but not limited to any alleged violation of Title VII of the Civil Rights Act, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Americans With Disabilities Act of 1990, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Fair Labor Standards Act, as amended;
Section 1981 of the Civil Rights Act of 1866; the Older Workers Benefit Protection Act of 1974; the Family and Medical Leave Act of 1993; any other federal, state, or local civil or human rights law, any other local, state or federal law, executive order, rule, regulation or ordinance; any public policy, tort, breach of implied or express contract or common law claims; and any claim for costs, fees, or other expenses including attorneys' fees incurred in these matters. This release specifically includes the release and waiver of all claims and causes of action that could be asserted by you under your Employment Agreement. You understand that you are releasing claims that you may not know about, even though you recognize that some or all of the facts you currently believe to be true are untrue and even though you might then regret having signed this Agreement. You expressly waive all rights you might have under any law that is intended to protect you from waiving unknown claims. You understand that the release of claims described in this paragraph 2 precludes you from bringing any claim or action against Venturi except to enforce this Agreement or challenge the validity of the waiver of ADEA claims.

      3. CONSIDERATION.

            3.1 In consideration of your obligations under this Agreement, including, but not limited to your release of claims under the Age Discrimination in Employment Act of 1967, as amended, and your continued compliance with your post-termination obligations contained in your Employment Agreement, Venturi shall pay you _____________($______) semi-monthly. These semi-monthly payment shall commence on the ____ normal payroll date following the Review Period, and shall cease upon the earlier of (i) payment by Venturi of an aggregate gross amount of ______________ ($______) or (ii) any violation of Sections ____ of your Employment Agreement or any other breach of any of the terms of this Agreement.

            3.2 All payments made pursuant to paragraph 3.1 will be subject to legally-required withholdings. You understand and acknowledge that to the extent you are entitled to severance pay and/or vacation leave, and any other compensation as required by Venturi's policy, under any agreement or understanding between you and Venturi, and/or pursuant to federal or state law, those amounts are included as part of the total amount you are being paid for signing this Agreement.

            3.3 In addition to the payments set forth above, for a period of up to ____ months following your Termination Date, Venturi will pay your monthly payments under the Consolidated Omnibus Budget Reconciliation Act of 1985,
Section 4980B of the Internal Revenue Code of 1986 ("COBRA"), as amended, so that you and your spouse and children may continue to receive group medical insurance coverage at the same coverage level that you and your spouse and children had at the time of your Termination Date ("COBRA Payments"). The COBRA Payments shall cease upon the earlier of (i) payment by Venturi of ____ months of COBRA coverage, (ii) the date you commence new employment or otherwise obtain coverage under another group medical plan, which coverage does not contain any pre-existing condition exclusions or limitations or (iii) any violation of Sections ____ of your Employment Agreement or any other material breach of any

Venturi Partners, Inc.______________          Employee's Initials:______________
of the terms of this Agreement. At the termination of benefits coverage under the preceding sentence, you and your spouse and children may continue to exercise your rights to continued health benefits coverage (to the extent permitted by applicable law), pursuant to the provisions of COBRA, at your own expense.

            3.4 Venturi agrees to reimburse you for any reasonable business expenses incurred prior to your Termination Date in accordance with Venturi's policies and submitted no later than forty-five (45) days from your Termination Date.

      4. You acknowledge that the terms of this Agreement fully comply with the Older Workers' Benefits Protection Act of 1990, and that said terms therefore are final and binding. Specifically you acknowledge, warrant and represent that:

            (a) The terms of the Agreement are not only understandable, but they are fully understood by you;

            (b) This Agreement specifically refers to your rights and claims under the Federal Age Discrimination in Employment Act, as well as state and local law prohibiting age discrimination, and you understand that such rights and claims are irrevocably being waived by you;

            (c) The consideration received in this Agreement is adequate to make it final and binding, and said consideration is, on the whole, greater than the payments and benefits to which you would otherwise have been entitled to as a former employee of Venturi;

            (d) You have been advised, both orally and by this writing, of your right to consult with an attorney before entering into this Agreement, and you have exercised such right or expressly chosen, on your own volition, not to exercise such right;

            (e) You have been given adequate time, at least twenty-one (21) days if you so desire, to consider this Agreement; and

            (f) You may revoke your release of claims under this Agreement up to seven (7) days after execution of this Agreement (the "Review Period"), following which time your release of such claims shall be final and binding. The payment by Venturi recited in paragraph 3 above shall not be made until after the passing of the Review Period.

      Rights or claims under the Age Discrimination and Employment Act that may arise after the date this Agreement is executed, are not waived.

      5. You hereby represent that you have not waived, and you further agree that hereafter you shall not waive on behalf of Venturi any privileges or confidences that Venturi may have with respect to any information or communication imparted to you, including but not limited to communications with attorneys.

Venturi Partners, Inc.______________          Employee's Initials:______________

      6. To the extent not prohibited by law, you agree that you shall not assist, encourage or promote any litigation or investigation by any private individual or entity against Venturi or against any current or former Venturi employee. You agree that you shall not discuss any facts arising out of or related to your employment or anyone else's employment with Venturi or any facts concerning Venturi's business and business practices with private parties adverse to Venturi or their counsel, except by way of deposition or trial testimony. The foregoing shall not be deemed to prohibit you from responding to, or complying with, any valid subpoena served on you. In the event that you are required by law, court order, or subpoena to make any disclosure concerning this Agreement or any facts arising out of or related to your employment or anyone else's employment with Venturi or facts concerning Venturi's business or business practices, you shall promptly notify Venturi of the request for information so as to afford Venturi sufficient opportunity to protect and/or enforce the confidentiality provisions of this Agreement. Notice shall be given immediately upon receipt of such an inquiry to Venturi's General Counsel, at _______________. You represent that no communications that would be prohibited by this Agreement, had they occurred after the date of its execution, were made prior to the signing of this Agreement.

      7. For a period of two (2) years following execution of this Agreement, you agree to furnish Venturi with such cooperation as it may reasonably request in the investigation, defense or prosecution of any potential or actual claim, charge, or suit by or against Venturi, or in the ongoing operation of Venturi. Venturi agrees to reimburse you for reasonable travel expenses (including transportation, meals and lodging) you may incur in providing such cooperation. As used herein, the term "cooperation" shall mean:

            (a) making yourself available from time to time for meetings with counsel to Venturi or management of Venturi;

            (b) making yourself available for depositions and trial testimony upon the request of counsel for Venturi; and

            (c) executing those documents and affidavits requested from time to time by counsel for Venturi.

      8. You covenant not to disparage Venturi or make any statements calculated to be derogatory or harmful concerning Venturi or any of its officers, employees or directors, or to take any action calculated to be harmful to the business or affairs of Venturi. Venturi shall follow its standard policy in responding to any requests for references, i.e., Venturi will confirm dates of employment and position held.

      9. You covenant that you have not taken any actions, or omitted to take action, or engaged in any conduct while employed by Venturi which would be a violation of Venturi's policies and procedures or which would result in any claims giving rise to liability or legal exposure to Venturi.

      10. You covenant that you have returned to Venturi all documents, reports, files, memoranda, and records, credit cards, card key passes, door and file keys, computer access codes,

Venturi Partners, Inc.______________          Employee's Initials:______________
software, computer equipment, "Confidential Information" as described in your Employment Agreement, and other physical or personal property which you received or prepared or helped to prepare in connection with your employment and which you have in your possession or control (collectively, "Venturi's Property"). You represent that you have not retained and will not retain any copies, duplicates, reproductions or excerpts thereof.

      11. You hereby reaffirm your intention to comply with your post-termination obligations contained in your Employment Agreement.

      12. You agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement. However, you further agree that the fact that you and Venturi have reached this Agreement, specifically including, but not limited to, the amount or general magnitude of the monetary payment hereunder, will be treated as a strictly confidential matter between the parties, and will not be released to any other person whomsoever, nor to the news media, communicated to any future, current or former employee of Venturi, except as may be necessary to communicate needed information to your accountant, tax advisor, lawyer, or spouse, or under Court direction or order.

      13. The terms and conditions of this Agreement are a compromise and settlement of disputed and potentially disputed claims, the validity, sufficiency, existence or occurrence of which are expressly denied by Venturi. It is understood and agreed by the parties hereto that this Agreement does not constitute, and shall not be construed as, an admission by Venturi of any breach of contract or other violation of any right of yours, or any harm to you of any kind whatsoever, or of any federal, state or local statute, law, ordinance, or regulation. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, written and oral, between the parties hereto pertaining to the subject matter hereof. No modification, amendment or waiver of any provision of this Agreement shall be effective against a party hereto unless such modification, amendment or waiver is approved in writing by you and the General Counsel of Venturi.

      14. The parties hereto affirm that the only consideration for their execution of this Agreement are the terms stated herein, that no other promise or agreements of any kind have been made to or with them by any person or entity whomsoever to cause them to execute this Agreement, and that they fully understand the meaning and intent of this Agreement, including, but not limited to, its final and binding effect.

      15. The parties hereto expressly warrant and represent and do hereby state and represent that no promise or agreement which is not herein expressed has been made in executing this release, and that no party is relying upon any statement or representation of any agent of the other party being released hereby.

      16. THIS AGREEMENT IS MADE AND ENTERED INTO IN THE STATE OF TEXAS, AND SHALL IN ALL RESPECTS BE INTERPRETED, ENFORCED AND GOVERNED UNDER THE LAWS OF THE STATE OF TEXAS INCLUDING ITS CHOICE OF LAW RULES. The language of all parts of this Agreement shall in all cases be construed as a

Venturi Partners, Inc.______________          Employee's Initials:______________
whole, according to its fair meaning, and shall not be construed strictly for or against either of the parties.

      17. If, for any reason, any part of this Agreement is declared invalid, such decision shall not affect the validity of the remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portions thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portions that may, for any reason, be hereafter declared invalid.

      18. You and Venturi understand and agree that this Agreement shall be binding upon you and your heirs, administrators, representatives, executors and assigns, and binding upon Venturi and its successors in interest and assigns and its enforceability shall not be challenged.

      19. It is understood and agreed that this Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes.

      20. YOU HEREBY ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW AND CONSIDER THE TERMS OF THIS AGREEMENT, INCLUDING, AT YOUR DISCRETION, THE RIGHT TO DISCUSS THIS DOCUMENT WITH LEGAL COUNSEL OF YOUR CHOICE. FINALLY, YOU HEREBY ACKNOWLEDGE THAT YOU INTEND TO GRANT TO VENTURI A FULL AND FINAL RELEASE AS SET FORTH HEREIN.

Please indicate your agreement by signing in the space provided below.

Very truly yours,

Accepted and Agreed:
______________________________                  _____________________________
                                                Date

Accepted and Agreed:
Venturi Partners, Inc.
_______________________________                 ____________________________
                                                Date

Venturi Partners, Inc.______________          Employee's Initials:______________

                                    EXHIBIT R

                    Form of Severance and Retention Agreement

                                   [ATTACHED]

                                     [Date]

[name]
[address]
[address]

      RE: SEVERANCE AND RETENTION PAYMENT

Dear [_____]:

      As you are aware, Venturi Partners, Inc. and certain of its affiliates (collectively, "VENTURI") have entered into a transaction in which a newly-formed, wholly-owned subsidiary of VENTURI will be merged with and into Comsys Holding, Inc. ("Holdings"), a Delaware corporation that owns 100% of the issued and outstanding capital stock of Comsys Information Technology Services, Inc. ("COMSYS"), such that COMSYS will become an indirectly wholly-owned subsidiary of VENTURI (such transaction referred to herein as, the "Proposed Merger"). VENTURI and COMSYS are referred to herein as, the "Company." It is anticipated that the merger will take place in late September 2004, although the actual date may differ (for purposes of this letter agreement, the "Closing Date" shall mean the actual date of the closing of the Proposed Merger).

      Due to the Proposed Merger, certain positions will unfortunately be eliminated. Your position has been selected for elimination.

      At this time, it is anticipated that VENTURI will continue to employ you through the Closing Date, and then for an additional period of time thereafter. In order to ensure the smooth transition up to and following the Closing Date, VENTURI will pay you severance and a retention payment pursuant to the terms and conditions set forth below:

      1. Severance and Retention Payment. It is anticipated that you will be employed by VENTURI for a period of [___] to [___] days following the Closing Date. The exact date of the proposed elimination of your position (the "Retention Date") will be determined by VENTURI following the Closing Date. Subject to the terms and conditions of this letter agreement, if you are employed by VENTURI continuously through the Retention Date, you will receive severance in accordance with VENTURI's Separation Pay Policy, dated February 23, 2001. Additionally, you will receive a retention payment in the amount of $[__________], less applicable withholdings (collectively, these payments shall be referred to as, the "Severance and Retention Payment"). VENTURI may, in its sole discretion, pay your Severance and Retention Payment in one lump sum payment or in two or more equal payments, based on your normal semi-monthly or bi-weekly base pay. If you voluntarily resign your employment or your employment is terminated for cause, as determined in the sole discretion of VENTURI, prior to the Retention Date, you will not be eligible for any portion of the Severance and Retention Payment. If VENTURI terminates your employment prior to your established "Retention Date" for reasons other than cause, you will remain eligible for payment of the "Severance and Retention Payment". The Severance and Retention Payment set forth in this letter agreement shall be in lieu of any severance amounts that you would otherwise be eligible to receive under VENTURI's severance program or pursuant to any agreements or understandings between you and VENTURI.

      2. Terms and Conditions for Receiving the Severance and Retention Payment. Payment of the Severance and Retention Payment under this letter agreement shall be contingent upon all of the following:

            a. The successful closing of the Proposed Merger. If, for any reason, the Proposed Merger does not occur, you shall not be entitled to any amounts under this letter agreement, and any severance payment to you should you be terminated by VENTURI shall be determined without regard to this letter agreement.

            b. Your execution of a separation and release agreement, which will be provided to you by VENTURI on or following the Retention Date.

            c. Your satisfactory job performance, including your attendance, as determined in the sole discretion of VENTURI.

      3. Non-Solicitation/Non-Disclosure. In the course of performing your job duties, VENTURI may provide you with certain confidential information, trade secrets, and access to computer information and systems, which are the exclusive, proprietary information and property of the Company. These include but are not limited to access to the Company's intranet, Front Office Exchange (FOX) system, email system, front, middle and back office systems, and PDAs. The Company desires to protect such information from disclosure and prevent unfair competition by you during employment and after your separation from VENTURI. Therefore, as a further condition of your eligibility for the Severance and Retention Payment and your continued employment with VENTURI, and as acknowledged by your signature below, you agree that you will not engage in the following activities:

                  a. For a period of one (1) year following the termination of your employment, you will not sell or attempt to sell any product, process or service that is competitive with, or similar to, a product, process or service provided directly or indirectly by the Company to present, former or prospective customers of the Company for whom you, while employed by VENTURI, have provided services within the twelve (12) months prior to the date of your termination of employment, or the operation or branch office that you have managed or supported, if applicable, has provided services within the twelve (12) months prior to the date of your termination of employment. For purposes of this paragraph, "prospective customer" is defined as any entity or third party for which the Company has prepared a sales proposal or has otherwise invested or expended money in the development of good will or a business relationship.

                  b. You will not, during the term of your employment and for twelve (12) months thereafter, directly or indirectly solicit, induce, hire, employ, retain, or attempt to hire, employ, or retain any employee, subcontractor or independent contractor of the Company on behalf of any individual or entity other than the Company; solicit, induce, or attempt to induce any employee, subcontractor or independent contractor of the Company to leave the Company; or, solicit, induce, or attempt to induce, any customer, supplier, vendor, person or entity to cease doing business with the Company.

                  c. You will not directly or indirectly disclose to any individual, corporation or other entity, any Trade Secrets (defined below), or use, cause, facilitate or allow any third party to use Trade Secrets in any way, except as required in the course of your employment with the Company. You have a continuing obligation to maintain the confidentiality of Company's Trade Secrets and the Trade Secrets of any third party for an indefinite period of time. Such obligation shall survive the termination of your employment with the Company. Such

                  Trade Secrets are defined as all items, materials and information which belong to the Company, relate to the past, present or future business of the Company, are kept confidential by the Company, and are not generally known in the industry in which the Company is engaged. Trade Secrets include, without limitation, customer lists, customer contacts, customer requirements, lists of prospects, customer and supplier contacts and needs, personnel lists, fee schedules, orientation guides, product manuals, training manuals, presentations, and materials, inventions, processes and compilations of information, records and specifications, computer database, programs and software, third party information made available to you, financial data and plans, profit margins and pricing policies and practices, sales and marketing techniques, business and marketing plans, history and data forecasts, personnel information including without limitation compensation structures, qualifications, and hiring practices, personnel training techniques and materials. Trade Secrets also include information concerning or relating to any future or ongoing requirements for services of the customer(s) that you are or have been providing services to on behalf of the Company, as well as the requirements of any other customers, individuals or entities that you have been introduced to or has otherwise gained information about, either directly or indirectly, as a result of your employment with VENTURI. All Trade Secrets provided to you during your employment are the exclusive property of the Company and/or its customers. You agree to return to the Company all written or otherwise recorded Trade Secrets as well as any other property that belongs to the Company upon termination of employment or at any other time at the request of the Company.

      4. At-Will Employment. This letter agreement shall not be deemed to be a contract of employment between you and VENTURI or you and the Company. Nothing contained herein shall be deemed to give you the right to be retained in the employ of VENTURI or the Company, or to restrict the right of VENTURI or the Company to discharge you at any time, for any reason or no reason, with or without notice. Nor shall this letter agreement be deemed to restrict your right to terminate your employment at any time for any reason or no reasons, with or without notice.

      Please acknowledge your understanding of this letter agreement, and your acceptance of the terms and conditions of this letter agreement, by signing in the space provided below, and returning it to my attention.

                                               Very truly yours,

                                               Venturi Partners, Inc.

                                               Thomas E. Stafford
                                               Vice President of Human Resources

Signed and agreed to:
______________________________                          _____________________
[name]                                                  Date

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